As filed with the Securities and Exchange Commission on October 26, 2007

Registration No. 333-146877

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WSB Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6035	26-1219088
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification No.)

4201 Mitchellville Road
Suite 200
Bowie, Maryland 20716
(301) 352-3120
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Phillip C. Bowman
Chief Executive Officer
WSB Holdings, Inc.
4201 Mitchellville Road
Suite 200
Bowie, Maryland 20716
(301) 352-3120
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Stuart G. Stein, Esq.
Hogan & Hartson LLP
555 Thirteenth Street, N.W.
Washington, D.C. 20004
(202) 637-8575

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)*
Common Stock, par value $0.0001 per share	8,410,710	$6.95	$58,454,435	$1,795

(1)          Based on the approximate number of shares to be issued in respect of the same number of outstanding shares of common stock of The Washington Savings Bank, F.S.B., plus shares issuable pursuant to outstanding exercisable options.

(2)          Estimated pursuant to Rule 457(f)(1) solely for the purpose of calculating the registration fee based on the market value of the securities to be received by the Registrant as determined on October 19, 2007.

*                 Previously paid.

The information in this proxy statement/prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY - SUBJECT TO COMPLETION, DATED OCTOBER 26, 2007

THE WASHINGTON SAVINGS BANK	WSB HOLDINGS, INC.
4201 Mitchellville Road	4201 Mitchellville Road
Suite 200	Suite 200
Bowie, Maryland 20716	Bowie, Maryland 20716
(Proxy Statement)	(Prospectus)

To Our Stockholders:

The Board of Directors of The Washington Savings Bank, F.S.B. (the “Bank”) has approved a reorganization into a holding company structure. Through a series of steps, the Bank will become a wholly owned subsidiary of a newly formed bank holding company. The holding company structure will provide the Bank with additional flexibility for taking advantage of opportunities under the continually evolving laws governing financial institutions. The holding company formation will not change your equity or voting interest in our operations relative to other stockholders.

In the proposed reorganization, stockholders of the Bank will receive one share of common stock of the new holding company, WSB Holdings, Inc., for each share of common stock of the Bank they own. The Bank’s common stock is traded on the NASDAQ Stock Market under the trading symbol “WSB.”  We have structured the reorganization to be tax free to stockholders.

The reorganization will be considered by stockholders at the Annual Meeting of Stockholders, as described in the accompanying notice of proxy. At the meeting you will also consider the election of two directors for the Bank and a proposal to adjourn the meeting, if necessary. The Annual Meeting will be held at 9:00 a.m. on December 19, 2007 at the Comfort Inn Conference Center, 4500 Crain Highway, Bowie, Maryland. This document gives you detailed information about the meeting, the proposed holding company formation and election of Bank directors.

Please read the risk factors on page 7 before completing your proxy card.

The Board of Directors of the Bank believes that each of the proposals being submitted to the shareholders is in the best interests of the Bank and its shareholders and recommends that you vote in favor of each of the proposals.

Very truly yours,

Phillip C. Bowman
Chief Executive Officer

WSB Holdings’ stock has not been approved or disapproved by the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, or the Office of Thrift Supervision, nor has any of these institutions passed upon the accuracy or adequacy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

WSB Holdings’ securities are not savings accounts or deposits and are neither insured nor guaranteed by Washington Savings Bank, the U.S. Government, the Federal Deposit Insurance Corporation or any other governmental agency. The securities are subject to investment risk and may lose value.

This proxy statement/prospectus is being mailed to stockholders on or about                       , 2007. The date of this proxy statement/prospectus is                       , 2007.

WASHINGTON SAVINGS BANK

4201 Mitchellville Road, Suite 200

Bowie, Maryland  20716

(301) 352-3120

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 19, 2007

To the Stockholders of

The Washington Savings Bank, F.S.B.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Washington Savings Bank, F.S.B. will be held at 9:00 a.m., local time, on December 19, 2007 at the Comfort Inn Conference Center, 4500 Crain Highway, Bowie, Maryland, for the purpose of considering and voting upon the following matters:

1.                                      The election of Messrs. Harnett and Huffman as Directors for a term of three years each;

2.                                      The approval of the reorganization of  The Washington Savings Bank, F.S.B. into a savings and loan holding company form of ownership by approving a plan of merger and  reorganization, through which the Bank will become a wholly owned subsidiary of WSB Holdings, Inc., a newly formed Delaware corporation formed solely for the purpose of becoming the holding company of the Bank, and each outstanding share of Bank common stock will be converted into one share of common stock of WSB Holdings, Inc.;

3.                                      The adjournment of the meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting for a quorum or to approve the holding company reorganization; and

4.                                       Any and all other business which may properly come before the meeting or any adjournments thereof.

Stockholders of record at the close of business on October 22, 2007 are entitled to notice of and to vote on the matters to come before the annual meeting and at any adjournment of the meeting. The Board of Directors is not aware of any other business to come before the meeting.

Under Office of Thrift Supervision regulations, the stockholders of Washington Savings Bank common stock will not have dissenters’ rights as a result of the exchange of shares of Washington Savings Bank common stock for shares of WSB Holdings, Inc. common stock as part of the reorganization.

It is important that your shares be represented at the annual meeting regardless of the number you own. Even if you plan to be present at the annual meeting, we urge you to vote your shares via the toll-free telephone number listed on the proxy card, the internet or by mail. If you attend this meeting you may vote in person or by your executed proxy. Any proxy given may be revoked by you in writing or in person at any time prior to the time it is exercised as described in the accompanying proxy statement/prospectus.

By Order of the Board of Directors

William J. Harnett
Chairman of the Board of Directors

Bowie, Maryland
, 2007

IT IS IMPORTANT THAT YOU VOTE PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY MAILING IN YOUR PROXY CARD AS SOON AS POSSIBLE.

PROXY STATEMENT/PROPECTUS

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE HOLDING COMPANY REORGANIZATION
SUMMARY
RISK FACTORS
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
SELECTED CONSOLIDATED FINANCIAL AND OTHER INFORMATION
THE ANNUAL MEETING
PROPOSAL I – ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
PROPOSAL II – PROPOSED REORGANIZATION INTO A SAVINGS AND LOAN HOLDING COMPANY
Parties to the Reorganization
Description of the Proposed Reorganization
Reasons for the Reorganization
Recommendation of Washington Savings Bank’s Board of Directors
Regulatory Approvals
Federal Income Tax Consequences of the Reorganization
Accounting Treatment of the Reorganization
Rights of Dissenting Stockholders
Treatment of Stock Certificates
Termination or Amendment of the Plan of Merger and Reorganization
MARKET PRICE OF WASHINGTON SAVINGS BANK’S CAPITAL STOCK AND DIVIDENDS
INFORMATION ABOUT WASHINGTON SAVINGS BANK
General
Available Information
Market Area and Competition
Subsidiaries
Employees
Properties
Litigation
Description of Washington Savings Bank Capital Stock
INFORMATION ABOUT WSB HOLDINGS
General
Management and Directors of WSB Holdings
Description of WSB Holdings Capital Stock
Certain Anti-takeover Provisions in WSB Holdings’ Certificate of Incorporation and Bylaws
INFORMATION ABOUT WASHINGTON INTERIM SAVINGS BANK
SUPERVISION AND REGULATION
COMPARISON OF STOCKHOLDERS’ RIGHTS
PROPOSAL III – ADJOURNMENT OF THE MEETING, IF NECESSARY
WHERE YOU CAN FIND MORE INFORMATION
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
FINANCIAL STATEMENTS
STOCKHOLDER PROPOSALS

i

OTHER MATTERS
EXPERTS
LEGAL MATTERS

Appendix A – Plan of Merger and Reorganization

Appendix B – Amended and Restated WSB Holdings, Inc. Certificate of Incorporation and Amended and Restated Bylaws

Appendix C – Annual Report on Form 10-K for the year ended July 31, 2007

No person is authorized to give any information or to make any representation not contained or incorporated by reference in this proxy statement/prospectus in connection with the solicitation of proxies by Washington Savings Bank or the offering of WSB Holdings common stock being made. You should not rely on any other information or representation as having been authorized by Washington Savings Bank or WSB Holdings. This proxy statement/prospectus does not constitute (1) an offer to sell, or a solicitation of an offer to purchase, any of WSB Holdings common stock offered by this proxy statement/prospectus, or (2) the solicitation of a proxy, in any jurisdiction in which it is unlawful to make that kind of an offer or solicitation. Neither the delivery of this proxy statement/prospectus nor any distribution of WSB Holdings common stock offered by this proxy statement/prospectus will, under any circumstances, create an implication that there has been no change in the affairs of Washington Savings Bank or WSB Holdings or the information in this document or the documents or reports incorporated by reference into this document since the date of this proxy statement/prospectus.

ii

QUESTIONS AND ANSWERS ABOUT THE HOLDING COMPANY REORGANIZATION

Q:          Where and when is the stockholders’ meeting?

A:           The Annual Meeting of Stockholders will be held at 9:00 a.m., local time, on December 19, 2007 at the Comfort Inn Conference Center, 4500 Crain Highway, Bowie, Maryland.

Q:          Why is The Washington Savings Bank proposing to reorganize into a holding company structure?

A:           The Washington Savings Bank’s Board of Directors believes that a savings and loan holding company structure will have strategic benefits including:  (1) having the structural flexibility for alternative business investments; (2) when appropriate, being able to repurchase stock from existing stockholders as part of our capital management strategies; (3) having the ability to access the capital markets with alternative structures such as trust preferred or debt securities to continue the growth of the company without the dilution of the existing stockholders; and (4) being able to better compete against financial institutions who have all of these capabilities available to them. For more information, please see the section of this proxy statement/prospectus captioned “Proposed Reorganization into a Savings and Loan Holding Company — Reasons for the Reorganization” on page 37.

Q.           What will happen in the reorganization?

A.            In the proposed reorganization, a wholly owned subsidiary of WSB Holdings will merge with and into Washington Savings Bank, and, as a result, Washington Savings Bank will become a wholly owned subsidiary of WSB Holdings. The Plan of Merger and Reorganization, which governs the reorganization, is attached to this proxy statement/prospectus as Appendix A. You are encouraged to read it carefully.

Q.           Will my rights as a stockholder change as a result of the reorganization?

A.           As a result of the reorganization, you will no longer own stock directly in Washington Savings Bank, but will instead own stock in the holding company, WSB Holdings. Your rights will be governed by WSB Holdings’ Certificate of Incorporation and Bylaws rather than by Washington Savings Bank’s Charter and Bylaws. WSB Holdings’ Certificate of Incorporation and Bylaws, which will have different provisions than those governing Washington Savings Bank; and your rights as a WSB Holdings stockholder, will change in some respects as a result of the reorganization. In addition, your rights as stockholder will be governed by provisions of the Delaware General Corporate Law. There is a summary of the rights of stockholders of Washington Savings Bank and WSB Holdings starting on page 59 of this proxy statement/prospectus.

Q:          What do I need to do now?

A:           Carefully read and consider the information contained in and incorporated by reference into this proxy statement/prospectus, including its annexes.

In order for your shares to be represented at the annual meeting:

•                  you can vote by telephone or through the Internet following the instructions on your proxy card;

•                  you can indicate on the enclosed proxy card how you would like to vote and sign and return the proxy card in the accompanying pre-addressed postage paid envelope; or

•                  you can attend the annual meeting and vote in person.

If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be voted in favor of all proposals.

If you hold your shares in “street name,” please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

If you abstain from voting or do not vote (either in person or by proxy), or fail to direct your broker how to vote, it will have the same effect as a vote against the reorganization.

We currently expect our directors and officers, who collectively own an aggregate of approximately 42% of the issued and outstanding common stock of Washington Savings Bank as of October 22, 2007, to vote in favor of the

1

reorganization. Their vote alone is not sufficient to approve the reorganization.

Q:          If my shares are held in street name by my broker, will my broker vote my shares for me?

A:           Your broker will vote your shares only if you provide instructions to your broker on how you want your shares voted by completing the proxy card you will receive from your broker.

Q:          Should I send in my stock certificates now?

A:           No. If the reorganization takes place, you will receive instructions on how to exchange your Washington Savings Bank certificates for WSB Holdings certificates.

Q:          What will Washington Savings Bank’s stockholders receive in the reorganization?

A:           In the reorganization, each outstanding share of Washington Savings Bank common stock will be converted into one share of common stock of WSB Holdings.

Q.           Will I have appraisal or dissenter’s rights?

A.           Under Office of Thrift Supervision regulations, the stockholders of Washington Savings Bank common stock will not have dissenters’ rights as a result of the exchange of shares of Washington Savings Bank common stock for shares of WSB Holdings common stock as part of the reorganization.

Q:          What happens to my future dividends?

A:           Before the reorganization takes place, The Washington Savings Bank expects to continue to pay regular quarterly cash dividends on its common stock, currently $0.04 per share. After the reorganization, any dividends will be paid when and as declared by the board of directors of WSB Holdings. Presently, WSB Holdings expects to continue the current dividend policy of the Bank. You should note, however, that WSB Holdings ability to pay dividends to you will depend largely on the amount and frequency of dividends paid to it by Washington Savings Bank. For more information, please see the section of this proxy statement/prospectus captioned “Market Price of Washington Savings Bank’s Capital Stock and Dividends” on page 45.

Q:          What are the tax consequences of the proposed reorganization?

A:           In general, we expect that the reorganization will qualify as a tax-free reorganization under the Internal Revenue Code and Washington Savings Bank stockholders’ will not be required to pay federal income taxes as a result of exchanging Washington Savings Bank common stock for WSB Holdings common stock. However, the tax consequences of the reorganization to you will depend upon your particular situation. You should consult your own tax advisor for a full understanding of the federal, state, local and foreign income and other tax consequences of the reorganization. For a more complete description of the tax consequences of the reorganization, see “Proposed Reorganization into a Savings and Loan Holding Company —Proposed Federal Income Tax Consequences of the Reorganization” on page 39.

Q.           Is the reorganization subject to any other approvals?

A.           Yes. The reorganization must be approved by the Office of Thrift Supervision. On September 27, 2007, applications were filed with the Office of Thrift Supervision. It is anticipated, but cannot be guaranteed, that the regulatory approvals will ultimately be obtained.

Q:          When do you expect the reorganization to take place?

A:           We expect the reorganization to take place sometime in January of 2008, as soon as practicable after the annual meeting and the receipt of all required regulatory approvals; however, the exact timing cannot be predicted.

Q.           What will happen if the reorganization is not completed?

A.           Significant reorganization-related costs incurred by Washington Savings Bank, such as legal, accounting and financial advisor fees, must be paid by Washington Savings Bank, even if the reorganization is not completed. Also, the price of Washington Savings Bank common stock may change to the extent that the current market price reflects a market assumption that the reorganization will be completed.

Q.           Who can help answer my questions?

A.           If you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact Phillip C. Bowman, Chief Executive Officer, The Washington Savings

2

Bank, F.S.B., 4201 Mitchellville Road, Suite 200, Bowie, Maryland 20716.

SUMMARY

This summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that is important to you. We urge you to read carefully the entire proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus to fully understand the reorganization. In particular, you should read the documents attached to this proxy statement/prospectus, including the Plan of Merger and Reorganization, which is attached as Appendix A. For a guide to where you can obtain more information regarding Washington Savings Bank, see the section entitled “Where You Can Find More Information” beginning on page 65. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary of the proxy statement/prospectus.

The Annual Meeting (page 15)

The Annual Meeting is scheduled to be held at 9:00 a.m., local time, on December 19, 2007 at the Comfort Inn Conference Center, 4500 Crain Highway, Bowie, Maryland. At the Annual Meeting, Washington Savings Bank’s stockholders will be asked to vote on the following matters:

•              the election of two directors;

•              the approval of the Plan of Merger and Reorganization;

•              the adjournment, if necessary, of the Annual Meeting; and

•              any other business that may be properly brought before the Annual Meeting.

Each holder of record, as of October 22, 2007, of Washington Savings Bank common stock may vote at the Annual Meeting. As of October 22, 2007, Washington Savings Bank’s directors and executive officers owned approximately 42% of the issued and outstanding shares of Washington Savings Bank common stock. It is anticipated that all of the directors and executive officers of Washington Savings Bank will vote in favor of the reorganization; however, no agreement to this effect has been entered into.

You may cast one vote for each Washington Savings Bank share of common stock you own, except for the election of directors, where you may elect to cumulate your vote. The proposals require different percentages of votes in order to approve them:

•                                          The affirmative vote of a 50% of the shares of Washington Savings Bank common stock issued and outstanding plus one affirmative vote as of the record date is required to approve the Plan of Merger and Reorganization. The affirmative vote of a majority of the shares presented in person or by proxy at the meeting and is entitled to vote is required to approve the proposal to adjourn the Annual Meeting, if necessary; and

•                                          The affirmative vote of a plurality of the votes cast at the Annual Meeting is required to approve the election of each director nominee. You may elect to cumulate your vote. Cumulative voting will allow you to allocate among the director nominees, as you see fit, the total number of shares equal to the number of director positions to be filled multiplied by the number of shares you hold.

3

The Parties to the Reorganization (page 36)

The Washington Savings Bank, F.S.B.

4201 Mitchellville Road

Suite 200

Bowie, Maryland 20716

Tel: (301) 352-3120

The Washington Savings Bank, F.S.B. is a federally chartered savings bank operating under the regulations of the Office of Thrift Supervision. Washington Savings Bank’s deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation. For additional information about Washington Savings Bank and its business, see the section entitled “Information About Washington Savings Bank” beginning on page 46.

WSB Holdings, Inc.
4201 Mitchellville Road

Suite 200

Bowie, Maryland 20716

Tel: (301) 352-3120

WSB Holdings is a corporation formed under the laws of the State of Delaware on September 26, 2007 as wholly owned subsidiary of Washington Savings Bank and will serve as a bank holding company after the reorganization. For additional information about WSB Holdings, see the section entitled “Information About WSB Holdings” beginning on page 49.

Washington Interim Savings Bank

4201 Mitchellville Road

Suite 200

Bowie, Maryland 20716

Tel: (301) 352-3120

Washington Interim Savings Bank will be established as an interim federal savings bank formed under the laws of the United States of America as a wholly-owned subsidiary of WSB Holdings and will not directly engage in any business activities other than the proposed merger with Washington Savings Bank. Washington Interim Savings Bank will be formed solely to facilitate the reorganization. For additional information about Washington Interim Savings Bank, see the section entitled “Information About Washington Interim Savings Bank” beginning on page 51.

The Plan of Merger and Reorganization (page 42)

In the proposed reorganization, WSB Holdings will become the holding company for Washington Savings Bank (the “Reorganization”). Washington Savings Bank organized Washington Interim Savings Bank as a wholly owned subsidiary of WSB Holdings. Washington Interim Savings Bank will be merged with and into Washington Saving Bank, with Washington Savings Bank as the surviving entity following the completion of the Reorganization. The Plan of Merger and Reorganization is attached to this proxy statement/prospectus as Appendix A. You are encouraged to read it carefully.

What You will Receive in the Reorganization (page 42)

In the merger of Washington Interim Savings Bank into Washington Savings Bank, each share of Washington Savings Bank common stock will be converted into the right to receive one share of WSB

4

Holdings common stock. The stockholders of Washington Savings Bank will then become the sole stockholders of WSB Holdings in its form as the holding company for Washington Savings Bank. The holding company formation will not change your equity or voting interest relative to other stockholders.

Stock Options (page 42)

Each Washington Savings Bank option that is outstanding and unexercised immediately before the effective date of the Reorganization shall be converted automatically into an equal number of options to purchase shares of WSB Holdings.

Conditions to the Consummation of the Reorganization (page 43)

Washington Savings Bank will not be permitted to complete the Reorganization until it satisfies a number of conditions, including the receipt of:

•              stockholder approval;

•              regulatory approvals, which have been applied for, and

•              rulings or opinions concerning the tax consequences of the Reorganization.

For more information, please see the section of this proxy statement/prospectus captioned “Proposed Reorganization into a Savings and Loan Holding Company — Conditions That Must be Satisfied Before the Reorganization Can Occur” on page 43.

Reasons for the Reorganization (page 37)

For a description of the reasons considered by Washington Savings Bank’s Board of Directors, please see the section entitled “Proposed Reorganization into a Savings and Loan Holding Company — Reasons for the Reorganization” beginning on page 37.

Recommendation of the Washington Savings Bank Board of Directors (page 38)

After careful consideration, Washington Savings Bank’s Board of Directors has determined that the Reorganization is advisable and in the best interests of Washington Savings Bank and its stockholders. Accordingly, the Board approved the Reorganization. Washington Savings Bank’s Board of Directors recommends that you vote “FOR” approval of the Reorganization.

Material United States Federal Income Tax Consequences (page 39)

You should not incur United States federal income taxes as a result of exchanging your Washington Savings Bank stock for WSB Holdings stock, but tax laws are very complicated and special rules may apply to some stockholders.

The merger of Washington Interim Savings Bank into Washington Savings Bank is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code. Washington Savings Bank has received an opinion of Hogan & Hartson LLP that the merger will qualify as a reorganization if the merger takes place as described in the Plan of Merger and Reorganization. The opinion is based upon the assumption that factual representations made by Washington Savings Bank, which are ordinarily given in transactions of this type, will be correct when the merger closes. If the merger qualifies as a reorganization, no gain or loss will be recognized by Washington Savings Bank stockholders as a result of the merger. For a further discussion of the federal income tax consequences of the merger to Washington Savings Bank stockholders, see “Proposed Reorganization into a Savings and Loan Holding Company —Proposed Federal Income Tax Consequences of the Reorganization” beginning on page 39. However,

5

different tax consequences may apply to you because of your individual circumstances or because special tax rules apply to you, for example, if you:

•                  are a tax-exempt organization;

•                  are a dealer in securities;

•                  are a financial institution;

•                  are an insurance company;

•                  are a non-United States person;

•                  acquired your shares of Washington Savings Bank stock from the exercise of options or otherwise as compensation or through a qualified retirement plan; or

•                  hold shares of Washington Savings Bank stock as part of a straddle, hedge or conversion transaction.

These matters are very complicated. You should consult your tax advisor for a full explanation of the tax consequences of the reorganization to you.

Regulatory Approval (page 38)

In addition to approval by the stockholders, the Reorganization must be approved by the Office of Thrift Supervision, the governmental agency that will supervise and regulate the activities of WSB Holdings. On September 27, 2007, the applications were filed with the Office of Thrift Supervision. It is anticipated, but not guaranteed, that the regulatory approvals will ultimately be obtained.

Differences in Stockholder Rights (page 59)

As stockholders of Washington Savings Bank, your rights are governed by the rules and regulations of the Office of Thrift Supervision. Your rights as a stockholder of WSB Holdings will be governed by Delaware General Corporation law. This change in applicable law will cause some changes in your stockholder rights. For example, holders of a simple majority of WSB Holdings’ shares present in person or represented by proxy and entitled to vote can approve most merger or consolidation transactions under Delaware law, whereas the affirmative vote of two-thirds of the outstanding voting stock is generally required under Office of Thrift Supervision rules for Washington Savings Bank.

For more information, please see the section of this proxy statement/prospectus captioned “Comparison of Stockholders’ Rights” on page 59.

Market for WSB Holdings Common Stock (page 45)

Washington Savings Bank’s common stock is traded on the NASDAQ Stock Market under the symbol “WSB.”  We expect WSB Holdings common stock to be traded on the NASDAQ Stock Market as well. There are no assurances that WSB Holdings common stock will continue to be listed on the NASDAQ Stock Market nor that there will be a market for WSB Holdings common stock. For more information, please see the section of this proxy statement/prospectus captioned “Market Price of The Washington Savings Bank’s Capital Stock and Dividends” on page 45.

6

Dissenter’s or Appraisal Rights (page 41)

Under Office of Thrift Supervision regulations, the stockholders of Washington Savings Bank common stock will not have dissenters’ rights as a result of the exchange of shares of Washington Savings Bank common stock for shares of WSB Holdings common stock as part of the Reorganization.

Risks of the Reorganization (page 7)

In considering whether to approve the Reorganization, you should consider certain risks of the Reorganization. We urge you to read carefully all of the factors described in “Risk Factors” beginning on page 7 before voting.

Accounting Treatment of the Reorganization (page 40)

Washington Savings Bank will account for the Reorganization at a historical cost. Because this method records the assets and liabilities of the merged companies on a historical cost basis, no new intangible assets, including goodwill, will be recorded as a result of the Reorganization.

Supervision and Regulation (page 52)

After the Reorganization, (1) the Office of Thrift Supervision will regulate WSB Holdings’ operations as a savings and loan holding company, (2) Washington Savings Bank will continue to be regulated by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation; and (3) deposits in Washington Savings Bank will continue to be insured by the Federal Deposit Insurance Corporation to the fullest extent provided by law. For more information, please see the section of this proxy statement/prospectus captioned “Supervision and Regulation” on page 52.

RISK FACTORS

In addition to the other information included in this proxy statement/prospectus (including the matters addressed in “Cautionary Note Concerning Forward-Looking Statements”) and incorporated by reference into this document, you should carefully consider the risk factors listed below. This list includes only the risk factors that we believe are most significant and is not a complete list of the risks associated with an investment in the common stock of Washington Savings Bank or of WSB Holdings. Any of these risks could have an adverse effect on Washington Savings Bank’s business, financial condition, results of operations or prospects, which could in turn affect the price of its shares.

Risks Related to the Reorganization

Certain provisions of WSB Holdings’ Certificate of Incorporation will make it more difficult to remove the Board or Directors or management of WSB Holdings.

As with Washington Savings Bank’s current charter, WSB Holdings’ Certificate of Incorporation provides for the classification of the Board of Directors into three classes with each class serving a staggered three-year term. As a result of this classification, only one third of the entire Board of Directors should stand for election in any one year and a minimum of two annual meetings would be required to elect a majority of the Board of Directors. This may have the effect of deterring or discouraging, among other things, a proxy contest for control of WSB Holdings, the assumption of control of WSB Holdings by a holder of a large block of WSB Holdings common stock, and the removal of incumbent management.

7

Approval of the Plan of Merger and Reorganization will, in effect, constitute approval of the classified Board of Directors by stockholders.

The Reorganization will involve some short-term costs, and no assurance can be given that the restructure will ultimately benefit stockholders.

Although the Washington Savings Bank’s management anticipates that the Reorganization will ultimately facilitate growth within the banking field, the Reorganization initially will require approximately $100,000 of expenditures related to operational changes, regulatory requirements, and professional fees. Furthermore, although WSB Holdings will use its best efforts to have its common stock listed on the NASDAQ Stock Market (“NASDAQ”), there can be no assurance that NASDAQ will permit such listing or that the market for those shares will be similar to the current market for Washington Savings Bank common stock.

We must obtain government approvals to implement the Plan of Merger and Reorganization.

The holding company reorganization contemplated by the Plan of Merger and Reorganization may only be consummated if the Office of Thrift Supervision approves the application filed by WSB Holdings to undertake the holding company reorganization. WSB Holdings filed the application with the Office of Thrift Supervision on September 27, 2007. There can be no assurance that the Office of Thrift Supervision will not deny our application or impose conditions which we find objectionable.

The market price of WSB Holdings common stock may decline as a result of the Reorganization.

The market price of the WSB Holdings common stock may decline as a result of the Reorganization for a number of reasons, including if:

•                  the integration of Washington Savings Bank and WSB Holdings is not completed in a timely and efficient manner;

•                  the combined company does not achieve the perceived benefits of the Reorganization as rapidly or to the extent anticipated by financial or industry analysts;

•                  the effect of the Reorganization on the combined company’s financial results is not consistent with the expectations of financial or industry analysts; or

•                  significant stockholders of Washington Savings Bank or WSB Holdings decide to dispose of their stock following completion of the Reorganization.

The stockholders of WSB Holdings will not be entitled directly to elect the directors of Washington Savings Bank following the Reorganization.

If the Reorganization is completed, the Board of Directors of WSB Holdings, acting on behalf of WSB Holdings in its capacity as the sole stockholder of Washington Savings Bank, will elect the directors of the Washington Savings Bank. The stockholders of WSB Holdings will elect the directors of WSB Holdings, but will no longer be entitled, as stockholders of WSB Holdings, to directly elect the directors of the Washington Savings Bank.

Sales of substantial amounts of WSB Holdings common stock in the public market after the proposed Reorganization could materially adversely affect the market price of WSB Holdings common stock.

8

The sale of substantial amounts of WSB Holdings common stock may result in substantial fluctuations in the price of WSB Holdings common stock. In addition, sales of a substantial number of shares of WSB Holdings common stock within a short period of time could cause WSB Holdings’ stock price to fall. The sale of these shares could also impair the combined company’s ability to raise capital through sales of additional common stock.

Failure to complete the Reorganization could negatively impact the market price of the Washington Savings Bank’s common stock.

The obligations of Washington Savings Bank and WSB Holdings to complete the Reorganization are subject to the satisfaction or waiver of certain conditions. See “Proposed Reorganization into a Savings and Loan Holding Company — Conditions That Must be Satisfied Before the Reorganization Can Occur “on page 43 of this proxy statement/prospectus for a discussion of these conditions. If these conditions are not satisfied or waived, the Reorganization may not be completed. If the Reorganization is not completed for any reason, Washington Savings Bank may be subject to other material risks, including:

•                  a negative effect on the stock trading price of Washington Savings Bank common stock to the extent that the current market price reflects a market assumption that the Reorganization will be completed; and

•                  costs related to the merger, such as legal and accounting fees, must be paid even if the Reorganization is not completed.

The holding company reorganization would allow our board and management greater flexibility.

The holding company reorganization would provide our Board of Directors and management with greater flexibility in connection with corporate governance and business operations. This greater flexibility would increase our reliance on the judgments and actions of the board and management to achieve effective corporate governance and to operate our business.

We may require additional capital in the future.

We anticipate that our existing capital resources will adequately satisfy our capital requirements for the foreseeable future. Future capital requirements, however, depend on many factors, including our ability to attract new customers and provide additional services. To the extent that our existing capital resources are insufficient to fund future operating requirements, it may be necessary to raise additional funds through public or private financings. Any equity or debt financings, if available at all, may be on terms which are not favorable to us and, in the case of equity financings, could result in dilution of the interests of our then-existing stockholders. If adequate capital is not available, we will be subject to an increased level of regulatory supervision and our business, operating results, and financial condition could be adversely affected.

Washington Savings Bank’s directors and executive officers own a large amount of its stock and accordingly will own a large amount of WSB Holdings, Inc. stock and therefore will have  significant control of WSB Holdings’ management and affairs, which they could exercise against your best interests.

As of the October 22, 2007 record date, the directors and executive officers of Washington Savings Bank beneficially own approximately 47% of Washington Savings Bank outstanding common stock, including all options to purchase shares. As a result of this percentage ownership, after the reorganization our directors and executive officers as a group can exercise significant control over the management and affairs of WSB Holdings.

9

Risks Related to Our Business

Because Washington Savings Bank will become a wholly owned subsidiary of WSB Holdings and the profitability of WSB Holdings will be dependent on the profitability of Washington Savings Bank, the following risk factors, while having a direct impact on Washington Savings Bank, will also effect the financial condition of WSB Holdings.

We face strong competition in our market area, which could hurt our profits and slow growth.

We face strong competition in our market area from many other banks, savings institutions, and other financial organizations, as well as many other companies offering now offering a broad array of financial services. Many of these competitors have greater financial resources, name recognition, market presence, and operating experience than we do. While our strategy will be to attract customers by providing personalized services and making use of the business community and personal ties to our directors and officers, as well as by providing superior products and services, there can be no assurance that we will be able to gain market acceptance and operate profitably. We expect that competition will intensify in the future both from existing institutions as well as new institutions. We believe that our ability to compete successfully depends upon a number of factors, including: market presence; customer service and satisfaction; the pricing policies of our competitors; the timing of introductions of new products and services by us and our competitors; and industry and general economic trends.

Economic conditions and related uncertainties may adversely affect our financial condition and results of operations.

Our success is largely dependent on the general economic conditions of our targeted market area of Baltimore-Washington corridor and Virginia. Unexpected changes in the national and local economy may adversely affect our ability to attract deposits and to make loans. Economic downturns could result in nonpayment of borrowers’ outstanding loans. A significant decline or a long-term downtrend in one or more areas, including real estate and consumer spending, could have an adverse impact on our ability to become or remain profitable. Such risks are beyond our control and may have a material adverse effect on our financial condition and results of operations and, in turn, the value of our securities.

Our operations are susceptible to adverse effects of changes in interest rates.

Our operations will be substantially dependent on our net interest income, which is the difference between the interest income earned on our interest-earning assets and the interest expense paid on our interest-bearing liabilities. As with most depository institutions, our earnings will be affected by changes in market interest rates and other economic factors beyond our control. If our interest-earning assets have longer effective maturities than our interest-bearing liabilities, the yield on our interest-earning assets generally will adjust more slowly than the cost of our interest-bearing liabilities, and, as a result, our net interest income generally will be adversely affected by material and prolonged increases in interest rates and positively affected by comparable declines in interest rates. Conversely, if liabilities reprice more slowly than assets, net interest income would be adversely affected by declining interest rates, and positively affected by increasing interest rates. At any time, it is likely that our assets and liabilities will reflect interest rate risk of some degree, and changes in interest rates may therefore have a material adverse affect on our results of operations.

In addition to affecting interest income and expense, changes in interest rates also can affect the value of our interest-earning assets, comprising fixed- and adjustable-rate instruments, as well as the ability to realize gains from the sale of such assets. Generally, the value of fixed-rate instruments fluctuates inversely with changes in interest rates.

10

Our allowance for loan losses may not be sufficient to cover loan losses and any increase in our allowance for loan losses would adversely affect earnings.

We believe we have established an allowance for loan losses to prudently cover the eventuality of losses inherent in our loan portfolio. However, we cannot predict loan losses with certainty and we cannot assure you that charge offs in future periods will not exceed the allowance for loan losses. In addition, regulatory agencies, as an integral part of their examination process, review our allowance for loan losses and may require additions to the allowance based on their judgment about information available to them at the time of their examination. An increase in our allowance for loan losses could reduce our earnings.

We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

We are subject to extensive regulation, supervision and examination by the Office of Thrift Supervision, our chartering authority, and by the Federal Deposit Insurance Corporation, as insurer of our deposits, and the holding company reorganization contemplated by the Plan would result in additional regulation. Such regulation and supervision govern the activities in which a financial institution may engage and are intended primarily for the protection of depositors and the insurance fund and are not intended for the protection of holders of our common stock. Regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of an institution, the classification of assets by the institution and the adequacy of an institution’s allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations or legislation, may have a material impact on our operations.

Applicable laws and regulations restrict both the ability of Washington Savings Bank to pay dividends to WSB Holdings, and the ability of WSB Holdings to pay dividends to you.

WSB Holdings’ principal source of income initially and for the foreseeable future will consist of dividends, if any, from Washington Savings Bank. Moreover, Delaware law restricts dividends that the holding company may pay if the capital of WSB Holdings is less than the aggregate amount of capital represented by the issued and outstanding capital stock having a preference upon the distribution of assets until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets has been repaired.

Any payment of dividends in the future will be at the sole discretion of WSB Holdings’ Board of Directors and will depend on a variety of factors deemed relevant by the Board of Directors, including, but not limited to, earnings, capital requirements and financial condition.

Payment of dividends by the Bank to WSB Holdings is subject to regulatory limitations imposed by the Office of Thrift Supervision, and Washington Savings Bank must meet Office of Thrift Supervision capital requirements before and after the payment of any dividends. In addition, the Office of Thrift Supervision has discretion to prohibit any otherwise permitted capital distribution on general safety and soundness grounds.

Washington Savings Bank’s directors and executive officers own a large amount of its stock and accordingly have significant control of its management and affairs, which they could exercise against your best interests.

As of the October 22, 2007 record date, the directors and executive officers of Washington Savings Bank beneficially own approximately 47% of our outstanding common stock, including all options to purchase shares. As a result of this

11

percentage ownership, our directors and executive officers as a group can exercise significant control over our management and affairs.

We may not be able to attract and retain skilled people.

Washington Savings Bank’s success depends, in large part, on its ability to attract and retain key people. Competition for the best people in most activities engaged in by Washington Savings Bank can be intense and Washington Savings Bank may not be able to hire people or to retain them. The unexpected loss of services of one or more of Washington Savings Bank’s key personnel could have a material adverse impact on the Washington Savings Bank’s business because of their skills, knowledge of the Washington Savings Bank’s market, years of industry experience and the difficulty of promptly finding qualified replacement personnel.

Our information systems may experience an interruption or breach in security.

Washington Savings Bank relies heavily on communications and information systems to conduct its business. Any failure, interruption or breach in security of these systems could result in failures or disruptions in Washington Savings Bank’s customer relationship management, general ledger, deposit, loan and other systems. While Washington Savings Bank has policies and procedures designed to prevent or limit the effect of the failure, interruption or security breach of its information systems, there can be no assurance that any such failures, interruptions or security breaches will not occur or, if they do occur, that they will be adequately addressed. The occurrence of any failures, interruptions or security breaches of Washington Savings Bank’s information systems could damage Washington Savings Bank’s reputation, result in a loss of customer business, subject Washington Savings Bank to additional regulatory scrutiny, or expose Washington Savings Bank to civil litigation and possible financial liability, any of which could have a material adverse effect on Washington Savings Bank’s financial condition and results of operations.

We continuously encounter technological change.

The financial services industry is continually undergoing rapid technological change with frequent introductions of new technology-driven products and services. The effective use of technology increases efficiency and enables financial institutions to better serve customers and to reduce costs. Washington Savings Bank’s future success depends, in part, upon its ability to address the needs of its customers by using technology to provide products and services that will satisfy customer demands, as well as to create additional efficiencies in Washington Savings Bank’s operations. Many of Washington Savings Bank’s competitors have substantially greater resources to invest in technological improvements. Washington Savings Bank may not be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to its customers. Failure to successfully keep pace with technological change affecting the financial services industry could have a material adverse impact on Washington Savings Bank’s business and, in turn, Washington Savings Bank’s financial condition and results of operations.

Severe weather, natural disasters, acts of war or terrorism and other external events could significantly impact our business.

Severe weather, natural disasters, acts of war or terrorism and other adverse external events could have a significant impact on Washington Savings Bank’s ability to conduct business. Such events could affect the stability of Washington Savings Bank’s deposit base, impair the ability of borrowers to repay outstanding loans, impair the value of collateral securing loans, cause significant property damage, result

12

in loss of revenue and/or cause Washington Savings Bank to incur additional expenses. Although management has established disaster recovery policies and procedures, the occurrence of any such event could have a material adverse effect on Washington Savings Bank’s business, which, in turn, could have a material adverse effect on Washington Savings Bank’s financial condition and results of operations.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Some of the statements contained in this proxy statement/prospectus, including statements containing the words “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.

The forward-looking statements contained in this proxy statement/prospectus reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement, including those risks discussed under the heading “Risk Factors” in this proxy statement/prospectus. Some factors that could cause actual results to differ materially from historical or expected results include:

•                  changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business;

•                  inflation, interest rate, market and monetary fluctuations;

•                  the execution of our business plan;

•                  increases in competitive pressures among financial institutions and businesses offering similar products and services;

•                  higher defaults on our loan portfolio than we expect;

•                  changes in management’s estimate of the adequacy of the allowance for loan losses;

•                  legislative or regulatory changes or changes in accounting principles, policies or guidelines;

•                  management’s estimates and projections of interest rates and interest rate policy; and

•                  other factors affecting the financial services industry generally or the banking industry in particular.

For more information regarding risks that may cause our actual results to differ materially from any forward looking statements, see “Risk Factors” beginning on page 7. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this proxy statement/prospectus to reflect new information, future events or otherwise, except as may be required by the securities laws.

SELECTED CONSOLIDATED FINANCIAL AND OTHER INFORMATION

The following tables sets forth certain selected consolidated financial and other information of Washington Savings Bank as of and for each of the dates indicated. This selected consolidated financial and other information is derived from Washington Savings Bank’s historical consolidated financial statements and should be read in conjunction with, and is qualified in its entirety by, “Management’s Discussion and Analysis,” the “Quantitative and Qualitative Disclosures About Market Risk” and the Washington Savings Bank’s consolidated financial statements and the notes thereto, which are included in Washington Savings Bank’s 2007 Annual Report on Form 10-K for the year ended July 31, 2007, incorporated by reference into this proxy statement/prospectus and attached hereto as Appendix C.

13

	Years Ended July 31,
	2007	2006	2005	2004	2003
	(in thousands except per share and other data)
Selected Financial Condition Data:
Total loans receivable, net	$208,380	$251,085	$440,788	$480,718	$393,070
Mortgage-backed securities	70,349	46,489	—	2,155	842
Other investments and other interest-earning assets(1)	141,582	124,297	67,889	20,057	22,896
Total assets	437,026	444,123	528,713	521,480	433,032
Deposits	282,899	323,734	413,279	378,285	291,627
Borrowings	89,000	58,000	55,900	89,900	96,331
Total stockholders’ equity	62,807	59,947	55,587	48,808	39,447

	Years Ended July 31,
	2007	2006	2005	2004	2003
	(in thousands except per share and other data)
Selected Operations Data:
Total interest income	$28,182	$33,659	$41,494	$32,411	$24,675
Total interest expense	14,620	15,363	15,715	12,049	11,224
Net interest income	13,562	18,296	25,779	20,362	13,451
(Reversal) provision for loan	(300)	200	5,410	1,395	1,265
Net interest income after provision for loan losses	13,862	18,096	20,369	18,967	12,186
Loan related fees	770	1,044	1,540	2,105	2,001
Gain on sale of loans and mortgage related securities and investments	854	1,223	3,675	2,982	6,427
Other income	1,671	1,484	1,769	1,336	1,443
Total non-interest income	3,295	3,751	6,984	6,423	9,871

Total non-interest expenses	12,979	13,888	14,324	11,054	11,111
Earnings before income taxes	4,178	7,959	13,029	14,336	10,946
Provision for income taxes	1,325	2,897	5,028	5,448	3,409
Net earnings	$2,853	$5,062	$8,001	$8,888	$7,537

Earnings per common share:
Basic earnings per share (2)	$0.38	$0.68	$1.09	$1.25	$1.09
Diluted earnings per share (2)	$0.35	$0.62	$0.98	$1.11	$0.98

Average shares outstanding:
Average basic shares outstanding (2)	7,510	7,412	7,369	7,131	6,895
Average diluted shares outstanding (2)	8,123	8,106	8,196	8,040	7,727

Other Data:
Return on average assets	0.65%	1.03%	1.48%	2.02%	2.20%
Return on average equity	4.61%	8.82%	15.30%	20.23%	21.15%
Equity-to-assets ratio	14.37%	13.51%	10.48%	9.36%	9.10%
Cash dividends declared	$0.12	$—	$0.21	$0.22	$0.13
Dividend payout ratio	31.72%	—%	19.31%	17.70%	12.30%
Interest rate spread	2.89%	3.52%	4.31%	4.03%	3.64%
Number of savings branches at end of period	5	5	5	5	5
Number of mortgage origination offices at end of period	4	6	11	11	11

(1)         Other investments and other interest-earning assets include federal funds sold, Federal Home Loan Bank stock,  zero coupon bonds, FHLB and FNMA callable paper, Preferred Trust Coupon Bonds, Investment Certificate of Deposit, and Bank Owned Life Insurance.

(2)         Adjusted for three-for-two stock split effective April 23, 2003.

14

THE ANNUAL MEETING

This proxy statement/prospectus is being furnished to you as part of the solicitation of proxies by Washington Savings Bank’s Board of Directors for use at the Annual Meeting to be held on December 19, 2007, and at any adjournment or postponement of the meeting. This proxy statement/prospectus, this notice of Annual Meeting of stockholders and the enclosed proxy card are being mailed to you on or about                        , 2007.

Date, Time and Place

The Annual Meeting of Stockholders will be held at 9:00 a.m., local time, on December 19, 2007 at the Comfort Inn Conference Center, 4500 Crain Highway, Bowie, Maryland.

Matters to be Considered at the Meeting

At the meeting, holders of Washington Savings Bank common stock will consider and vote upon:

1.                                       The election of Messrs. Harnett and Huffman as Directors for a term of three years each;

2.                                       The approval of the reorganization of  The Washington Savings Bank, F.S.B. into a savings and loan holding company form of ownership by approving a plan of merger and reorganization, through which Washington Savings Bank will become a wholly owned subsidiary of WSB Holdings, Inc., a newly formed Delaware corporation formed solely for the purpose of becoming the holding company of Washington Savings Bank, and each outstanding share of Washington Savings Bank common stock will be converted into one share of common stock of WSB Holdings, Inc.;

3.                                       The adjournment of the meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting for a quorum or to approve the holding company reorganization; and

4.                                       Any and all other business which may properly come before the meeting or any adjournments thereof.

Washington Savings Bank knows of no other matters to be brought before the Annual Meeting. If any matter incident to the conduct of the Annual Meeting should be brought before the meeting, the persons named in the proxy card will vote in their discretion.

A vote for approval of the Plan of Merger and Reorganization is a vote for approval of the holding company formation. If the holding company formation is completed, you will receive one share of WSB Holdings common stock in exchange for each share of Washington Savings Bank common stock you hold.

Board of Directors Recommendation

Washington Savings Bank’s Board of Directors unanimously recommends that you vote FOR the election of all of the Board’s nominees for election as directors, FOR adoption of the Plan of Merger and Reorganization and the transactions contemplated thereby, including the Reorganization and FOR the adjournment of the annual meeting, including, if necessary, to solicit additional proxies in favor of the adoption of the Plan of Merger and Reorganization.

15

Record Date; Stock Entitled to Vote; Quorum

Washington Savings Bank’s Board of Directors has fixed the close of business on October 22, 2007 as the record date for the Annual Meeting. Only holders of Washington Savings Bank common stock on the record date will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. At the record date, 7,588,135 shares of Washington Savings Bank common stock were outstanding and entitled to vote. These shares were held by approximately 265 stockholders of record.

The presence, in person or by proxy, of a majority of the total number of shares of Washington Savings Bank common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be included in the determination of shares present at the Annual Meeting for purposes of determining a quorum. Properly executed proxies marked “abstain” will be deemed present for purposes of determining whether a quorum has been achieved. Proxies held by brokers in “street name” that are not voted on all proposals to come before the meeting shall also be deemed “present.” If we have not obtained sufficient votes for a quorum, the Annual Meeting may be adjourned or postponed to permit us to further solicit proxies.

Required Vote

Approval of the Plan of Merger and Reorganization requires the affirmative vote of 50% of the outstanding shares of Washington Savings Bank common stock entitled to vote at the meeting, plus one vote. Consequently, the required vote of Washington Savings Bank’s common stockholders is based on the total number of shares of Washington Savings Bank’s common stock then outstanding and not on the number of shares which are actually voted. Not returning a proxy card, not voting in person at the Annual Meeting or abstaining from voting will have the same effect as voting against the plan of merger and reorganization.

 All other matters, except for the election of directors, require the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting.

 In the election of directors, each stockholder is entitled to cast a number of votes equal to the number of his or her shares multiplied by the number of directors nominated (which at this Annual Meeting will be two). Cumulative voting is permitted whereby the votes may all be cast for a single nominee or may be distributed among two or more nominees as the stockholder determines. Any stockholder wishing to cumulate votes must so state before ballots are cast, and may do so by writing cumulative voting instructions in the space provided on the proxy card. In the absence of specific instructions to the contrary, each stockholder will be assumed to have cast a number of votes equal to the number of his or her shares designated by him or her.

The directors and executive officers of Washington Savings Bank and their affiliates beneficially owned as of October 22, 2007, excluding all options to purchase shares of Washington Savings Bank common stock, 3,165,577 shares of Washington Savings Bank common stock, which represents 42% of the outstanding shares of Washington Savings Bank’s common stock. The Board of Directors of Washington Savings Bank expects that all of these persons will vote their shares in favor of the Reorganization, although none of them has entered into any agreement to do so.

Voting of Proxies and Revocability of Proxies

If you hold your common stock in your own name and not through a broker or another nominee, you may vote your shares of common stock:

16

•            by using the toll-free telephone number listed on the proxy card,

•            by using the Internet website listed on the proxy card,

•            by signing, dating and mailing the proxy card in the enclosed postage-paid envelope, or

•            by attending the Annual Meeting and voting in person.

Whichever of these methods you select to transmit your instructions, the proxy holders will vote your common stock in accordance with your instructions.

 Shares of Washington Savings Bank common stock represented by properly executed proxy cards that do not contain voting instructions will be voted “FOR” election of all nominees for directors presented in Proposal 1, “FOR” the Reorganization as presented in Proposal 2 and “FOR” adjournment of the meeting, if necessary.

 If your shares are held in an account at a broker or bank, you must instruct the broker or bank on how to vote your shares. If you do not provide voting instructions to your broker or bank, your shares will not be voted on any proposal on which your broker or bank does not have discretionary authority. Your broker or bank does not have discretionary authority to vote on the Reorganization proposal. If an executed proxy card returned by a broker or bank holding shares indicates that the broker or bank does not have discretionary authority to vote on a particular matter, the shares will be considered present at the meeting for the purposes of determining the presence of a quorum, but will not be voted with respect to that matter. This is called a “broker non-vote.” Your broker or bank will vote your shares only if you provide instructions on how to vote by following the instructions provided to you by your broker or bank.

Because approval of the Reorganization requires the affirmative vote of a majority of the outstanding shares of Bank common stock, abstentions, failures to vote and broker non-votes will have the same effect as votes against the Reorganization. Accordingly, you are urged to vote your shares.

Any stockholder who submits a proxy card may revoke it at any time before it is exercised by:

•                              delivering a notice of revocation or delivering a later dated proxy to Gerald J. Whittaker, Corporate Secretary, The Washington Savings Bank, F.S.B., 4201 Mitchellville Road, Suite 200, Bowie, Maryland 20716;

•                              submitting a duly executed proxy card bearing a later date;

•                              you can vote at a later time by telephone or through the internet; or

•                           appearing at the Annual Meeting and giving the Corporate Secretary notice of his or her intention to vote in person.

/Attendance at the Annual Meeting will not in and of itself revoke a proxy that you submitted prior to the meeting.

Proxies solicited pursuant to this proxy statement/prospectus will be returned to the proxy solicitors or Washington Savings Bank’s transfer agent, and will be tabulated by inspectors of election designated by the Board of Directors of Washington Savings Bank. After the final adjournment of the Annual Meeting, the proxies will be returned to the Board of Directors of Washington Savings Bank for safekeeping. Proxies solicited pursuant to this proxy statement/prospectus may be used only at the Annual Meeting and any adjournment of the meeting and will not be used for any other meetings.

17

Solicitation of Proxies

Washington Savings Bank will bear the cost of the solicitation of proxies from its stockholders.

In addition to solicitation by mail, directors, officers and employees of Washington Savings Bank may solicit proxies for the annual meeting from stockholders personally or by telephone or telegram without receiving additional compensation for these activities. Washington Savings Bank will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to send proxy materials to their principals and will reimburse those parties for their reasonable out-of-pocket expenses.

PROPOSAL I - ELECTION OF DIRECTORS

The Charter of Washington Savings Bank provides that directors be elected for three-year terms, with approximately one-third of the directors being elected at each Annual Meeting of Stockholders. Washington Savings Bank currently has seven directors and is divided into three classes, which are composed of three, two and two, respectively. The term of office of one class expires in each year. The terms of Messrs. Harnett and Huffman expire at the 2007 Annual Meeting and each of them have been nominated to be elected to serve until the 2010 Annual Meeting of Stockholders, as set forth below, and until their successors are elected and qualified.

It is intended that the proxies solicited by the Board of Directors will be voted “FOR” the election as directors of the nominees listed below. If any of the nominees listed below are unable to serve for any reason, a substitute or substitutes will be nominated by the Board of Directors, and those proxies voted for the original nominee or nominees will be voted for such substitute or substitutes. Washington Savings Bank has no reason to believe that any nominee will be unable to serve.

Information as to Nominees and Other Directors

The following table sets forth certain information as of October 22, 2007, with respect to the two nominees and the five continuing directors, none of whom are related to each other or to any other corporate officer of Washington Savings Bank.

Names and Ages of Proposed Nominees to Serve Until 2010	Principal Occupation, Directorships with Public Companies and Past Experience

William J. Harnett Age 76

Mr. Harnett has been a director of WSB since its inception, serving as Chairman of the Board since 1988 and as Chief Executive Officer from 1988 until February 2005 when he retired as Chief Executive Officer. He was founder, Chairman and Chief Executive Officer of the former WSB parent company, Washington Homes, Inc., which was listed on the New York Stock Exchange before being sold in 1988.

Kevin P. Huffman Age 47

Mr. Huffman has been President, Chief Operating Officer and Director of WSB since January 2004. He joined WSB in November 2001 as Senior Vice President and was appointed Chief Operating Officer in May 2003. From 2000 to 2001 he served as Vice President, Director and Secretary of Penn Mar Bancshares. Prior to that, Mr. Huffman was the Executive Vice President, COO and Director of both Patapsco Valley Bancshares, Inc. and Commercial and Farmers Bank from 1996 to March 2000.

18

Names and Ages of Continuing Directors to Serve Until 2008

Phillip C. Bowman Age 60

Mr. Bowman has served as Chief Executive Officer and as a director of WSB since March 2005. He was a director, President and Chief Executive Officer of American Bank, a federally chartered savings bank located in Silver Spring, Maryland, from August 1994 until March 2005. In addition, Mr. Bowman was also the President and Chief Executive Officer and a director of American Bank Holdings, Inc., the holding company for American Bank from November 2002 until December 2004.

Stephen J. Troese Age 68

Mr. Troese has been a Director of WSB since its inception. Mr. Troese has been practicing real estate law for 40 years and is a principle in Troese, Preller and Dukes, LLC Attorneys at Law, a private practice specializing in real estate law in Annapolis and the state of Maryland. He is currently Chief Executive Officer of Troese Title Group, Inc., a service corporation assisting and consulting with various real estate, title, mortgage and lending institutions regarding real estate settlement procedures act issues.

Names and Ages of Continuing Directors to Serve Until 2009

George Q. Conover Age 75

Mr. Conover has served as a Director of WSB since August 17, 1989, and previously served as a Director from the inception of WSB until October 1985. Since March 2000, he has served as Product Development Manager for Financial Freedom, a reverse mortgage lender, which is a subsidiary of IndyMac. Prior to that, Mr. Conover was the CEO of International Mortgage Company for 25 years. He is a member of the Board’s Audit Committee.

Eric S. Lodge Age 33

Mr. Lodge has served as a Director of WSB since November 20, 2003. Mr. Lodge is a Regional Director with High Street Partners, Inc., an International Finance Consulting Firm headquartered in Annapolis, Maryland. Prior to joining High Street Partners in August 2004, he worked in the corporate finance departments of CIENA Corporation from June 2000 to August 2004 and at Northrop Grumman – Electronic Sensors and Systems Sector (ESSS) from January 1997 to June 2000. He also served as an internal auditor of WSB during 1996. In December 1996, he received his Bachelor of Science Degree in Finance and Economics from the University of Maryland. He is a member of the Board’s Audit Committee.

Michael J. Sullivan Age 51

Mr. Sullivan has been a Director of WSB since its inception and has been a realtor with Matthews Realty Corp., a real estate brokerage firm, located in Waldorf, Maryland, for more than 20 years. He is also a Principal of Cherrywood Development, LLC, a residential development company doing business in the suburban area of Washington, D.C. He serves as the Chair of the Board’s Audit Committee.

The Board of Directors recommends that the stockholders vote “FOR” the election of all of its director nominees.

19

CORPORATE GOVERNANCE

Code of Ethics

Washington Savings Bank has adopted a Code of Ethics to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. The Code of Ethics requires that Washington Savings Bank’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in Washington Savings Bank’s best interest. A copy of the Code of Ethics can be found on Washington Savings Bank’s internet web site (www.twsb.com).

Meetings of the Board of Directors; Independence of the Board of Directors

Washington Savings Bank conducts business through meetings of its Board of Directors and through activities of its committees. During 2007, the Board of Directors held 12 meetings. All of the current directors attended at least 75% of the board meetings held and committee meetings on which such directors served during 2007. The Board of Directors has determined that Messrs. Sullivan, Conover, Troese and Lodge are independent directors meeting the independence requirement of NASDAQ (the “Independent Directors”). In making this determination, the Board considered transactions and relationships between each director or his or her immediate family and the Company and its subsidiaries, including those reported under “Compensation Committee Interlocks and Insider Participation” and “Certain Relationships and Related Party Transactions” below. Mr. Harnett is not independent because he was an executive officer of the Company within the past three years, and remains a non-executive employee. Messrs. Bowman and Huffman are not independent because they are executive officers of the Company.

Committees of the Board of Directors

Nominating Committee. The Board of Directors of Washington Savings Bank does not have a separate standing nominating committee. Washington Savings Bank’s Bylaws provide that the full Board shall act as the nominating committee; however, pursuant to procedures adopted by the Board, the Independent Directors select and recommend nominees for the full Board’s consideration. Washington Savings Bank does not believe it needs a separate nominating committee because the full Board is comprised of a majority of independent directors and the full Board selects nominees for election as directors based on the recommendation of the Independent Directors. The Board of Directors has adopted a resolution setting forth its director nomination process. The Independent Directors endeavor to identify, recruit and nominate candidates characterized by wisdom, maturity, sound judgment, excellent business skills and high integrity. Washington Savings Bank’s Bylaws also permit stockholders to make nominations for directors, but only if such nominations are made in writing and addressed to and received by the Assistant Secretary of Washington Savings Bank at least five days before the annual meeting. Stockholder recommendations for director nominees complying with the procedures above will receive the same consideration as other candidates identified by the Independent Directors.

Compensation Committee. Washington Savings Bank does not have a separate compensation committee. However, only outside “Independent Directors” participate in the deliberation, evaluation, and establishment of executive officer compensation. Our outside independent directors acting as a Compensation Committee held two meetings dealing with compensation during the year ended July 31, 2007. During these meetings the outside independent directors approved our corporate goals and objectives relative to compensation, and evaluated the executive officers’ performance and compensation in view of those goals and objectives. Our CEO does not participate in discussions relating to his own compensation, but makes recommendations of amounts for each element of compensation for the other

20

Named Executive Officers (as defined on page 31) (“NEO”).  The outside independent directors, however, have the ultimate say over all compensation amounts.  The other NEOs do not participate in decision-making by the outside independent directors, although periodically Mr. Robey, on an as-requested basis, provides relevant comparative information to peer groups based on Federal Deposit Insurance Corporation (FDIC) and Office of Thrift Supervision (OTS) quarterly financial filings.  The three peer groups utilized in the analysis of quarterly regulatory reporting for the outside independent director’s review and evaluation were defined as:

•                  Savings Institutions based in Maryland, with asset sizes between $388 million and $906 million;

•                  Commercial Banks based in Maryland, with asset sizes between $310 million and $748 million; and

•                  All national institutions.

Other than in negotiating Mr. Bowman’s employment contract, while authorized to engage consultants as deemed needed, our outside independent directors have not engaged the services of a compensation consultant to prepare benchmark surveys. However, the outside independent directors do utilize outside, publicly-available independent executive compensation reviews from SNL Financial, American Bankers Association, and America’s Community Bankers Association in analyzing banking peer group salary and benefit information for the NEOs.  The peer group information used for consideration is based on peer groups as defined and set by the outside service provider based on asset size, geographic location, type of financial institution, and operating performance.  Accordingly, consistent with our objectives, the compensation of our executives is set with regard to the competitive market.  We do not, however, specifically benchmark the NEOs’ total compensation or any individual element of compensation to our peer companies, but generally review the information for competitive purposes.

Audit Committee. The Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee currently consists of Messrs. Sullivan (Chairman), Conover and Lodge, all of whom meet the independence and experience requirements of the NASDAQ. The functions of the Audit Committee are to (i) review the independence of the independent registered public accounting firm and make decisions regarding engaging and discharging the independent registered public accounting firm, (ii) review the plan, scope, results, and fees of the independent registered public accounting firm and (iii) to review the adequacy of internal audit controls. The Audit Committee meets with the independent registered public accounting firm and with Washington Savings Bank’s Internal Auditor, which reports on the results of Washington Savings Bank’s Quality Control reviews, outsourced compliance and internal audit reports. The Audit Committee’s responsibilities are as described in a written Charter. A copy WSB’s Audit Committee Charter can be found on Washington Savings Bank’s internet web site (www.twsb.com). The Audit Committee held five meetings during the fiscal year ended July 31, 2007.

Compensation of Directors

The following table summarizes the compensation paid to Washington Savings Bank’s non-employee directors during fiscal 2007. Beyond these and other standard arrangements described below, no other compensation was paid to any such director.

21

Director Compensation

Name	Fees Earned or Paid in Cash ($ )	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(1)	Total ($)
George Q. Conover	$25,000	—	—	—	—	—	$25,000
William J. Harnett	—	—	—	—	—	100,000	100,000
Eric S. Lodge	23,000	—	—	—	—	—	23,000
Michael J. Sullivan	24,500	—	—	—	—	9,967	34,467
Stephen J. Troese	26,000	—	—	—	—	—	26,000

(1)          Represent annual salary of $100,000 paid to Mr. Harnett as a non-executive employee;  and Health insurance benefits paid by the Bank for Mr. Sullivan.

*     Stock Options available by Mr. Conover- 43,500; Mr. Harnett- 478,500; Mr. Sullivan- 43,500; Mr. Troese- 43,500

For options available for Directors Bowman and Huffman refer to the Beneficial Ownership Table.

Director/Committee Fees

The non-employee directors are paid board fees and committee fees based on attendance. Committee fees are only paid for meetings occurring not on board meeting dates. Chairman Harnett receives a salary of $100,000 and the use of a company auto which was established at his retirement as CEO by the outside directors for his continuing service as advisor to the CEO and Board. Mr. Harnett’s salary is as a non-executive employee, serving of counsel to Mr. Bowman, senior management, and the Board of Directors. Mr. Harnett is also entitled to certain other benefits in his capacity as a non-executive employee, including participation in the Bank 401(k) plan, life insurance, group health and dental insurance plans as other employees.  Mr. Harnett is also entitled to a change in control lump sum severance payment in the amount of $300,000 in the event his employment is involuntarily terminated, or if his level of compensation does not remain substantially the same (including bonus) and he voluntarily terminates within 18 months of a change in control as defined by the OTS in 12 C.F.R. 574(a) and (b).  Mr. Harnett is provided as part of his employment, the use of a company vehicle, in which the personal use benefit is included in his taxable wages.

Director compensation and benefits are reviewed annually by the outside directors using the outside, publicly-available independent compensation reviews from SNL Financial and America’s Community Bankers Association in analyzing board compensation and benefits. The peer group information used for consideration is based on peer groups as defined and set by the outside service provider based on asset size, geographic location, type of financial institution, and operating performance. Accordingly, consistent with our objectives, the compensation of our directors is set with regard to the increased demands of serving as a director and local market practice. We do not, however, specifically benchmark the director compensation or any individual element of compensation to our peer companies, but generally review the information for competitive purposes.

Incentive Stock Awards

Directors are eligible, and have received stock option grants as part of their compensation; however, no grants were awarded to non-employee directors in 2007. Option grants for non-employee director are subject to board approval, with the same consideration given to timing and appropriateness as discussed for the NEOs. It is the belief that stock option grants further align the interest of the directors with our shareholders.

22

Health and Welfare

Non-employee directors were previously allowed to participate in the Bank’s medical insurance plan on a basis consistent with employee participants; of the non-employee directors, only director Sullivan elected to participate.

Communication with Directors

Stockholders wishing to report complaints or concerns about Washington Savings Bank’s accounting, internal accounting controls or auditing matters or other concerns to the Board or Audit Committee may do so by writing to the Board or Audit Committee at 4201 Mitchellville Road, Suite 200, Bowie, Maryland 20716.

Complaints relating to Washington Savings Bank’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Other concerns will be referred to the Board of Directors. All complaints and concerns will be received and processed by the General Counsel’s office upon receipt of your written complaint or concern. You may report your concerns anonymously or confidentially.

Director Attendance at Annual Meetings

It is The Washington Savings Bank’s policy that all Board members attend the Annual Meeting of Stockholders. All Board members were in attendance at the 2006 Annual Meeting of Stockholders.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers of Washington Savings Bank

The following table sets forth information regarding the named executive officers of The Washington Savings Bank at July 31, 2007, other than Messrs. Bowman and Huffman. For information regarding Messrs. Bowman and Huffman, see “Proposal I – Election of Directors – Information as to Nominees and Other Directors.”

Susan L. Grant Age 55

Ms. Grant joined The Washington Savings Bank in December of 2005, as Senior Vice President in charge of the Mortgage Banking Division. Prior to joining WSB, Ms. Grant was the Regional Vice President for nBank, of Atlanta, Georgia, from December 2001 to December 2005. Prior to this Ms. Grant was the Regional Vice President of Wholesale Lending for the Royal Bank of Canada from December 1997 thru December of 2001. Prior to this Ms. Grant was the Regional Vice President in charge of Wholesale Lending for New America Financial from December of 1993 thru December of 1997. Ms. Grant began her early career with Chase Manhattan, opening the Mid-Atlantic region for Chase in April of 1985 and until December of 1993.

Randall M. Robey Age 50

Mr. Robey has served as Senior Vice President and Chief Financial Officer since November 2004. Prior to joining WSB, Mr. Robey served as Executive Vice President and Chief Financial Officer of Carrollton Bank and Carrollton Bancorp from November 2000 until September 2004; and as Senior Vice President and Chief Financial Officer from October 1999 through October 2000. Prior to that Mr.

23

Robey was with Mercantile Bankshares in various capacities including Vice President-Financial Services at Mercantile Bank & Trust from July 1998 to October 1999, Senior Vice President and CFO of Annapolis Bank & Trust from March 1991 to July 1998, Vice President and Controller of Annapolis Bank & Trust from March 1989 to March 1991, and as Audit Officer for Mercantile Bank & Trust from June 1983 to March 1989.

Gerald J. Whittaker Age 50

Mr. Whittaker has been Senior Vice President and Corporate Secretary of WSB since November 16, 2000. He previously served as Vice President of WSB since 1986. Prior to that time, he served as Vice President of Bay State Savings and Loan Association, his employer since October 3, 1983. He is a member of the Maryland State Bar Association, and admitted to practice law in Maryland since 1981.

Report of the Board of Directors on Executive Compensation

Washington Savings Bank does not have a separate compensation committee. Decisions regarding compensation of Washington Savings Bank’s executive officers are made by the Independent Directors of the Board, which we refer to in this report as the “Committee.”  Each member of the Committee is an independent director under NASDAQ Listing Standards.

The Committee met with management to review and discuss the Compensation Discussion and Analysis disclosures that follow. Based on such review and discussion, the Committee recommends to the Board of Directors that the Compensation Discussion and Analysis to be in included in this proxy statement/prospectus and incorporated by reference in Washington Savings Bank’s Form 10-K for its 2007 fiscal year, and the Board has approved that recommendation.

The Independent Directors

Michael J. Sullivan

George Q. Conover

Stephen J. Troese

Eric S. Lodge

24

Compensation Discussion and Analysis

General Principles and Procedures

Our executive compensation programs are designed to enhance shareholder value by enabling us to recruit and maintain a management team that has the industry expertise, leadership skills and motivation to drive the Company to meet functional, operational and strategic goals.

General Program Objectives

Our NEOs’ compensation is designed to provide a competitive compensation package that continuously motivates them to perform in a manner which enhances long-term shareholder value. Our program rewards executives for achieving strategic goals and for providing leadership WSB needs to achieve those goals. While there were no pre-established, defined individual performance goals for each NEO during 2007, the outside independent directors exercised their business judgment and experience in evaluating the general performance of the NEOs. Besides performance, our program also focuses on retention by providing the executives with financial security through compensation arrangements that are competitive in the marketplace in which we operate. Based upon our review of the compensation arrangements discussed below, our assessment of compensation at surveyed companies, our assessments of individual, as noted above, and corporate performance and other relevant factors, we believe that the value and design of our executive compensation program is appropriate.

Performance Rewarded

Our compensation programs will reward our NEOs for overall Company and individual performance based on completion of strategic planning goals as well as operational performance. The outside independent directors, serving as our “Compensation Committee” recognizes long-term strategic initiatives and timelines developed from the strategic operating plan which has been approved by the Board of Directors, in establishing expectations and the resultant compensation and bonus levels for our NEOs. In setting these goals, the outside independent directors also consider our competitors’ performance and general economic conditions. Some of the factors that are also measured are the NEOs:

•                  contribution to achieving long-term and short-term strategic goals;

•                  regulatory compliance management;

•                  diversification of loan portfolio;

•                  loan portfolio risk and loss management;

•                  achievement of Company revenue goals;

•                  ability to control expenses;

•                  development of employees; and

•                  new business acquisition and customer retention.

Role of Executive Officers and Outside Compensation Consultants

Our outside independent directors acting as a Compensation Committee held two meetings dealing with compensation during the year ended July 31, 2007. During these meetings the outside independent directors approved our corporate goals and objectives relative to compensation, and evaluated the executive officers’ performance and compensation in view of those goals and objectives. Our CEO does not participate in discussions relating to his own compensation, but makes recommendations of amounts for each element of compensation for the other NEOs. The outside independent directors, however, have the ultimate say over all compensation amounts. The other NEOs do not participate in decision-making by the outside independent directors, although periodically Mr.

25

Robey, on an as-requested basis, provides relevant comparative information for peer groups based on FDIC and OTS quarterly financial filings. The three peer groups utilized in the analysis of quarterly regulatory reporting for the outside independent director’s review and evaluation were defined as:

•                  Savings Institutions based in Maryland, with asset sizes between $388 million and $906 million;

•                  Commercial Banks based in Maryland, with asset sizes between $310 million and $748 million; and

•                  All national institutions.

The compensation committee is authorized to engage such consultants and other advisors as it deems necessary or advisable in carrying out its functions. During fiscal year 2007, the committee did not engage the services of a compensation consultant. The outside independent directors do utilize outside, publicly-available independent executive compensation reviews from SNL Financial, American Bankers Association, and America’s Community Bankers Association in analyzing banking peer group salary and benefit information for the NEOs. The peer group information used for consideration is based on peer groups as defined and set by the outside service provider based on asset size, geographic location, type of financial institution, and operating performance. Accordingly, consistent with our objectives, the compensation of our executives is set with regard to the competitive market. We do not, however, specifically benchmark the NEOs’ total compensation or any individual element of compensation to our peer companies, but generally review the information for competitive purposes.

Specific Principles for Determining Executive Compensation

The material components of compensation which we believe to be necessary to attract and retain qualified NEOs are summarized in the table below.

General Elements of NEO Compensation for 2007

(see “Executive Compensation Decisions for 2007” for Amounts and Further Detail)

Element	Reason for Element

Salary

Our career-oriented philosophy toward executive compensation requires a competitive base salary as a starting point. The outside independent directors establish the base salaries for our NEOs as fixed amounts in order to provide a reliable indication of the minimum amount of compensation that each NEO will receive in a given year. Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit-based increases to salaries are based on the Committee’s assessment of the individual’s performance.

Bonus or Incentive

We maintain annual bonus and incentive programs under which executive officers may earn cash bonuses or incentives, based on meeting annual strategic and/or business development objectives or corporate performance. These programs are designed to provide incentive for the executives to attain goals established and approved by the outside independent directors.

26

Incentive Stock Awards

We maintain the 1997 Omnibus Stock Plan, the Non-Employee Director Plan, and the 1988, 1999 and 2001 Stock Incentive Plans, all of which were approved by our shareholders. No future awards are available under the Non-Employee Director Plan and 1988 Plans. The 1997, 1999, and 2001 Stock Incentive Plans will be used to reward performance and align the interest of the NEOs and other grantees under guidelines deemed appropriate and consistent with the long term goals of our shareholders.

Post-Employment Benefits Retirement

We maintain a standard 401(k) plan that includes an employer matching contribution of 100% of the first 3% of an executive’s compensation, with $0.50 on the dollar up to an additional 2% of an executive’s compensation (up to the maximum allowed by law).

Severance and Change-in-Control Arrangements

With the exception of the CEO, the NEOs have change-in-control benefits pursuant to board resolution of individually set amounts, which approximated the individual’s annual compensation at the time of board action. Pursuant to his employment agreement, the CEO has set change-in-control and severance payments consistent with industry benchmarks. There are no other guaranteed severance payments to any of our other NEOs.

We believe that the foregoing benefits are necessary and appropriate in order to attract and retain qualified NEOs.

Perquisites

We provide our NEOs with minimal perquisites. Messrs. Bowman, Huffman, Robey, and Whittaker are provided with company vehicles, in which the personal use benefit is included in their W2 taxable wages. Ms. Grant also receives a monthly auto allowance consistent with the benefit provided other NEOs.

Health and Welfare

We offer all of our NEOs, comprehensive medical benefits and dental programs consistent with those benefits provided to all associates. All of our NEOs participated in our bank-owned life insurance (BOLI) program, a single premium plan, under which they are insured, and have received an assignment of death benefits to the beneficiaries at two times the annual salary per NEO. The assignment of death benefit discontinues at retirement or termination of employment from the bank. The bank provides similar life insurance coverage to its benefit eligible associates through a group life insurance program. The medical, dental, and life insurance coverage is deemed consistent with industry practice and levels.

Method for Determining Amounts

Base Salary

In general, base salaries for each NEO are established based on the outside independent directors’ subjective review of (1) the executive’s qualifications, skills, and experience, (2) the executive’s scope of responsibility, (3) the goals and objectives of the Company and its strategic initiatives, (4) the executive’s past performance, and (5) compensation levels of the peer group. Each NEO is expected to achieve certain performance standards within his or her area of expertise including elements of leadership, job

27

competency, regulatory adherence and strategic thinking to receive an annual merit salary increase. While the outside independent directors and, for the other NEOs, the CEO look to individual performance and the individual skill set of the NEO in determining or recommending levels of base salary or base salary increases, these reviews are subjective and discretionary, in the reasoned business judgment of the directors and CEO, as applicable, and are not based on set, pre-established individual performance goals. The outside independent directors, with the input of the CEO, assess the level of attainment of those standards for the purpose of granting annual merit-based salary increases for the other NEOs. The outside independent directors assess the performance of the CEO for the purpose of determining and adjusting the CEO’s salary.

On an annual basis after establishing appropriate base salaries, the outside independent directors sets a range of percentages for discretionary merit-based salary increases for all Company employees including the NEOs.

Annual Bonus and Incentive Programs

Bonuses are granted to NEOs on a discretionary basis, although the outside independent directors strongly consider the extent to which the Company achieves annual performance objectives as established by the outside independent directors and Board of Directors. As discussed above, performance objectives for the NEOs include regulatory compliance, portfolio and asset liability management, operational advancements, enhancements of products and services, and financial performance levels derived from the Company’s operating and strategic plan for the prior period. An estimate of potential bonus awards to be accrued for the current fiscal year is determined by the outside independent directors in conjunction with their annual review of NEO salaries and bonuses for the preceding year.

Long-Term Incentive Awards

The Company believes that the granting of stock options, restricted share unit awards, and other stock awards are an appropriate means to compensate our NEOs by aligning their interests with those of our shareholders. The Company maintains five stock compensation plans, namely the: (i) 1997 Omnibus Stock Plan, (ii) the Non-Employee Director Plan, (iii) 1988 Stock Incentive Plan, (iv) 1999 Stock Incentive Plan, and (v) 2001 Stock Incentive Plan, which were each approved by our shareholders. No future awards are available under the Non-Employee Director Plan and 1988 Plans.

Our stock award program is used for offering long-term incentives, rewarding our executive officers and key employees, as a retention tool, and as a means of aligning NEO performance with Company objectives. These objectives determine the type of awards to grant and the number of underlying shares that are granted pursuant to the award. Our Board of Directors and outside independent directors have not established specific criteria to be used for granting future stock awards, electing to evaluate the appropriateness of individual grants on a case by case basis, in their subjective, reasoned business judgment and experience. The Board of Directors and outside independent directors, have elected to only issue minimal amounts of stock options in the past three years, including for fiscal year 2007, in the belief that the NEOs interest were appropriately aligned with our stockholders long-term interests.

In the past three years, equity grant awards have been limited solely to those stock options issued in conjunction with Mr. Bowman’s employment contract, and its renewal. Under all of the stock options plans in existence for Washington Savings Bank, the exercise price is determined as the closing stock price on the date of grant. While historically, the CEO has made option grants recommendations to the outside directors and the Board for the other NEOs and associates, the authority to grant options is vested solely with the Board, which considers the recommendations of the outside directors serving as an awards

28

committee. The committee does not have a program, plan or practice to select option grant dates in coordination with the release of material non-public information.

Perquisites

The Company generally avoids providing its NEOs with perquisites and did not provide any NEO with perquisites in excess of $10,000 for 2007. Messrs. Bowman, Huffman, Robey, and Whittaker are provided with company vehicles, in which the personal use benefit is included in their taxable wages. Ms. Grant also receives a monthly auto allowance consistent with the benefit provided other NEOs. As provided in Mr. Bowman’s employment agreement, Mr. Bowman membership in a local country club is paid by the Bank.

Retirement and Welfare Benefits

We maintain a 401(k) plan which provides an employer matching contribution of 100% of the first 3% of an executive’s compensation, with a contribution equal to $0.50 on the dollar up to the next 2% of an executive’s compensation or the maximum amount allowable by law. Our NEOs participate in our 401(k) plan on the same basis as our other employees. We also offer health and welfare benefits to our employees, including the NEOs who also receive these benefits on a consistent basis as our other employees. During fiscal year 2007, in addition to contributions under the 401(k) plan, we offered the following benefits to our NEOs: life insurance, group health and dental insurance.

Post-Employment Severance and Change-in-Control Benefits

The outside independent directors may determine that post-employment severance payments to an executive are appropriate. Other than Mr. Bowman, none of the NEOs are currently entitled to receive post-employment severance payments in the absence of a change-in-control. Pursuant to a board resolution, Messrs. Huffman, Whittaker and Robey are entitled to a change in control lump sum severance payment in the amount of $150,000, $125,000 and $100,000, respectively in the event their employment is involuntarily terminated or, if their level of compensation does not remain substantially the same (including bonuses) and they voluntarily terminate within 18 months of a change in control as defined by the OTS in 12 C.F.R. 574(a) and (b). See "Executive Compensation - Potential Payments upon Termination or Change-in-Control"

Pursuant to his employment agreement, if Mr. Bowman’s employment is terminated within six months prior to, or 24 months after, a transaction that results in a change in control of WSB, Mr. Bowman is entitled to receive a lump sum payment equal to 2.99 times his average annual compensation for the five full calendar years, or such shorter period, for which he was employed immediately preceding the year during which the change of control occurred. In addition, if Mr. Bowman is terminated without cause or if Mr. Bowman terminates his employment for good reason, he is entitled to receive a lump sum payment equal to his unpaid base salary that would have otherwise been paid to him pursuant to his employment agreement if he had remained employed under the terms of his agreement through the initial term, or for a period of 12 months following the date of termination, whichever period is greater.

Inter-Relationship of Elements

Although the outside independent directors has streamlined the Company’s compensation structure for NEOs to provide what is considered appropriate and competitive total compensation, the various elements of an NEO compensation package are not inter-related. For example, if it does not appear as though the expected level of bonus will be achieved, the size of the base salary increase is not necessarily affected. Similarly, if a higher than expected level of bonus compensation is achieved, the base salary change and number of stock awards (if any) that will be granted are not necessarily affected.

29

Moreover, cash bonuses or other awards paid in one year will normally not impact those paid to the NEOs for the next year. The outside independent directors and the Board of Directors have discretion to make exceptions to any compensation, bonus or incentive. However, they did not approve any exceptions to usual practices with regard to any of the NEOs in 2007.

Executive Compensation Decisions for 2007

Base Salary

For 2007, ranges for salary increases were market driven. Salary increases for the calendar year 2007 for the NEOs ranged from 4.0% to 7.1%, with the differences reflecting performance against individual goals for the prior year and relative placement within the Company’s salary grade and range structure. In conjunction with Mr. Bowman’s employment contract renewal, the outside independent directors increased his base salary $10,000 (3.8%) effective April 1, 2007.

Cash Bonuses

In 2007, the Company accomplished many of its strategic plan objectives.  Certain strategic decisions by management to improve future operating results will have a negative impact on both short and intermediate-term Company performance; however the Company’s NEOs generally performed satisfactorily during 2007, and as such the compensation committee exercised its discretion to award bonuses for 2007 to the NEOs ranging from 9.5% to 22.2% of base salary.

Stock Awards

For 2007, the outside independent directors made only one grant pursuant to the various stock incentive plans, granting a stock option award for 5,000 shares to Mr. Bowman in conjunction with his employment contract renewal. The option price is set as the closing price as of the day of grant in accordance with plan documents. The options granted to Mr. Bowman vest 50% on the first and second anniversaries of the grant.

Post-Employment Compensation (Retirement and Severance)

We did not change our retirement plan, or change-in-control severance agreements in fiscal year 2007, on the premise that they provide reasonable and adequate post-employment compensation in accordance with plans and written agreements entered into before fiscal year 2007.

Bank Owned Life Insurance

The Bank has invested in BOLI to finance employee benefit programs. The current cash surrender value of the policies included in other assets was $10.3 million as of July 31, 2007. The Bank recorded income from the insurance policies for the twelve-month period ended July 31, 2007 of $286,000. Under the BOLI insurance agreement, while employed, the beneficiaries of the NEOs would receive life insurance benefits of two times their annual salary. Life insurance coverage under the plan is solely during the active employment of the NEO and does not continue past retirement. The outside independent directors have determined that these insurance policies and death benefit endorsement are a desirable and appropriate investment for the Bank.

30

Accounting and Tax Considerations

The outside independent directors consider the financial and tax effect of all material decisions relating to the compensation received by its NEOs. Although Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid to NEOs, this limit has generally been irrelevant to the Bank’s NEOs because their compensation is far below this limit. The outside independent directors intends for the compensation of its NEOs to generally be fully deductible under Section 162(m) of the Code.

Executive Compensation

The following information is furnished for all individuals serving as principal executive officer and principal financial officer of Washington Savings Bank, as well as the three other most highly compensated executive officers who were serving as executive officers on July 31, 2007 (the “Named Executive Officers”) who received a salary and bonus in the aggregate of $100,000 or more during the year ended July 31, 2007.

SUMMARY COMPENSATION TABLE

Fiscal Year ending July 31, 2007

	Salary	(1) Bonus	Stock Awards	(2) Option Awards	Non- equity Incentive Plan Compen- sation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	(3) All Other Compen-sation	Total

Name and Principal Position	($ )	($ )	($ )	($ )	($ )	($ )	($ )	($ )

Phillip C. Bowman	$263,000	$60,000	—	$2,344	—	—	$7,563	$332,907
Chief Executive Officer

Kevin P. Huffman	$145,900	20,000	—	—	—	—	$7,809	$173,709
President and
Chief Operating Officer

Randall M. Robey	$123,500	15,000	—	—	—	—	$7,794	$146,294
Senior Vice President
and Chief Financial Officer

Gerald J. Whittaker	$123,500	15,000	—	—	—	—	$4,837	$143,337
Senior Vice President
and Secretary

Susan L. Grant	$103,000	10,000	—	—	—	—	$31,433	$144,433
Senior Vice President-
Mortgage Banking

(1)	Includes expense reported for stock options granted based on Black-Scholes valuation method as determined for FAS 123R.
(2)	“All Other Compensation” includes employer contribution to the 401(k)Plan and amounts paid for Life Insurance coverage; also included for Ms. Grant is $24,200 in commissions paid on loan originations.

31

Grants of Plan Based Awards

The following table sets forth information with respect to stock options granted to the Named Executive Officers during fiscal year 2007. Mr. Bowman was the only Named Executive Officer who received an option grant during fiscal year 2007.

Grants of Plan Based Awards

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise
		Estimated Future Payouts Under			Estimated Future Payouts			Number of	Number of	or Base	Grant Date
		Non-Equity Incentive Plan			Under Equity Incentive Plan			Shares of	Securities	Price of	Fair Value
		Awards			Awards			Stock or	Underlying	Option	of Stock
		Treshold	Target	Maximum	Treshold	Target	Maximum	Units	Options	Awards	and Option
Name	Grant Date	($ )	($ )	($ )	(#)	(#)	(#)	(#)	(#) (1)	($ /Sh)	Awards

Phillip C. Bowman	04/18/2007	$—	$—	$—	—	—	—	—	5,000	$8.65	$14,065

(1)   These options are non-qualified stock options granted from the 1997 Omnibus Stock Plan. The options become 50% vested on the first anniversary date of grant and remaining on the second anniversary date of grant and have an option term of ten years.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth, on an award by award basis, information concerning all awards of stock options held by the Named Executive Officers as of July 31, 2007. All options were granted with an exercise or base price of 100% of market value as determine in accordance with the applicable plan. The number of shares subject to each award and the exercise or base price have been adjusted to reflect all stock splits effected after the date of such award, but have not otherwise been gmodified.

Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
Name	Number of Securities Underlyijng Unexercised Options (#) Exercisable	Number of Securities Underlyijng Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($ )	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($ )	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($ )

Phillip C. Bowman	5,000	—	—	$9.1100	09/30/10	—	—	—	—
	—	5,000	—	8.6500	04/18/17	—	—	—	—

Kevin P. Huffman	15,000			3.2667	11/01/11	—	—	—	—
	12,000			3.4667	12/19/11	—	—	—	—
	3,000			5.2000	11/20/12	—	—	—	—

Randall M. Robey	—	—	—	—	—	—	—	—	—

Gerald J. Whittaker	16,500	—	—	2.6667	03/17/09	—	—	—	—
	17,000	—	—	2.2083	11/16/10	—	—	—	—
	10,500	—	—	2.5800	05/30/11	—	—	—	—
	15,000	—	—	3.2667	11/01/11	—	—	—	—
	15,000	—	—	3.4667	12/19/11	—	—	—	—
	3,000	—	—	5.2000	11/20/12	—	—	—	—

Susan L. Grant	—	—	—	—	—	—	—	—	—

32

Potential Payments upon Termination or Change-in-Control

Effective November 20, 1997, the Board of Directors approved a lump sum severance payment for WSB officers with the title at the time of Vice President and above in the event of a change-in-control as defined by the OTS in 12 C.F.R. 574(a) and (b). Effective December 19, 2001, the eligible officers shall be entitled to a lump sum severance payment in the event their employment is involuntarily terminated or, if their level of compensation does not remain substantially the same (including bonuses) and they voluntarily terminate within 18 months of such change-in-control as defined by OTS. The change in control severance payments for Messrs. Harnett, Huffman, Whittaker, Robey and all other eligible officers as a group included under this board action (2 persons) were $500,000, $150,000, $125,000, $100,000 and $125,000, respectively. Mr. Bowman’s employment contract, effective March 21, 2005 includes a change in control severance payment equal to 2.99 times average annual compensation over a specified period of five full calendar years, or shorter period of employment, that immediately precede the year during which the change-in-control occurs. The change-in-control payment as of July 31, 2007 applicable for Mr. Bowman would be $891,020.

Under 12 C.F.R. 574(a) and (b), a change of control of WSB will be deemed to occur when a person, directly or indirectly, acting alone or in concert with other persons, acquires the right to vote, by any combination of ownership and irrevocable proxies, more than 25% of any class of WSB’s voting stock, controls the election of a majority of WSB’s directors, contributes more than 25% of the capital of WSB, or is determined by the OTS to have the power to direct or to exercise a controlling influence over the management or policies of WSB.  A change of control also will be presumed to occur, subject to rebuttal, when a person, directly or indirectly, acting alone or in concert with other persons, acquires the right to vote, by any combination of ownership and revocable or irrevocable proxies, more than 25% of any class of WSB’s voting stock, and those proxies would enable that person to elect one-third or more of the directors (including representatives currently serving), to cause the stockholders to approve an acquisition or reorganization, or to exert a controlling influence over a material aspect of WSB’s business operations.  The presumption also will arise when a person, directly or indirectly, acting alone or in concert with other persons, acquires more than 10% of any class of WSB’s voting stock or more than 25% of any class of WSB’s nonvoting stock and also satisfies any of the following conditions:  (i) Is one of the two largest stockholders of any class of voting stock; (ii) holds more than 25% of WSB’s total equity; (iii) holds more than 35% of WSB’s combined debt securities and total equity; (iv) is a party to an agreement that provides that person a material economic stake in WSB or an agreement that enables that person to influence a material aspect of the management or policies of WSB (other than when the restrictions on WSB are customary or are reasonably related to a pending OTS application); (v) holds or controls more than one seat on WSB’s board of directors; (vi) holds or controls a senior position with policymaking authority at WSB; (vii) has the power to direct the disposition of more than 25% of any class of WSB’s voting stock (other than in a widely dispersed or public offering; or (viii) upon the occurrence of a future event, will have the ability to vote or direct the vote of more than 25% of any class of WSB’s voting stock (excluding revocable proxies).

Mr. Bowman, under his employment contract, is currently guaranteed a bases salary of 12 months, unless terminated for cause, which as of July 31, 2007 would be $270,000. Mr. Bowman’s contract also continues his eligibility, unless he voluntarily terminates, to receive continued group life, health, dental, accident, and long term disability as in effect on the date of his termination for 12 months.

Compensation Committee Interlocks and Insider Participation

Washington Savings Bank does not have a separate compensation committee. Messrs. Bowman and Huffman are Named Executive Officers and served on Washington Savings Bank’s Board of Directors during fiscal 2007. However, only outside “Independent Directors” participate in the deliberation, evaluation, and setting of executive compensation, and during fiscal year 2007 no member of such group was a current or former officer or employee of Washington Savings Bank or any of its subsidiaries or, except as described below under the heading “Certain Transactions with Management and Others,” engaged in certain transactions with Washington Savings Bank required to be disclosed by regulations of the Securities and Exchange Commission. No executive officer of Washington Savings Bank served as a director or member of the compensation committee of any other corporation that has an executive officer who is also a director or Board Committee member of Washington Savings Bank.

Certain Transactions with Related Parties

During the fiscal year ended July 31, 2007, title companies of which Stephen J. Troese, a director of Washington Savings Bank, is a principle, received title examination fees and title insurance commissions aggregating approximately $67,400 in connection with loans originated by Washington Savings Bank. Washington Savings Bank customers select and pay such fees and insurance commissions to the title company for their services. These settled loans were unsolicited loan originations.

In connection with the lawsuit filed by John Sullivan against Washington Savings Bank, Stephen J. Troese, Randy Robey and the Office of Thrift Supervision (U.S. District Court for the District of Maryland, Case No. L05-CV2083), the Bank agreed to indemnify and advance expenses for its co-defendants, Stephen Troese, a director of the Bank, and Randall Robey, an officer of the Company. The Bank, along with Messrs. Troese and Robey, entered into a settlement agreement with Mr. Sullivan. The Bank expensed a net total of $204,300 in legal expenses in connection with this matter.

From time to time, Washington Savings Bank makes loans to its directors and executive officers and related persons and entities for the financing of homes, as well as home improvement, consumer and

33

commercial loans. It is the belief of management that these loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Bank, and neither involve more than normal risk of collectibility nor present other unfavorable features.

Policies and Procedures Regarding Transactions with Related Persons

Pursuant to Washington Savings Bank’s Code of Conduct, any transaction between Washington Savings Bank and an affiliate, director, employee, an immediate family member of a Washington Savings Bank director or employee or business entities in which a Washington Savings Bank director or employee or an immediate family member of a Washington Savings Bank director or employee is an officer, director and/or controlling stockholder must be conducted at arm’s length. Any consideration paid or received by Washington Savings Bank in such a transaction must be on terms no less favorable than terms available to an unaffiliated third party under similar circumstances. Any interest of a director or officer in such transactions that do not require prior Board approval shall be reported to the Board of Directors at least annually.

Audit Committee Report

The Audit Committee of the Board of Directors currently consists of Messrs. Sullivan (Chairman), Conover and Lodge, all of whom meet the independence and financial sophistication requirements of NASDAQ listing standards. The Audit Committee’s responsibilities are as described in a written Charter adopted by the Board of Directors. A copy WSB’s Audit Committee Charter can be found on Washington Savings Bank’s internet web site (www.twsb.com).

The Audit Committee has reviewed and discussed Washington Savings Bank’s audited financial statements for the fiscal year ended July 31, 2007 with management and with Washington Savings Bank’s independent registered public accounting firm, Stegman & Company. The Audit Committee has discussed with Stegman & Company the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from Stegman & Company required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Stegman & Company their independence. Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended July 31, 2007 be included in Washington Savings Bank’s Annual Report on Form 10-K for the fiscal year ended July 31, 2007.

Submitted by the members of the Audit Committee:

Michael J. Sullivan (Chairman)

George Q. Conover

Eric S. Lodge

Independent Registered Public Accounting Firm

The Audit Committee has appointed Stegman & Company as Washington Savings Bank’s independent registered public accounting firm to audit the books and accounts of Washington Savings Bank and its subsidiaries for the fiscal year ending July 31, 2008. Stegman & Company has served as independent auditors for Washington Savings Bank for the last eight fiscal years. Stegman & Company has advised Washington Savings Bank that neither the accounting firm nor any of its members or

34

associates has any direct financial interest in or any connection with Washington Savings Bank or its subsidiaries other than as independent registered public accountants. Representatives of Stegman are expected to be present at the annual meeting and available to respond to appropriate questions and will also be permitted to make a statement if they so desire. The following is a summary of the fees billed to Washington Savings Bank by Stegman & Company for professional services rendered for the fiscal years ended July 31, 2007 and July 31, 2006:

Fee Category	Fiscal 2007 Fees	Fiscal 2006 Fees

Audit Fees	$78,623	$68,380
Audit-Related Fees	7,637	5,500
Tax Fees	11,500	9,000
Total Fees	$97,760	$82,880

Audit Fees. Consist of fees billed for professional services rendered for the audit of the WSB’s consolidated financial statements included in the Annual Report on Form 10-K for the years ended July 31, 2007 and 2006 and review of the interim consolidated financial statements included in quarterly reports.

Audit-Related Fees. Consist of fees billed for assurance and related services that are reasonable, related to the performance of the audit or review of WSB’s consolidated financial statements and are not reported under “Audit Fees”. The fees shown above were for consulting and research, and for certain compliance reporting.

Tax Fees. Consist of fees billed for professional services for tax compliance and advice, tax planning and preparation of tax returns.

All Other Fees. There were no fees billed for other professional services in fiscal years 2007 and 2006 that were not included in one of the above categories.

Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services performed by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. For audit services, the independent registered public accounting firm provides an engagement letter in advance of the Audit Committee meeting, outlining the scope of the audit and related audit fees. If agreed to by the Audit Committee, this engagement letter is formally accepted by the Audit Committee at the Audit Committee meeting. For non-audit services, WSB’s senior management will submit from time to time to the Audit Committee for approval non-audit services that they recommend the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. WSB’s senior management and the independent registered public accounting firm will each confirm to the Audit Committee that each non-audit service is permissible under all applicable legal requirements. A budget, estimating non-audit service spending for the fiscal year, will be provided to the Audit Committee along with the request. The Audit Committee must approve both permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent registered public accounting firm pursuant to this pre-approval process. The Audit Committee may delegate pre-approval authority to its Chairman. The Chairman must report any decisions to the Audit Committee at the next scheduled meeting.

35

PROPOSAL II — PROPOSED REORGANIZATION

INTO A SAVINGS AND LOAN HOLDING COMPANY

The Reorganization

We are seeking your approval of a plan of merger and reorganization dated as of September 25, 2007. The reorganization agreement provides that Washington Savings Bank will become a wholly owned subsidiary of WSB Holdings, Inc., a Delaware corporation recently formed for the purpose of becoming a holding company for Washington Savings Bank. We have attached a copy of the plan of merger and reorganization to this proxy statement/prospectus as Appendix A  and incorporate the plan by reference into this proxy statement/prospectus. Although Washington Savings Bank and WSB Holdings believe that the description in this section covers the material terms of the Reorganization and the related transactions, this summary may not contain all of the information that is important to you. You should read carefully the entire proxy statement/prospectus and the other documents we refer to or incorporate by reference in this proxy statement/prospectus, including the Plan of Merger and Reorganization, for a more complete understanding of the Reorganization.

Parties to the Reorganization

The Washington Savings Bank, F.S.B. The Washington Savings Bank is a federally chartered stock savings bank. Its principal executive offices are located at 4201 Mitchellville Road, Suite 200, Bowie, Maryland 20716 and its telephone number is (301) 353-3120. Washington Savings Bank operates under the regulations of the Office of Thrift Supervision and Washington Savings Bank’s deposits are insured to applicable limits by the Federal Deposit Insurance Corporation.

WSB Holdings, Inc. WSB Holdings, Inc. is a corporation formed under the laws of Delaware on September 26, 2007 as a wholly owned subsidiary of Washington Savings Bank to serve as a savings and loan holding company after the Reorganization. WSB Holdings has no prior operating history. Its principal executive offices are located at 4201 Mitchellville Road, Suite 200, Bowie, Maryland 20716 and its telephone number is (301) 353-3120.

The Washington Interim Savings Bank. The Washington Interim Savings Bank will be established as an interim federal savings bank chartered under the laws of the United States of America and a wholly owned subsidiary of WSB Holdings. Washington Interim Savings Bank will be formed solely to facilitate the Reorganization. Its principal executive offices will be located at 4201 Mitchellville Road, Suite 200, Bowie, Maryland 20716 and its telephone number will be (301) 353-3120.

Description of the Proposed Reorganization

If Washington Savings Bank’s stockholders approve the Reorganization and all of the other conditions set forth in the Plan of Merger and Reorganization are satisfied, Washington Interim Savings Bank will be merged into Washington Savings Bank, with Washington Savings Bank as the surviving entity. On the effective date of the Reorganization each share of Washington Savings Bank’s common stock that is outstanding immediately prior to the Reorganization will automatically by operation of law be exchanged for one share of WSB Holdings common stock.

After the Reorganization, the former holders of Washington Savings Bank’s outstanding common stock immediately prior to the effective time of the Reorganization will hold all of the outstanding shares

36

of WSB Holdings common stock and WSB Holdings will own all of Washington Savings Bank’s outstanding capital stock.

After the Reorganization, Washington Savings Bank will continue its existing business and operations as a wholly owned subsidiary of WSB Holdings and the consolidated (1) capitalization, (2) assets, (3) liabilities, (4) income and (5) financial statements of WSB Holdings immediately following the Reorganization will be substantially the same as those of Washington Savings Bank immediately prior to the reorganization. The amended and restated Charter and the Bylaws of Washington Savings Bank will continue in effect, and will not be affected in any material manner by the Reorganization. Washington Savings Bank will continue to use the name “The Washington Savings Bank, F.S.B.”

The Boards of Directors of Washington Savings Bank and WSB Holdings believe that the Reorganization is in the best interests of Washington Savings Bank’s stockholders for the reasons described below in the subsection captioned “Reasons for the Reorganization.”  The Boards of Directors of Washington Savings Bank and WSB Holdings have approved the Plan of Merger and Reorganization and the plan will be approved by the Board of Directors of Washington Interim Savings Bank upon its formation. If Washington Savings Bank’s stockholders approve the Plan of Merger and Reorganization and the other conditions described below under “Conditions That Must Occur Before the Reorganization Can Occur” are satisfied, the Reorganization will become effective upon the filing of the Plan of Merger and Reorganization with the Office of Thrift Supervision.

Reasons for the Reorganization

Washington Savings Bank’s Board of Directors proposed the Reorganization to permit greater flexibility and strategic benefits to Washington Savings Bank and to provide a vehicle for growth. Generally, banks are not permitted to own or operate other banks or to engage in any business other than banking. Some of the strategic benefits of the proposed reorganization considered by the board of directors include:

•                  structural flexibility for alternative business investments;

•                  the ability to repurchase stock from existing stockholders as part of the institution’s capital management strategy, when appropriate;

•                  access to capital markets through alternative structures such as trust preferred or debt securities; and

•                  ability to better compete with local financial institutions who already have such capabilities.

 Savings and loan holding companies may also establish or acquire companies engaged in activities closely related to banking. For more examples of the types of activities closely related to banking in which holding companies are permitted to engage, please see the section of this proxy statement/prospectus captioned “Supervision and Regulation” below.

Washington Savings Bank’s Board of Directors also believes that WSB Holdings may provide additional funding sources for Washington Savings Bank, as well as better access to diverse money and capital markets. For instance, WSB Holdings, unlike Washington Savings Bank, will be permitted to raise capital by borrowing funds and by issuing debt securities. Any capital raised by WSB Holdings could then be invested as capital in Washington Savings Bank. Additionally, Washington Savings Bank’s Board of Directors believes that a savings and loan holding company will be in a better position to respond to the competitive environment in which Washington Savings Bank is operating, characterized in larger part by the activities of bank holding companies in the D.C. metropolitan area as well as nationally.

37

In general, the Board of Directors of Washington Savings Bank believes that operating as a savings and loan holding company will serve the interests of the banking public and the stockholders of Washington Savings Bank by improving the capability for service in a highly competitive environment.

The foregoing discussion of the information and factors discussed and considered by Washington Savings Bank’s Board of Directors is not meant to be exhaustive, but includes the material factors considered by the Board of Directors to support its decision to approve the Reorganization and to determine that the transactions contemplated thereby are fair to, and in the best interests of, Washington Savings Bank and its stockholders. In view of the wide variety of factors considered in connection with its evaluation of the Reorganization, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weight to the individual factors considered in reaching its determinations. In considering the factors listed above, Washington Savings Bank’s Board of Directors believes that these factors as a whole supported its determination.

Vote Required

The affirmative vote of 50% the shares of Washington Savings Bank common stock outstanding and entitled to vote on the record date, plus one affirmative vote, is required to approve the Reorganization.

Recommendation of Washington Savings Bank’s Board of Directors

After careful consideration, the Washington Savings Bank Board of Directors has determined that the Reorganization is advisable and in the best interests of Washington Savings Bank and its stockholders and has approved the Plan of Merger and Reorganization and the transactions contemplated by the Plan of Merger and Reorganization. The Washington Savings Bank Board of Directors recommends that you vote “FOR” approval of the Plan of Merger and Reorganization.

Regulatory Approvals

For the Reorganization to occur, WSB Holdings and Washington Savings Bank must receive approvals from the Office of Thrift Supervision.

An application has been submitted to the Office of Thrift Supervision for approval to establish the interim federal savings bank and to merge Washington Interim Savings Bank into Washington Savings Bank, and WSB Holdings has applied to the Office of Thrift Supervision to acquire the shares of Washington Savings Bank in the Reorganization. In reviewing these applications, the Office of Thrift Supervision will consider, among other things, the financial and managerial resources of Washington Savings Bank, the effect of the Reorganization on depositors, creditors and stockholders of Washington Savings Bank, and the public interest.

Neither WSB Holdings nor Washington Savings Bank is aware of any other governmental approvals or actions that are required for the Reorganization to take place that are not described above. If any other approval or action is required, Washington Savings Bank and WSB Holdings presently contemplate that they would seek the approval or take the required action.

The Reorganization cannot take place without the required approval from the Office of Thrift Supervision, which we have not received yet. We do not know whether or when we will receive this approval.

38

Federal Income Tax Consequences of the Reorganization

The following discussion describes the material federal income tax consequences of the exchange of shares of Washington Savings Bank common stock for WSB Holdings common stock pursuant to the merger that are generally applicable to holders of Washington Savings Bank common stock. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Washington Savings Bank stockholders as described herein.

Washington Savings Bank stockholders should be aware that this discussion does not cover all of the federal income tax considerations that may be relevant to particular Washington Savings Bank stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, who are subject to the alternative minimum tax provisions of the Code, who are foreign persons, insurance companies, tax-exempt organizations, financial institutions, or broker-dealers, who hold their shares as part of a hedge, straddle, conversion or other risk-reduction transaction, who do not hold their Washington Savings Bank common stock as capital assets, or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the Reorganization under foreign, state or local tax laws, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the merger (whether or not any such transactions are undertaken in connection with the merger), including without limitation any transaction in which shares of Washington Savings Bank common stock are acquired or shares of holding company common stock are disposed of, or the tax consequences of the assumption by holding company of the Washington Savings Bank employee options or the tax consequences of any receipt of rights to acquire holding company common stock.

Accordingly, Washington Savings Bank stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the merger, including the applicable federal, state, local and foreign tax consequences.

Subject to the assumptions and limitations discussed in such opinions, in the opinion of Hogan & Hartson LLP, counsel to Washington Savings Bank, the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code if the merger is completed under the current terms of the merger agreement. Provided that the merger does so qualify as a reorganization, then, subject to the limitations and qualifications referred to herein, the merger will generally result in the following federal income tax consequences to Washington Savings Bank stockholders:

•                  No gain or loss will be recognized by holders of Washington Savings Bank common stock solely upon their receipt of WSB Holdings common stock in exchange for Washington Savings Bank common stock in the merger.

•                  The aggregate tax basis of WSB Holdings common stock received by Washington Savings Bank stockholders in the merger (including any fractional share interest in holding company common stock) will be the same as the aggregate tax basis of the Washington Savings Bank common stock surrendered in exchange therefore.

•                  The holding period of WSB Holdings common stock received by Washington Savings Bank stockholders in the merger will include the period for which the Washington Savings Bank common stock surrendered in exchange therefore was considered to be held, provided that the

39

Washington Savings Bank common stock so surrendered is held as a capital asset at the time of the merger.

Consummation of the merger is conditioned upon the receipt by Washington Savings Bank of a tax opinion to the above effect from Hogan & Hartson LLP, which will be dated the date on which the merger is consummated. Such opinion of counsel is based on certain representations as to factual matters made by, among others, WSB Holdings and Washington Savings Bank. Such representations, if incorrect, could jeopardize the conclusions reached in the opinions. Neither WSB Holdings nor Washington Savings Bank is currently aware of any facts or circumstances which would cause any such representations made to counsel to be untrue or incorrect in any material respect. Any opinion of counsel is not binding on the Internal Revenue Service or the courts. The parties have not and will not request a ruling from the Internal Revenue Service as to the tax consequences of the merger.

Each Washington Savings Bank stockholder should consult its tax counsel as to the specific federal and state tax consequences of the Reorganization, if any, to that stockholder.

Accounting Treatment of the Reorganization

Washington Savings Bank will account for the Reorganization at historical cost. Because this method records the assets and liabilities of the merged companies on a historical cost basis, no new intangible assets, including goodwill, will be recorded as a result of the reorganization.

The Reorganization will not have a material adverse effect on the capitalization of Washington Savings Bank. Washington Savings Bank’s capital will be reduced to the extent of Washington Savings Bank’s expenses incurred to complete the Reorganization and Washington Savings Bank’s initial capitalization of WSB Holdings. Washington Savings Bank estimates its expenses in connection with the Reorganization to be $100,000. In addition, Washington Savings Bank expects to capitalize WSB Holdings with $10.0 million, which will be paid from the retained earnings of Washington Savings Bank.

Quotation on the NASDAQ Stock Market

Pursuant to the Plan of Merger and Reorganization, WSB Holdings is to take all necessary action to ensure that the shares of WSB Holdings common stock to be issued in the Reorganization and the other shares to be reserved for issuance in connection with the Reorganization are approved for trading on  NASDAQ, subject to official notice of issuance.

Delisting and Deregistration of Washington Savings Bank Common Stock

If the Reorganization is completed, Washington Savings Bank common stock will be delisted from NASDAQ and will be deregistered with the Office of Thrift Supervision under the Securities Exchange Act of 1934, as amended.

Federal Securities Laws Consequences

The shares of WSB Holdings common stock to be issued in the Reorganization will be registered under the Securities Act of 1933 (the “Securities Act”). These shares will be freely transferable under the Securities Act, except for WSB Holdings common stock issued to any person who is deemed to be an affiliate of Washington Savings Bank or WSB Holdings. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with Washington Savings Bank and include Washington Savings Bank’s officers and directors. The Washington Savings Bank’s affiliates may not sell their WSB Holdings common stock acquired in the Reorganization, except pursuant to:

40

•                                          an effective registration statement under the Securities Act covering the resale of those shares;

•                                          an exemption under Rule 145 under the Securities Act (or Rule 144 under the Securities Act, if these persons are or become affiliates of WSB Holdings); or

•                                          any other applicable exemption under the Securities Act.

Expenses of the Reorganization

The expenses of the Reorganization, estimated to total $100,000, will be borne by Washington Savings Bank. No commissions of any kinds and no remuneration to directors, other than customary fees for attending meetings, will be paid as a result of the Reorganization.

Rights of Dissenting Stockholders

Under Office of Thrift Supervision regulations, the stockholders of Washington Savings Bank common stock will not have dissenters’ rights as a result of the exchange of shares of Washington Savings Bank common stock for shares of WSB Holdings common stock as part of the Reorganization.

41

THE PLAN OF MERGER AND REORGANIZATION

This section is a summary of the material terms and provisions of the Plan of Merger and Reorganization, a copy of which is incorporated by reference and attached as Appendix A to this proxy statement/prospectus. The following description is not intended to be a complete description of all the terms of the Plan of Merger and Reorganization. You should refer to the full text of the Plan of Merger and Reorganization for details of the Reorganization and Plan of Merger and Reorganization. Washington Savings Bank and WSB Holdings encourage you to carefully read the complete Plan of Merger and Reorganization for its precise legal terms and other information that may be of importance to you.

The Plan of Merger and Reorganization

The Plan of Merger and Reorganization provides that upon closing, Washington Interim Savings Bank will be merged with and into Washington Savings Bank, with Washington Savings Bank as the surviving entity. As a result of the merger, the Washington Savings Bank will become a wholly owned subsidiary of WSB Holdings. The Reorganization will become effective on the date of filing of the Plan of Merger and Reorganization, duly approved by the Office of Thrift Supervision (the “Effective Time”). The Charter and Bylaws of Washington Savings Bank in effect immediately prior to the effective time of the merger will continue to the Charter and Bylaws of Washington Savings Bank following the Reorganization. Similarly, the officers and directors of Washington Savings Bank immediately prior to the Effective Time will continue as officers and directors of Washington Savings Bank following the merger.

The Exchange and Treatment of Securities

At the Effective Time of the Reorganization:

•                                          each share of Washington Savings Bank common stock issued and outstanding  immediately prior to the Effective Time will cease to be outstanding and will be converted into the right to receive one share of WSB Holdings common stock;

•                                          shares of Washington Savings Bank common stock held in the treasury of Washington Savings Bank or that are owned by Washington Savings Bank, WSB Holdings or Washington Interim Savings Bank will cancelled and no WSB Holdings common stock or other consideration will be delivered in exchange for this cancellation, except that Washington Savings Bank will receive an amount equal to its capital investment in WSB Holdings;

•                                          each outstanding Washington Savings Bank stock option will be converted into an option to acquire the same number of shares of WSB Holdings common stock; and

•                                          each share of Washington Interim Savings Bank issued and outstanding immediately prior to the Effective Time will be cancelled.

Stock Options

As of the record date, there were outstanding options to purchase 822,575 shares of Washington Savings Bank’s common stock at an average exercise price of $2.92 per share. Each Washington Savings Bank option that is outstanding and unexercised immediately before the effective date of the Reorganization shall be converted automatically into an equal number of options to purchase shares of

42

WSB Holdings. The duration and other terms of the Washington Savings Bank options will remain unchanged except that all references to Washington Savings Bank in any of the Washington Savings Bank stock plans (and corresponding reference in any option agreement documenting such option) shall be deemed to be references to WSB Holdings.

Treatment of Stock Certificates

After the Reorganization, the former holders of Washington Savings Bank’s common stock will be entitled to exchange their Washington Savings Bank stock certificates for new certificates evidencing the same number of shares of WSB Holdings common stock. Until so exchanged, Washington Savings Bank stock certificates will, for all purposes, represent the same number of WSB Holdings shares as the number of Washington Savings Bank shares previously represented, and the holders of Washington Savings Bank certificates will have all of the rights of holders of WSB Holdings shares.

As soon as reasonably practicable after the Reorganization takes place, American Stock Transfer & Trust Company, as exchange agent, will mail to each stockholder of record of Washington Savings Bank a letter of transmittal containing instructions for the surrender of certificates representing Washington Savings Bank common stock in exchange for certificates representing WSB Holdings common stock.

YOU SHOULD NOT SEND IN YOUR CERTIFICATES UNTIL WE NOTIFY YOU TO DO SO.

None of WSB Holdings, Washington Savings Bank, Washington Interim Savings Bank or the exchange agent will be liable to any holder of a certificate formerly representing Washington Savings Bank common stock for WSB Holdings common stock or any unpaid dividends and distributions properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

Transfer of Shares

The stock transfer books of Washington Savings Bank will be closed immediately after the Reorganization and no transfers of shares of Washington Savings Bank common stock will be made or recorded on the stock transfer books after the Reorganization.

Conditions That Must be Satisfied Before the Reorganization Can Occur

The following conditions must be satisfied before the reorganization can occur:

•                  50% of the issued and outstanding shares of Washington Savings Bank common stock plus one must approve the Reorganization;

•                  WSB Holdings, as the holder of all of the outstanding stock of Washington Interim Savings Bank, must approve the Reorganization;

•                  Washington Savings Bank, as the holder of all of the outstanding stock of WSB Holdings, must approve the Reorganization;

•                  WSB Holdings must receive the approval of the Office of Thrift Supervision to become a savings and loan holding company;

•                  WSB Holdings must receive the approval of the Office of Thrift Supervision to acquire control of Washington Savings Bank; Washington Interim Savings Bank must receive the

43

Office of Thrift Supervision’s approval for a bank charter; and Washington Savings Bank must receive the Office of Thrift Supervision’s approval to merge with Washington Interim Savings Bank; and

•                  Washington Savings Bank must receive an opinion letter from Hogan & Hartson LLP, counsel to Washington Savings Bank, satisfactory in form and substance to Washington Savings Bank with respect to the United States income tax consequences of the Reorganization.

Washington Savings Bank and WSB Holdings anticipate, but cannot guarantee, the regulatory approvals will ultimately be obtained. The approval of the transaction by the Office of Thrift Supervision reflects only the view that the transaction does not contravene applicable law and is consistent with regulatory concerns relating to bank management and to the safety and soundness of Washington Savings Bank. The approvals do not, and will not, include any evaluation that the transaction is in your best interests. The approval of the Office of Thrift Supervision should not be interpreted as an opinion that such regulator has considered the adequacy of the terms of the Reorganization or that the Reorganization is favorable to you from a financial point of view and will in no way constitute an endorsement of, or recommendation for, the Reorganization.

Termination or Amendment of the Plan of Merger and Reorganization

Termination. Each of the boards of directors of Washington Savings Bank, WSB Holdings or Washington Interim Savings Bank may terminate the Plan of Merger and Reorganization at any time by written notice if it believes that:

•                  the number of shares of Washington Savings Bank common stock that voted against approval of the Plan of Merger and Reorganization is great enough that the consummation of the merger is inadvisable, in the sole opinion of the board of directors;

•                  any action, suit, proceeding, or claim is commenced or threatened or any claim is made that could make completion of the merger, in the sole opinion of the board of directors, inadvisable;

•                  it is likely that a regulatory approval, in the sole opinion of the board of directors, will not be obtained, or if obtained, has or will contain or impose a condition or requirement that would materially and adversely affect the operations or business prospects of WSB Holdings or Washington Savings Bank following the effective date so as to render inadvisable the completion of the merger, or

•                  any other reason exists that makes completion of the merger in the sole opinion of the board of directors, inadvisable.

If the board of directors of Washington Savings Bank, WSB Holdings or Washington Interim Savings Bank makes that determination, the Plan of Merger and Reorganization will be deemed void. There will be no liability under the terms of the Plan of Merger and Reorganization or on account of the termination on the part of the parties, or the directors, officers, employees, agents or stockholders of any of them, except that Washington Savings Bank will pay the fees and expenses incurred by the parties in connection with the transactions contemplated in the Reorganization. Completion of the merger of the Washington Interim Savings Bank into Washington Savings Bank may be deferred by the Board of Directors of Washington Savings Bank for a reasonable period of time if Washington Savings Bank’s Board of Directors determines, in its sole discretion, that the deferral would be in the best interest of Washington Savings Bank and the stockholders of Washington Savings Bank.

44

Amendment. The Plan of Merger and Reorganization may be amended by Washington Savings Bank, WSB Holdings and Washington Interim Savings Bank and, by action taken by or on behalf of their respective boards of directors at any time before or after approval of the Plan of Merger and Reorganization by their stockholders. However, after the stockholders of Washington Savings Bank, WSB Holdings or Washington Interim Savings Bank have approved the Plan of Merger and Reorganization, no amendment, modification or waiver can affect the consideration to be received by any party or its stockholders.

MARKET PRICE OF WASHINGTON SAVINGS BANK’S CAPITAL STOCK AND DIVIDENDS

Washington Saving Bank’s common stock began trading on the NASDAQ Stock Market under the trading symbol “WSB” on September 4, 2007. Prior to that, the common stock traded on the American Stock Exchange under the symbol “WSB.”  The Board of Directors of Washington Savings Bank did not declare a cash dividend in fiscal 2006, but did declare a cash dividend in fiscal 2007. Any payment of dividends in the future will be at the sole discretion of Washington Savings Bank’s Board of Directors and will depend on a variety of factors deemed relevant by the Board of Directors, including, but not limited to, Washington Savings Bank’s earnings, capital requirements and financial condition. Moreover, payment of dividends is subject to regulatory limitations imposed by the Office of Thrift Supervision, and Washington Savings Bank must meet Office of Thrift Supervision capital requirements before and after the payment of any dividends. In addition, the Office of Thrift Supervision has discretion to prohibit any otherwise permitted capital distribution on general safety and soundness grounds. The table below shows the range of high and low sales prices of Washington Savings Bank’s common stock for the periods specified and the dividends per share paid for the periods indicated.

	Price per Share				Cash Dividends
	2007		2006		Paid per Share
Fiscal Period	High	Low	High	Low	2007	2006

1st Quarter	$9.71	$8.04	$9.98	$8.25	$0.00	$0.00
2nd Quarter	9.05	8.71	8.89	7.77	0.04	0.00
3rd Quarter	9.25	8.45	8.84	8.20	0.04	0.00
4th Quarter	8.65	7.25	8.95	7.99	0.04	0.00

On October 22, 2007, there were 265 holders of record of Washington Savings Bank’s common stock. On                   , 2007, the most recent practicable date before the printing of this proxy statement/prospectus, the high and low sales prices per share of Washington Savings Bank’s common stock on NASDAQ were $              and $             , respectively.

We expect WSB Holdings’ common stock also to be traded on NASDAQ. There can be no assurances that an active market will exist for WSB Holdings’ common stock.

At the present time, Washington Savings Bank owns all of WSB Holdings’ capital stock, and there is no market for WSB Holdings’ capital stock.

WSB Holdings intends to follow Washington Savings Bank’s policy of declaring and paying cash dividends. The declaration and payment of future dividends by WSB Holdings on its common stock will depend upon its earnings and financial condition and upon other factors that are not presently determinable. After the reorganization takes place, WSB Holdings initially will obtain the funds needed for payment of its dividends and expenses from Washington Savings Bank, chiefly in the form of dividends. Washington Savings Bank’s ability to pay dividends may be restricted by federal banking law

45

and the regulations of the FDIC. For more information, please see the section of this proxy statement/prospectus captioned “Comparison of  Stockholders’ Rights — Payment of Dividends.”

INFORMATION ABOUT WASHINGTON SAVINGS BANK

General

Washington Savings Bank is a federally chartered, federally insured, stock savings bank which was organized in 1982 as a Maryland-chartered, privately insured savings and loan association. It received federal insurance in 1985 and a federal savings bank charter in 1986. Washington Savings Bank is a member of the Federal Home Loan Bank system and its deposits are insured by the Federal Deposit Insurance Corporation to the maximum amount provided by law. Washington Savings Bank is subject to supervision and regulation by the Office of Thrift Supervision.

Washington Savings Bank has five savings branches in Maryland. They are located in Bowie, Waldorf, Crofton, Millersville and Odenton, all of which are adjacent to the Baltimore-Washington corridor. Washington Savings Bank also has four mortgage loan origination located in Maryland. Two of the Maryland mortgage loan offices are located adjacent to the Bowie and Odenton branches. The other two Maryland offices are located in Crofton and Waldorf. Also located in WSB’s corporate headquarters are WSB’s Commercial Lending Group, WSB’s Wholesale Mortgage Group and WSB’s Retail Mortgage Group.

Washington Savings Bank is engaged primarily in the business of attracting deposit accounts from the general public and using such funds, together with other borrowed funds, to make first and second mortgage loans, land acquisition and development loans, construction loans, commercial loans, consumer loans, and non-residential mortgage loans, with an emphasis on residential, construction and commercial lending throughout the Washington, D.C., Baltimore, Northern Virginia and surrounding metropolitan areas.

At July 31, 2007, Washington Savings Bank had total assets of $437.0 million, deposits of $282.9 million and stockholder’s equity of $62.8 million, as compared to $444.1 million, $323.7 million and $59.9 million, respectively, at July 31, 2006.

Washington Savings Bank’s loan portfolio consists primarily of single family residential mortgage loans, residential construction loans and commercial loans including at July 31, 2007:

•                  Single family residential mortgage loans of $85.0 million, or 40.8% of total loans receivable;

•                  Residential construction loans of $34.3 million or 16.5% of total loans receivable.

•                  Commercial loans of $49.1 million or 23.6% of total loans receivable.

Washington Savings Bank’s net income for the year ended July 31, 2007 was $2.9 as compared to net income of $5.1 million for the same period in 2006. Net interest income decreased to $13.6 from  $18.3 as of July 31, 2007 compared to the same period in 2006.

Washington Savings Bank’s principal office is located at 4201 Mitchellville Road, Suite 200, Bowie, Maryland 20716, and its telephone number is (301) 352-3120.

46

Available Information

Washington Savings Bank’s internet address is www.twsb.com. There, Washington Savings Bank makes available, free of charge, its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to these reports as soon as practicable after it files them with or furnishes them to the Office of Thrift Supervision as well as copies of required Forms 3, 4, and 5 filings for insider stock transactions and copies of Code of Ethics for company executives, directors and associates. Washington Savings Bank’s Office of Thrift Supervision reports can be accessed through the financial information section of its website. The information found on its website is not a part of this or any other report Washington Savings Bank files or furnishes to the Office of Thrift Supervision.

Market Area and Competition

Washington Savings Bank provides its services in, and derives its earnings primarily from Washington, D.C., Baltimore, Northern Virginia and the surrounding metropolitan areas.

Washington Savings Bank encounters competition in attracting and retaining deposits and in its lending activities primarily from Federal Deposit Insurance Corporation insured financial institutions, many of which are considerably larger and have greater resources available than those of Washington Savings Bank. In addition, Washington Savings Bank competes with brokerage firms with retail operations, credit unions and cooperatives, small loan companies and mortgage banks. Management believes that Washington Savings Bank has been able to compete effectively for deposits and loans by:

•                  offering a variety of transaction account products and loans with competitive features;

•                  pricing its products at competitive interest rates;

•                  offering convenient branch locations;

•                  providing a strong commitment to community banking; and

•                  emphasizing the quality of its service.

Washington Savings Bank’s ability to originate loans depends primarily on the rates and fees charged and the service it provides to its borrowers in making prompt determinations as to whether it will fund particular loan requests.

Subsidiaries

WSB, Inc. Washington Savings Bank established a wholly owned service corporation subsidiary, WSB, Inc., in 1985. WSB, Inc. purchases land to develop into single-family building lots that are offered for sale to third parties. The subsidiary also builds homes on certain lots on a contract basis.

WSB Investments, Inc. During 2000, Washington Savings Bank established a wholly owned operating subsidiary, WSB Investments, Inc., which was incorporated under the laws of the State of Delaware for the purpose of maintaining and managing a portfolio of investment securities. WSB Investments’ investment portfolio totaled $16.4 million, $37.5 million and $10.4 million as of July 31, 2007, 2006 and 2005, respectively and pre-tax earnings of $1.4 million, $1.7 million and $918,000 for the fiscal years ended July 31, 2007, 2006 and 2005, respectively.

47

Employees

Washington Savings Bank had 139 full-time and 19 part-time employees at July 31, 2007. WSB provides health and life insurance benefits and a profit sharing plan that merged with an employer matching 401(k) plan effective July 31, 2006. None of the employees are represented by a collective bargaining union. Washington Savings Bank believes that it enjoys good relations with its employees.

Properties

At July 31, 2007, Washington Savings Bank operated five savings branch locations in Bowie, Crofton, Millersville, Odenton, and Waldorf, Maryland. Space for three of its branches, Millersville, Odenton and Waldorf, are under long-term leases with third parties. Washington Savings Bank’s corporate, administrative, and accounting offices are located in a five-story building in Bowie owned by Washington Savings Bank. At July 31, 2007, 97% of the Bowie building’s residual space was tenant occupied. Washington Savings Bank also operates four mortgage loan origination offices located in Maryland. Two of the Maryland mortgage loan offices are located adjacent to the Bowie and Odenton branches. The other two Maryland offices are located in Crofton and Waldorf. Also located in WSB’s corporate headquarters are WSB’s Commercial Lending Group, WSB’s Wholesale Mortgage Group and WSB’s Retail Mortgage Group.

Litigation

Except for the item mentioned below, there are no material pending legal proceedings, other than ordinary routine litigation incidental to the business, to which WSB or any of its subsidiaries are a party or of which any of their property is the subject.

On April 6, 2006, the Internal Revenue Service issued a notice attributable to the disallowance of a conservation easement charitable donation. On May 8, 2006, WSB filed a timely Protest appealing an Internal Revenue Service proposed adjustment on the valuation of the conservation easement donated to the Maryland Environmental Trust. WSB maintains that it complied with the statutory requirements of 26 U.S.C. §170(h). Based the relevant statutory provisions, regulations and case law on point, WSB believes the Bank  will be successful in establishing that it complied with and satisfied the applicable rules and regulations and therefore, is entitled to a charitable conservation easement donation. The courts have traditionally resolved valuation disputes by reaching a middle ground between the competing values as proposed by the Internal Revenue Service and the taxpayer. Therefore, at this time, we are unable to determine whether or to what extent WSB’s valuation of the conservation easement will be sustained.

Description of Washington Savings Bank Capital Stock

The authorized capital stock of Washington Savings Bank consists of 20,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, no par value. As of October 22, 2007, there were 7,588,135 shares of common stock outstanding and an additional 429,875 shares of authorized common stock available for future grants of options and an additional 827,575 shares of common stock reserved for issuance to holders of stock options previously granted and still outstanding under four stock option plans. There are no shares of Washington Savings Bank preferred stock outstanding.

Common Stock. Holders of Washington Savings Bank common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, except that stockholders may

48

cumulate their votes for the election of directors. Stockholders are entitled to receive ratably dividends as may be legally declared by Washington Savings Bank’s Board of Directors.

In the event of liquidation, common stockholders are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences for securities with a priority over Washington Savings Bank common stock.

The transfer agent for Washington Savings Bank common stock is American Stock Transfer & Trust Company.

Preferred Stock. Washington Savings Bank preferred stock may be issued from time to time in one or more series, as authorized by Washington Savings Bank’s Board of Directors. The Board of Directors is authorized to fix the number of shares of any series of preferred stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the right, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limits and restrictions stated in any board resolution originally fixing the number of shares constituting any series of preferred stock, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

The Board of Directors of Washington Savings Bank has not authorized the issuance of preferred stock and has no present plan to issue preferred stock.

INFORMATION ABOUT WSB HOLDINGS

General

WSB Holdings was incorporated on September 26, 2007 in Delaware as a wholly owned subsidiary of Washington Savings Bank to serve as a savings and loan holding company in the Reorganization. WSB Holdings has no prior operating history. Its principal office is located at 4201 Mitchellville Road, Suite 200, Bowie, Maryland 20716, and its telephone number is (301) 352-3120.

Immediately before the Reorganization takes place, WSB Holdings will own the original issue of 700 shares of the Washington Interim Savings Bank’s common stock. On the effective date of the Reorganization, each of those shares held by WSB Holdings will be converted into 700 shares of Washington Savings Bank’s common stock and WSB Holdings will own all of the outstanding capital stock of Washington Savings Bank.

Management and Directors of WSB Holdings

After the reorganization takes place, the directors of WSB Holdings will be Phillip C. Bowman, George Q. Conover, William J. Harnett, Kevin P. Huffman, Eric S. Lodge, Michael J. Sullivan and Stephen J. Troese. Approval of the Reorganization by the holders of Washington Savings Bank’s common stock will be deemed to be a confirmation by WSB Holdings’ stockholders of those persons as the initial directors of WSB Holdings without further action and without changes in classes or terms.

Several officers of Washington Savings Bank will hold similar positions with WSB Holdings. The names of these officers and their titles are shown below. After the reorganization takes place, these officers will continue to be officers of WSB Holdings.

49

Name	Title

Phillip C. Bowman	Chief Executive Officer
Kevin P. Huffman	President and Chief Operating Officer
Randall M. Robey	Chief Financial Officer and Senior Vice President
Gerald J. Whittaker	Corporate Secretary and Senior Vice President

Description of WSB Holdings Capital Stock

The following summary of the terms of the capital stock of WSB Holdings does not purport to be complete and is subject in all respects to the applicable provisions of the laws of the State of Delaware and the Certificate of Incorporation and Bylaws of WSB Holdings which are attached to this proxy statement/prospectus at Appendix B.

The authorized capital stock of WSB Holdings consists of 20,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. There is a nominal number of shares of WSB Holdings common stock outstanding, all of which are currently held by Washington Savings Bank in connection with the organization of WSB Holdings as the proposed holding company for Washington Savings Bank and which will be cancelled in connection with the closing of the Reorganization. There are no share of preferred stock outstanding and there exists no present plan to issue such shares.

Common Stock. The holders of WSB Holdings common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Each share of common stock has the same rights, privileges, and preferences  as, and is identical in all respects to, each other share of WSB Holdings common stock. WSB Holdings’ Board of Directors can issue preferred stock with voting and conversion rights which could adversely affect the voting power of the common stockholders without stockholder approval. See “Preferred Stock” below.

The holders of WSB Holdings common stock are entitled to receive dividends on an equal per share basis when, as and if declared by the board of directors out of funds legally available. The shares of WSB Holdings common stock to be issued as part of the Reorganization when issued will be duly authorized, validly issued, fully paid and nonassessable. Washington Savings Bank’s transfer agent, American Stock Transfer & Trust Company, will act as transfer agent, registrar and dividend disbursement agent for WSB Holdings common stock.

Preferred Stock. WSB Holdings’ Certificate of Incorporation authorizes its Board of Directors to provide, subject to limitations prescribed by the Delaware General Corporation Laws, when it deems necessary, for the issuance of preferred stock in one or more series. WSB Holdings’ Board of Directors may establish by resolution the terms of any newly created series of preferred stock including the designation of the series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limits and restrictions stated in any board resolution originally fixing the number of shares constituting any series of preferred stock, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

The holders of WSB Holdings common stock may be adversely affected by future issuances of WSB Holdings preferred stock, since preferred stock issued in the future may be designated with special rights or preferences superior to those of WSB Holdings common stock as to dividends, liquidation rights

50

and voting rights. For example, WSB Holdings’ Board of Directors could designate a new class of preferred stock with a separate class right to approve a merger or sale of substantially all the assets of WSB Holdings or other matters. Consequently, the issuance of preferred stock may have the effect of delaying or preventing a change in control of WSB Holdings. See “Risk Factors — Certain provisions of WSB Holdings Certificate of Incorporation will make it more difficult to remove the Board of Directors or management of WSB Holdings.”

Certain Anti-takeover Provisions in WSB Holdings’ Certificate of Incorporation and Bylaws

Several provisions of the WSB Holdings’ Certificate of Incorporation and Bylaws may have the effect of delaying or preventing changes in control or management, which could have an adverse effect on the market price of our common stock. Several provisions of WSB Holdings’ Certificate of Incorporation and Bylaws may discourage unilateral tender offers or other attempts to take over and acquire the business of WSB Holdings. The following summarizes those provisions of the WSB Holdings’ Certificate of Incorporation and Bylaws, which might have a potential “anti-takeover” effect. You should refer in each case to the WSB Holdings’ Certificate of Incorporation and Bylaws which are attached to this proxy statement/prospectus at Appendix B.

Classified Board of Directors. Similar to Washington Savings Bank’s current governing documents, WSB Holdings’ Certificate of Incorporation provides that the Board of Directors shall be divided into three classes of approximately equal numbers of directors, with the term of office of one class expiring each year. This provision will provide a greater likelihood of continuity, knowledge and experience on WSB Holdings’ Board of Directors because at any one time, one third of the Board of Directors would be in its second year of service and one-third of the Board of Directors would be in its third year of service. In addition, this provision would cause any person who may attempt to take over WSB Holdings to have to deal with the current board of directors because even if that person acquires a majority of the outstanding voting shares of WSB Holdings, that person would be unable to change the majority of the Board of Directors at any one annual meeting.

Vacancies on the Board of Directors. WSB Holdings’ Certificate of Incorporation and Bylaws provide that any vacancy occurring in the board of directors, including an increase in the number of authorized directors, may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum of the board of directors, or a sole remaining director. A director elected to fill a vacancy will serve for the remainder of the term to which the director has been elected and until the director’s successor has been elected and qualified or until the director’s earlier resignation or removal.

For restrictions on acquisitions of WSB Holdings imposed by law or regulation, please see the section of this proxy statement/prospectus captioned “Supervision and Regulation — Acquisition of the Holding Company,” below.

INFORMATION ABOUT WASHINGTON INTERIM SAVINGS BANK

Washington Interim Savings Bank will be organized as an interim federal savings bank solely to facilitate the Reorganization. Washington Interim Savings Bank will be a non-operating bank and will be merged into Washington Savings Bank as a result of the Reorganization. Its principal office will be the

51

principal office of Washington Savings Bank, located at 4201 Mitchellville Road, Suite 200, Bowie, Maryland 20716, and its telephone number will be (301) 352-3120.

Washington Interim Savings Bank will be authorized to issue 1,400 shares of common stock, par value $1.00 per share. Immediately before the Reorganization takes place, WSB Holdings will own all outstanding shares of Washington Interim Savings Bank’s common stock. On the effective date of the Reorganization, each of those shares held by WSB Holdings will be converted into shares of Washington Savings Bank’s common stock and WSB Holdings will own all of the outstanding capital stock of Washington Savings Bank.

SUPERVISION AND REGULATION

General

As a thrift institution, Washington Savings Bank is subject to extensive regulation and periodic examination by the Office of Thrift Supervision and its deposits are insured by the Federal Deposit Insurance Corporation through its Deposit Insurance Fund (“DIF”). The lending activities and other investments of Washington Savings Bank must comply with various federal regulatory requirements and Washington Savings Bank must periodically file reports with the Office of Thrift Supervision describing its activities and financial condition. Washington Savings Bank is also subject to regulation for certain matters by the Federal Deposit Insurance Corporation and for certain other matters by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). This supervision and regulation is intended primarily for the protection of depositors. Certain of these regulatory requirements are referred to below or appear elsewhere herein.

WSB Holdings, as a savings and loan holding company, will also be subject to regulation, supervision and examination by the Office of Thrift Supervision, and will be subject to the rules and regulations of the Securities and Exchange Commission under federal securities laws. Compliance with these additional regulations will impose additional costs on WSB Holdings which are not currently borne by Washington Savings Bank.

The following is a summary of certain laws and regulations that are applicable to Washington Savings Bank and WSB Holdings. This summary is not a complete description of such laws and regulations, nor does it encompass all such laws and regulations. Any change in the laws and regulations governing Washington Savings Bank or WSB Holdings or in the policies of the various regulatory authorities could have a material impact on Washington Savings Bank and WSB Holdings, their operations and their stockholders.

WSB Holdings

After the completion of the reorganization, WSB Holdings will be required to file a registration statement as a savings and loan holding company and periodic reports with the Office of Thrift Supervision. WSB Holdings and each subsidiary thereof, other than a savings bank, shall also file such other reports, keep such books and records and be subject to such examination as the Office of Thrift Supervision prescribes. WSB Holdings may engage in any activity that a bank holding company may engage in as being so closely related to banking or to managing or controlling banks as to be a proper incident thereto (unless the Office of Thrift Supervision prohibits or limits such activity), and any activity that a financial holding company may engage in as being financial in nature or incidental to such financial activity or as being complementary to a financial activity and not posing undue risk. WSB Holdings also may engage in limited additional activities that support the operations of a savings bank. In the event that

52

Washington Savings Bank or another savings bank subsidiary of WSB Holdings were to fail to retain its status as a qualified thrift lender (as described more fully below), WSB Holdings would be required to register with the Federal Reserve Board as a bank holding company and would be subject to all statutes and regulations, including capital requirements and restrictions on permissible activities, as if it were a bank holding company.

Washington Savings Bank

Federal Home Loan Bank System. Washington Savings Bank is a member of the Federal Home Loan Bank of Atlanta, which is one of 12 regional Federal Home Loan Banks. The Federal Home Loan Banks provide a central credit facility primarily for member institutions. At July 31, 2007 and 2006, Washington Savings Bank had advances of $89.0 million and $53.0 million, respectively, from the Federal Home Loan Bank of Atlanta. The Federal Home Loan Bank borrowings are collateralized by a blanket collateral loan agreement under which Washington Savings Bank must maintain minimum eligible collateral for the outstanding advances.

As a member, Washington Savings Bank is required to acquire and hold shares of capital stock in the Federal Home Loan Bank of Atlanta in an amount at least equal to the sum of a “membership” stock component (Subclass B1 shares) and an “activity-based” stock component (Subclass B2 shares). A member’s membership stock requirement is a percentage of the member’s total assets, subject to a dollar cap. A member’s activity-based stock requirement is the sum of:

•                                          a percentage of the member’s outstanding principal balance of advances; plus

•                                          a percentage (which may be zero percent) of any outstanding balance of any acquired member asset sold by the member to the Federal Home Loan Bank pursuant to a master commitment executed on or after December 17, 2004; plus

•                                          a percentage of any outstanding targeted debt/equity investment sold by the member to the Federal Home Loan Bank on or after December 17, 2004.

Washington Savings Bank was in compliance with this requirement with an investment in FHLB of Atlanta stock at July 31, 2007 of $4.8 million.

Liquidity Requirements. As a thrift, Washington Savings Bank derives its lending and investment authority from the Home Owners’ Loan Act, as amended, and regulations of the Office of Thrift Supervision thereunder. Those laws and regulations limit the ability of Washington Savings Bank to invest in certain types of assets and to make certain types of loans. For example, the Office of Thrift Supervision requires thrifts to maintain sufficient liquidity to ensure their safe and sound operation. Liquid assets are defined to include cash, deposits maintained pursuant to Federal Reserve Board reserve requirements, time deposits in certain institutions and certain savings deposits, obligations of the United States and certain of its agencies and qualifying obligations of the states and political subdivisions thereof, highly rated corporate debt, mutual funds that are restricted by their investment policies to investing only in liquid assets, certain mortgage loans and mortgage-related securities, bankers acceptances, and notes issued by DIF to the order of a financial institution. As of the calendar quarter ending June 30, 2007, Washington Savings Bank’s average daily balance of liquid assets was $195.9 million, exceeding the $11.8 million required. In addition to meeting the minimum liquidity requirement, each thrift institution must maintain sufficient liquidity to ensure its safe and sound operation.

Internal sources of operational liquidity used by Washington Savings Bank are cash, various short-term investments, mortgage-backed securities and loans and investments classified as available-for-sale. Additionally, Washington Savings Bank may borrow funds from commercial banks or from the

53

Federal Home Loan Bank of Atlanta or the Federal Reserve Bank “discount window” after exhausting Federal Home Loan Bank sources. In prior fiscal years, Washington Savings Bank also has utilized short term borrowings in the form of reverse repurchase agreements from a commercial bank to meet short-term liquidity needs.

Qualified Thrift Lender Test. Washington Savings Bank must either qualify as a domestic building and loan association under the Internal Revenue Code, or maintain an appropriate level of certain investments, called “Qualified Thrift Investments” (“QTIs”), to remain as a “Qualified Thrift Lender” (“QTL”). QTIs must represent 65% or more of portfolio assets on a monthly average basis during 9 out of every 12 months on a continuous basis. Failure by Washington Savings Bank to maintain its status as a QTL will result in the following restrictions on operations: (i) Washington Savings Bank would not be able to engage in any new activity or make any new investment, directly or indirectly, unless such activity or investment was permissible for both national banks and thrift institutions; (ii) the branching powers of Washington Savings Bank would be restricted to those of a national bank, and (iii) payment of dividends by Washington Savings Bank would be subject to the rules regarding payment of dividends by a national bank. Additional restrictions would apply three years after an institution ceased to be a QTL, including requirements to dispose of certain assets not permissible for national banks and to cease engaging in activities not permissible for national banks. At July 31, 2007, Washington Savings Bank’s QTL ratio was 83%, which exceeded the requirement. A thrift institution that fails to maintain its QTL status will be permitted to requalify once, and if it fails the QTL test a second time, it will become immediately subject to all restrictions described above as if all time periods prior to such restrictions becoming effective had expired.

Capital Standards. Washington Savings Bank is subject to capital standards imposed by the Office of Thrift Supervision. These standards call for a minimum “leverage ratio” of core capital to adjusted total assets of 4% (3% for savings institutions receiving the highest composite CAMELS rating for safety and soundness), a minimum ratio of tangible capital to adjusted total assets of 1.5%, and a minimum ratio of risk-based capital to risk-weighted assets of 8%. The regulations define both core capital and tangible capital as including common stock (including retained earnings), noncumulative perpetual preferred stock and related surplus, minority equity interests in consolidated subsidiaries, and certain non-withdrawable accounts, less intangible assets and certain investments in subsidiaries. Core capital also includes certain unamortized goodwill and purchased mortgage servicing rights. In addition, purchased credit card relationships may be included among core capital up to an amount equal to the lesser of 90% of the fair market value, or 100% of remaining unamortized book value. At July 31, 2007, Washington Savings Bank’s ratios exceeded all regulatory capital requirements.

The Office of Thrift Supervision regulations also give the agency broad authority to establish minimum capital requirements for specific institutions at levels greater than the regulatory minimums discussed above upon a determination that an institution’s capital is or may become inadequate in view of the circumstances. These circumstances may include an institution receiving special supervisory attention, experiencing losses, experiencing poor liquidity or cash flows, and facing other risks identified by the regulators. The Office of Thrift Supervision also has broad authority to issue capital directives requiring its institutions to achieve compliance or take a variety of other actions intended to achieve capital compliance, including reducing asset or liability growth and restricting payments of dividends. Office of Thrift Supervision regulations generally require that subsidiaries of a thrift institution be separately capitalized and that investments in, and extensions of credit to, any subsidiary engaged in activities not permissible for a national bank be deducted from the computation of a thrift institution’s capital. The Office of Thrift Supervision has not advised Washington Savings Bank that it is subject to any special capital requirements.

54

Certain subsidiaries are exempt if engaged in impermissible activities solely as an agent for its customers, if engaged solely in mortgage banking, or if the subsidiary is itself a depository institution that was acquired by a thrift institution prior to May 1, 1989.

Prompt Corrective Action. The federal banking agencies have established by regulation, for each capital measure, the levels at which an insured institution is well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized or critically undercapitalized. The federal banking agencies are required to take prompt corrective action with respect to insured institutions that fall below the adequately capitalized level. Any insured depository institution that falls below the adequately capitalized level must submit a capital restoration plan, and, if its capital levels further decline or do not increase, will face increased scrutiny and more stringent supervisory action. As of July 31, 2007, Washington Savings Bank was deemed to be well-capitalized.

Interest Rate Risk. The Office of Thrift Supervision has issued guidelines regarding the management of interest rate risk. The Office of Thrift Supervision requires thrift institutions to establish and maintain Board of Directors’ approved limits on ratios between the net present value of the institution’s assets, liabilities and off-balance sheet contracts (referred to as net portfolio value or “NPV”), and the value of these assets and liabilities under sudden interest rate shocks of plus or minus 100, 200 and 300 basis points. As part of Washington Savings Bank’s regular examination and rating by Office of Thrift Supervision examiners, Washington Savings Bank’s level of interest rate risk is evaluated based primarily upon the interest rate sensitivity of its NPV in the event of an interest rate shock of 200 basis points downward and 300 basis points upward.

The Office of Thrift Supervision also requires management to assess the risks and returns associated with complex securities and financial derivatives. For significant transactions, management must assess the incremental effect of the proposed transaction on the interest rate risk profile of the institution, including the expected change in the institution’s NPV as a result of parallel shifts of plus or minus 100, 200 and 300 basis points in the yield curve. Complex securities and financial derivative transactions may require analysis of an even wider range of scenarios.

Deposit Insurance. The deposits of Washington Savings Bank are insured by the Federal Deposit Insurance Corporation up to at least $100,000 per insured depositor (as defined by law and regulation) and up to $250,000 for deposits held by individual retirement accounts and are backed by the full faith and credit of the United States Government.

The Federal Deposit Insurance Corporation has implemented a rule, pursuant to the Federal Deposit Insurance Reform Act of 2005, to assess deposit insurance premiums against all depository institutions based on their current condition and the nature of their activities and on the revenue needs of the DIF, as determined by the Federal Deposit Insurance Corporation. Under these regulations, all insured depository institutions pay a base rate, which may be adjusted annually up to 3 basis points by the FDIC, and an additional assessment based on the risk of loss to the DIF posed by that institution. For institutions that have long-term public debt ratings, the risk assessment is based on its debt rating and the components of its supervisory rating. For institutions, such as Washington Savings Bank that do not have a long-term public debt rating, the risk assessment is based on certain measurements of its financial condition and its supervisory ratings. Assessment rates set by the FDIC effective January 1, 2007 will range from $0.05 to $0.43 per $100 of insured deposits. The reform legislation also provided a credit to insured institutions based on the amount of their or their predecessor institutions’ insured deposits at year-end 1996, which will offset the premiums assessed. Washington Savings Bank’s credit of $247,600 is expected to offset its 2007 deposit insurance assessment and at least a portion of its 2008 assessment.

The Federal Deposit Insurance Corporation may terminate the deposit insurance of any insured depository institution, including Washington Savings Bank, if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound

55

condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the Federal Deposit Insurance Corporation. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of the termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the Federal Deposit Insurance Corporation. Washington Savings Bank’s management is not aware of any existing circumstances which would result in termination of Washington Savings Bank’s deposit insurance.

Restrictions on Capital Distributions. Thrift institutions are subject to limitations on their ability to make capital distributions such as dividends, stock redemptions or repurchases, cash-out mergers, and other transactions charged to the capital account of a thrift institution. In general, an application to the Office of Thrift Supervision for prior approval to pay a dividend is required when that dividend, combined with all distributions made during the calendar year, would exceed a thrift institution’s net income year-to-date plus retained net income for the proceeding two years, or that would cause the thrift institution to be less than adequately capitalized. Washington Savings Bank is currently in compliance with this requirement. Refer to “Market Price of Washington Savings Bank’s Capital Stock and Dividends” for Washington Savings Bank’s current dividend position.

Federal Reserve System. Pursuant to regulations of the Federal Reserve Board, a thrift institution must maintain non-interest-bearing reserves at the Federal Reserve Bank or in a pass-through account at a correspondent institution, calculated daily, equal to 3% on its “low reserve tranche”, currently the first $45.8 million of transaction accounts (less a $8.5 million exclusion), and 10% on any additional amount. The reserves requirement for transaction account deposits in excess of the low reserve tranche may be adjusted by the Federal Reserve Board to a level between 0 and 14%. Washington Savings Bank has consistently met its reserve requirements.

The Federal Reserve Board, through its “discount window,” provides credit to help depository institutions meet temporary liquidity needs. The Federal Reserve Board extends credit, for very short terms generally at approximately one percentage point above the target federal funds rate, as a backup facility for financial institutions that are in generally sound financial condition. A secondary credit program is available for depository institutions that do not qualify for primary credit, at a higher interest rate level. Effective August 17, 2007, the Federal Reserve Board temporarily changed its discount window policy to narrow the spread between the discount rate and the federal funds rate to 50 basis points and to allow such financing to remain in place for up to 30 days, renewable by the borrower. These changes were made to restore market liquidity and will remain in place until the Federal Reserve Board determines that market liquidity has improved materially.

Community Reinvestment Act. In 1977, Congress enacted the Community Reinvestment Act to encourage depository institutions, including thrifts, to help meet the credit needs of their entire communities, including low- and moderate-income areas, consistent with safe and sound banking practices. In implementing the Act, the Office of Thrift Supervision has subjected “intermediate small” thrift institutions, those with more than $258 million in assets, but less than $1.033 billion in assets as of the end of either of the two previous years, to somewhat streamlined examinations and reduced data collection and regulatory reporting requirements under the Community Reinvestment Act, relative to large retail thrift institutions. As a result, Washington Savings Bank qualifies for the intermediate small institution Community Reinvestment Act examinations, based on its present asset size. Standard Community Reinvestment Act examinations evaluate depository institutions under lending, investment and community service tests. Intermediate small institutions’ examinations, however, focus mainly on the lending activities of depository institutions, and also evaluate community development activities of the institution, such as community development loans, investments, and services.

56

Washington Savings Bank received an “outstanding” Community Reinvestment Act rating in its most recent federal examination.

Loans-to-One-Borrower Limitations. Generally, a federal savings bank may not make a loan or extend credit to a single borrower or related group of borrowers in excess of 15% of unimpaired capital and surplus. An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily marketable collateral, which generally does not include real estate. As of July 31, 2007, Washington Savings Bank was in compliance with loans-to-one-borrower limitations.

Affiliate Transactions. Under Sections 23A and 23B of the Federal Reserve Act, which are applicable to savings banks, extensions of credit and certain asset purchases between a savings association and its affiliates are restricted. An affiliate of Washington Savings Bank is a company that controls or is under common control with Washington Savings Bank, except, in most instances, subsidiaries of Washington Savings Bank itself. The general purpose of these restrictions is to prevent a savings association from subsidizing its affiliates that are not insured by the Federal Deposit Insurance Corporation through transactions that are excessive in amount, on preferential terms, or otherwise unsafe and unsound. Under Section 23A, Washington Savings Bank will not be able to engage in “covered transactions” with WSB Holdings or any other affiliate if the aggregate amount of its covered transactions with any single affiliate exceeds 10% of Washington Savings Bank’s capital and surplus, or if the aggregate amount of its covered transactions with all affiliates exceeds 20% of Washington Savings Bank’s capital and surplus. A transaction with a third party is deemed to be a covered transaction to the extent that the proceeds of the transaction are used for the benefit of or transferred to an affiliate. Covered transactions are extensions of credit and other transactions that are the economic equivalent thereof, such as a purchase of assets from an affiliate or the issuance of a guarantee or letter of credit on behalf of an affiliate. Dividends and fees paid by Washington Savings Bank to WSB Holdings are not defined as covered transactions and are not subject to section 23A and 23B restrictions, but are subject to the capital distribution restrictions noted above. Covered transactions also are subject to collateral requirements for 100% to 130% of the value of the covered transaction, depending on the nature of the collateral.

Certain transactions with affiliates are prohibited altogether. For example, Washington Savings Bank may not purchase or invest in securities issued by WSB Holdings or any of its affiliates. Other transactions are subject to full or partial exemptions. For example, purchases of loans and other assets that have a readily identifiable and publicly available market price are exempt.

Section 23B covers a larger range of transactions, such as the sale of assets or securities by Washington Savings Bank to its affiliates and the furnishing of services to or by affiliates. Under Section 23B, covered transactions must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the Bank as those prevailing at the time for comparable transactions with nonaffiliated companies.

Safety and Soundness Standards. Washington Savings Bank is subject to certain standards designed to maintain the safety and soundness of individual banks and the banking system. The Office of Thrift Supervision has prescribed safety and soundness guidelines relating to (i) internal controls, information systems and internal audit systems; (ii) loan documentation; (iii) credit underwriting; (iv) interest rate exposure; (v) asset growth, concentration, and quality; (vi) earnings; and (vii) compensation and benefit standards for officers, directors, employees and principal stockholders. A savings institution not meeting one or more of the safety and soundness guidelines may be required to file a compliance plan with the Office of Thrift Supervision.

Other Regulations. The operations of Washington Savings Bank are subject to, among others, the following regulations:

57

•                                          Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•                                          Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern electronic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

•                                          Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

•                                          Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (referred to as the “USA PATRIOT Act”), which significantly expanded the responsibilities of financial institutions in preventing the use of the U.S. financial system to fund terrorist activities. Among other provisions, the USA PATRIOT Act and the related regulations of the Office of Thrift Supervision and Department of Treasury require savings banks operating in the United States to supplement and enhance the anti-money laundering compliance programs, due diligence policies and controls required by the Bank Secrecy Act and Office of Foreign Assets Control Regulations to ensure the detection and reporting of money laundering; and

•                                          The Gramm-Leach-Bliley Act, which places limitations on the sharing of consumer financial information by financial institutions with unaffiliated third parties. Specifically, the Gramm-Leach-Bliley Act requires all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution’s privacy policy and provide such customers the opportunity to “opt out” of the sharing of certain personal financial information with unaffiliated third parties. In addition, the Fair and Accurate Credit Transactions Act regulates credit reporting and permits customers at Washington Savings Bank to opt out of information sharing among affiliated companies for marketing purposes.

Acquisition of Washington Savings Bank

Under the federal Change in Bank Control Act, a notice must be submitted to the Office of Thrift Supervision if any person or group acting in concert, seeks to acquire control of WSB Holdings, as “control” is defined in the Office of Thrift Supervision’s regulations. In reviewing a notice, the Office of Thrift Supervision is required to take into consideration certain statutory factors, including the financial and managerial resources of the acquirer, the competitive effects of the proposed acquisition and any adverse effect on the DIF. If a company, an individual who owns or controls more than 25% of the voting shares of a savings and loan holding company or a director or officer of a savings and loan holding company seek to acquire control of WSB Holdings, an application for approval must be submitted to the Office of Thrift Supervision instead of the notice described above. In reviewing an application, the Office of Thrift Supervision is required to take into consideration certain statutory factors in addition to those considered under the Change in Bank Control Act, including the convenience and needs of the community to be served and the adequacy of available information.

58

COMPARISON OF STOCKHOLDERS’ RIGHTS

As a result of the proposed reorganization, Washington Savings Bank stockholders will become stockholders of WSB Holdings, a Delaware corporation. Accordingly, their rights will be governed by the Delaware General Corporation Law and the Certificate of Incorporation and Bylaws of WSB Holdings. This change of governing law, as well as distinctions between Washington Savings Bank’s Charter and Bylaws and WSB Holdings’ Certificate of Incorporation and Bylaws, will produce some differences in your stockholder rights.

The following table compares the material differences in stockholder rights that will arise as a result of the Reorganization. The Certificate of Incorporation and Bylaws of WSB Holdings are attached to this proxy statement/prospectus at Appendix B. We urge all stockholders to read these documents.

CAPITAL STOCK	WASHINGTON SAVINGS BANK	WSB HOLDINGS
(a) COMMON STOCK	Authorized 20,000,000 shares, $1.00 par value; shares outstanding as of , 2007.	Authorized 20,000,000 shares, $0.0001 par value; shares of common stock expected to be outstanding immediately following the Reorganization.

(b) PREFERRED STOCK	Authorized 10,000,000 shares, no par value; no shares outstanding.	Authorized 10,000,000 shares, par value $0.0001 per share, no shares outstanding.

(c) VOTING RIGHTS	One vote per share with cumulative voting in election of directors.	One vote per share with cumulative voting in election of directors.

(d) PREEMPTIVE RIGHTS	None.	None.

STOCKHOLDER ACTION:

(a) CALLING SPECIAL STOCKHOLDER MEETINGS	Upon request of the Chairman of the Board, President, the majority of the Board of Directors or by stockholders owning not less than 10% of all outstanding capital stock.	Upon the request of the Board of Directors, Chairman of the Board or the President, or by stockholders owning not less than 10% of all outstanding capital stock.

(b) AMENDMENT OF CERTIFICATE OF INCORPORATION/CHARTER

Any amendment to the Charter must be proposed by the Board of Directors, preliminary approval by the Office of Thrift Supervision, and approved by the stockholders by a majority of the votes eligible to be cast.

Under Delaware law, the Certificate of Incorporation may be amended if such amendment is approved by a majority of the outstanding stock entitled to vote thereon.

(c) AMENDMENT OF BYLAWS	In a manner consistent with Office of Thrift Supervision regulations and by a majority of the full Board of Directors or by a majority vote of votes eligible to be cast by stockholders.	The bylaws may be amended, altered or repealed by stockholders and by a majority of the full Board of Directors.

59

CAPITAL STOCK	WASHINGTON SAVINGS BANK	WSB HOLDINGS
(d) ACTION WITHOUT A MEETING	Any action required to be taken at a meeting of stockholders may be taken without a meeting if the consent in writing off all stockholders entitled to vote is given.	Same.

BOARD OF DIRECTORS:

(a) TERM OF DIRECTORS	Directors have staggered three-year terms with approximately one-third of the board standing for election each year.	Same.

(b) REMOVAL OF DIRECTORS	A director may be removed, for cause, by a vote of the holders of a majority of the shares then entitled to vote at a meeting called for such purpose.	A director may be removed, for cause, by the holders of 2/3 of the shares then entitled to vote at a meeting called for such purpose.

(c) NOMINATION FOR DIRECTORS

Nominations for election of directors may be made by both the board of directors and stockholders. Any nomination submitted by a stockholder must be delivered in writing to the Secretary of Washington Savings Bank at least 5 days prior to the meeting.

Nominations for election of directors may be made by both the board of directors and stockholders. Any nomination submitted by a stockholder must be delivered to the Secretary of WSB Holdings no later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the 1st anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting. However, if either (i) the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date or (ii) no proxy statement was delivered to stockholders in connection with the preceding year’s annual meeting, then notice by a stockholder to be timely must be delivered not earlier than the close of business on the 90th day before the annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by WSB Holdings.

A stockholder’s notice to WSB Holdings regarding the proposal of business to be brought before an

60

CAPITAL STOCK	WASHINGTON SAVINGS BANK	WSB HOLDINGS
annual meeting must contain certain required information as described in WSB Holdings’ bylaws.

(d) QUALIFICATION

A director must be the beneficial owner of not less than 100 shares of capital stock of Washington Savings Bank, unless Washington Savings Bank is a subsidiary of a holding company, in which case the director must own not less than 100 shares of capital stock of the holding company.

None.

In addition to the differences noted above, the rights of stockholders of WSB Holdings will materially differ from the rights of stockholders of Washington Savings Bank in the following circumstances:

Payment of Dividends. Washington Savings Bank’s ability to pay dividends on its common stock is restricted by applicable banking laws. You should note, however, that after the Reorganization, WSB Holdings’ principal source of income initially and for the foreseeable future will consist of dividends, if any, from Washington Savings Bank, and the existing restrictions on Washington Savings Bank’s ability to pay dividends will continue in effect. WSB Holding will not be similarly restricted in its ability to pay dividends by applicable banking laws. Delaware law, however, restricts dividends that WSB Holdings may pay if the capital of the holding company is less than the aggregate amount of capital represented by the issued and outstanding capital stock having a preference upon the distribution of assets until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets has been repaired.

Indemnification. Under Office of Thrift Supervision regulations, Washington Savings Bank must indemnify its directors, officers and employees (i) for any amount for which such person becomes liable under a judgment in an action brought or threatened because the person is or was a director, officer, or employee of Washington Savings Bank, and (ii) for reasonable costs and expenses, including legal fees, in defending or settling such action, if the person obtains a favorable judgment in the action. Indemnification may be made in the case of settlement, a final judgment against the person, or a final judgment in favor of the person other than on the merits only if a majority of the disinterested directors of the bank determine that the person was acting in good faith, within the scope of employment or authority, and in the best interest of Washington Savings Bank. Prior notice of the proposed indemnification must

61

be given to the Office of Thrift Supervision and indemnification may not be paid if the Office of Thrift Supervision objects in writing within 60 days.

WSB Holdings’ Bylaws require the holding company to indemnify any director, officer, employee or agent of WSB Holdings to the extent provided by Delaware General Corporation Law for liability and for the expenses (including attorneys’ fees), judgments, fines reasonably incurred or suffered by such person in defending against any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative, or investigative). Under some circumstances, WSB Holdings may also advance amounts to cover the expenses of litigation. Specifically, Section 145 of the Delaware General Corporation Law provides for the indemnification, under certain circumstances, of persons who are or were directors, officers, employees or agents of the holding company, or are or were serving at the request of holding company in such a capacity with another business organization or entity, against expenses, judgments, fines and amounts paid in settlement in actions, suits or proceedings, whether civil, criminal, administrative, or investigative, brought or threatened against or involving such persons because of such person’s service in any such capacity. In the case of actions brought by or in the right of the holding company, Section 145 provides for indemnification only of expenses, and only upon a determination by the Court of Chancery or the court in which such action or suit was brought that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.

Stockholder Approval of Mergers and Consolidations. Washington Savings Bank, under Office of Thrift Supervision regulations, requires an affirmative vote of two-thirds of the outstanding voting stock for approval of a merger or other business combination.

Under Delaware General Corporate Law, in general WSB Holdings can accomplish a merger or consolidation or a transfer of all its assets with the affirmative vote of the majority of shares entitled to vote on the merger or consolidation. Neither WSB Holdings’ Certificate of Incorporation or Bylaws provide for a higher voting requirement than Delaware corporate law provides.

Notice of Stockholders Meeting. Washington Savings Bank’s Bylaws require that written notice be delivered not fewer than 10 nor more than 50 days before the date of the meeting. WSB Holdings’ Certificate of Incorporation require that notice be sent to stockholders at least 10 days, but not more than 60 days, prior to the date for a stockholder meeting.

New Business at Annual Meeting. Washington Savings Bank’s Bylaws provide that any new business to be taken up by a stockholder at an annual meeting must be stated in writing and filed with the Secretary of The Washington Savings Bank at least 5 days prior to the annual meeting.

WSB Holdings’ Bylaws require that a stockholder give notice not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting; provided, however that if either (i) the date of the annual meeting is more than 30 days before or more than 60 days after such an anniversary date or (ii) no proxy statement was delivered to stockholders in connection with the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by WSB Holdings. A stockholder’s notice to WSB Holdings regarding the proposal of business to be brought before an annual meeting must contain certain required information as described in WSB Holdings’ bylaws.

62

Inspection of Books and Records

Under Office of Thrift Supervision regulations, Washington Savings Bank, upon written demand stating a proper purpose, any stockholder, or group of stockholders, owning either (i) five percent or more to the total outstanding voting shares or (ii) voting share having a cost of $100,000 or more or constituting not less than one percent of the total outstanding voting shares, provided such stockholder or group of stockholder have held such shares for at least six months, may have the right to examine nonconfidential portions of Washington Savings Bank books and records of account, minutes and record of stockholders. The stockholder may also make copies of such books and records.

Under WSB Holdings’ Bylaws, and Delaware General Corporate Law, any stockholder may, upon written demand, have the right to inspect, for any proper purpose, WSB Holdings’ stock ledger, list of stockholders, other books and records and any other documents as required by law. A proper purpose means a purpose reasonably related to the stockholders’ interest as a stockholder. The stockholder may also may copies of such documents.

PROPOSAL III – ADJOURNMENT OF THE MEETING, IF NECESSARY

In the event that there are not sufficient votes to constitute a quorum or approve the adoption of the holding company reorganization at the time of the meeting, such proposal could not be approved unless the meeting is adjourned in order to permit further solicitation of proxies. In order to allow proxies which have been received by Washington Savings Bank at the time of the applicable meeting to be voted for such adjournment, if necessary, Washington Savings Bank has submitted the question of adjournment under such circumstances to its stockholders as a separate matter for their consideration.

Any adjournment will permit Washington Savings Bank to solicit additional proxies to approve the Reorganization. The adjournment may be disadvantageous to stockholders who are against the approval of the Reorganization because an adjournment will give Washington Savings Bank additional time to solicit favorable votes and thus increase the chances of securing stockholders’ approval of the Reorganization.

The Board of Directors of Washington Savings Bank unanimously recommends that stockholders vote “FOR” the proposal to adjourn the annual meeting, if necessary, for the purpose of allowing for the solicitation of additional proxies to approve the Reorganization.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information as of October 22, 2007 indicating the amount and percentage of Washington Savings Bank common stock beneficially owned by each director and nominee for director, each Named Executive Officer, all directors and executive officers as a group, and by all persons, to the knowledge of Washington Savings Bank, beneficially owning more than five percent (5%) of Washington Savings Bank common stock.

63

Name	Amount and Nature of Beneficial Ownership (1)		Percentage of Outstanding Shares

Phillip C. Bowman	6,100	(2)	*
George Q. Conover	100,160	(4)	1.3%
Susan L. Grant	—		*
William J. Harnett	3,404,767	(2) (3)	42.2%
Kevin P. Huffman	31,204	(2)	*
Eric S. Lodge	705	(5)	*
Randall M. Robey	—		*
Michael J. Sullivan	147,646	(4)	1.9%
Stephen J. Troese	108,053	(4)	1.4%
Gerald J. Whittaker	87,942	(2)	1.1%
All directors and executive officers as a group (10 persons)	3,886,577		46.8%

Name and Address of Other 5% Holders of Common Stock

Fidelity Management & Research Co.	462,150	(6)	6.1%
82 Devonshire Street
Boston, MA 02109

*	Constitutes less than 1% of the outstanding shares of Washington Savings Bank common stock.

(1)

Based upon information provided by the respective beneficial owners and filings with the Office of Thrift Supervision. Beneficial ownership is direct except as otherwise indicated by footnote. In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner of a security if he or she has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Unless otherwise indicated, all persons have sole voting and dispositive powers as to all shares reported.

(2)

Beneficial ownership of Messrs. Harnett, Bowman, Huffman, and Whittaker includes 478,500 shares, 5,000 shares, 30,000 shares, and 77,000 shares, respectively, subject to options granted and exercisable under WSB’s option plans.

(3)	Does not include 260,886 shares owned by Mr. Harnett’s adult children.

(4)	Beneficial ownership of each of Messrs. Conover, Sullivan, and Troese includes 43,500 shares subject to options granted and exercisable under WSB’s option plans.

(5)	Includes 150 shares which are jointly owned with Mr. Lodge’s wife.

(6)	Based on the schedule 13G filed by Fidelity Management & Research Co. as of June 30, 2007.

64

WHERE YOU CAN FIND MORE INFORMATION

Washington Savings Bank is subject to the information reporting requirements of the Securities Exchange Act of 1934 and, in accordance with therewith, files reports, proxy statements and other information with the Office of Thrift Supervision. Such information can be inspected and copied at the public reference facilities maintained by the Office of Thrift Supervision at 1700 G Street, NW, Washington, DC 20552. Copies of such material can be obtained from the Office of Thrift Supervision at the above location at proscribed rates. In addition, Washington Savings Bank posts its Office of Thrift Supervision filings on its Internet web site at http://www.twsb.com.

WSB Holdings has filed a registration statement on Form S-4 to register with the Securities and Exchange Commission the shares of WSB Holdings common stock to be issued to Washington Savings Bank’s stockholders in the Reorganization. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of WSB Holdings, as well as a proxy statement of the Washington Savings Bank for the Washington Savings Bank’s annual meeting of stockholders.

The Washington Savings Bank’s Annual Report on Form 10-K for the year ended July 31, 2007 as filed with the Office of Thrift Supervision, is attached as Appendix C to this proxy statement/prospectus.

You may read and copy WSB Holdings’ Form S-4 Registration Statement (along with other exhibits on the Form S-4 Registration Statement) at the Securities and Exchange Commission’s public reference room at 100 F Street, NE, Washington, DC. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Securities and Exchange Commission’s public reference rooms. The registration statement also is available to the public from commercial document retrieval services and at the Internet World Wide Website maintained by the SEC at “http://www.sec.gov.”

As allowed by the rules of the Securities and Exchange Commission, this proxy statement/prospectus does not contain all the information you can find in the WSB Holdings registration statement or the exhibits to the registration statement. You may obtain copies of the exhibits to such registration statement filed by WSB Holdings and to the reports filed by the Washington Savings Bank with the Office of Thrift Supervision, but Washington Savings Bank will charge a reasonable fee to stockholders requesting such exhibits. You should direct your request in writing to Washington Savings Bank at the following address:

Washington Savings Bank

c/o Cheryl Golden
4201 Mitchellville Road

Suite 200
Bowie, Maryland 20716

If you would like to request documents from the Washington Savings Bank, please do so by                       , 2007 to receive them before the annual meeting of stockholders of the Washington Savings Bank. If you request any documents from the Washington Savings Bank, then the Washington Savings Bank will mail them to you by first-class mail, or other equally prompt means, within a commercially reasonable time after receipt of your request.

This proxy statement/prospectus is dated                       , 2007 and is being first mailed to stockholders on                       , 2007. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date, and neither the mailing of

65

this proxy statement/prospectus to the stockholders nor the issuance of WSB Holdings common stock in the Reorganization shall create any implication to the contrary.

If the Reorganization becomes effective, WSB Holdings will own all the shares of Washington Savings Bank common stock. As the successor to the Washington Savings Bank, WSB Holdings will register its shares of common stock with the Commission pursuant to Section 12 of the Exchange Act prior to the consummation of the Reorganization. Thereafter, WSB Holdings will file reports, proxy statements and other information with the Securities and Exchange Commission. You will be able to inspect and copy all or any part of these documents, including exhibits thereto, which WSB Holdings will file in the future at the public facilities maintained by the Securities and Exchange Commission described above.

You should rely only on the information contained in this proxy statement/prospectus to vote on the Reorganization. Neither company has authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Securities and Exchange Act of 1934 requires Washington Savings Bank’s directors, executive officers and beneficial owners of more than 10% of the common stock of Washington Savings Bank to file reports of ownership of equity securities of Washington Savings Bank and to furnish such copies to Washington Savings Bank. Based solely upon a review of such reports, Washington Savings Bank believes that during the fiscal year ended July 31, 2007, all Section 16(a) filing requirements applicable to Washington Savings Bank’s directors, executive officers and beneficial owners of more than 10% of the common stock of Washington Savings Bank were complied with on a timely basis.

FINANCIAL STATEMENTS

A copy of Washington Savings Bank’s Annual Report to Stockholders containing financial statements for the fiscal year ended July 31, 2007 prepared in accordance with accounting principles generally accepted in the United States of America accompanies this proxy statement/prospectus.

No financial statements of WSB Holdings are presented in this document because the holding company has no assets or liabilities and has conducted no operations. Further, it has only a nominal number of shares of common stock outstanding (1,000 shares issued to Washington Savings Bank at par value of $0.0001 per share). In addition, no pro form consolidated financial statements of WSB Holdings are included herein since such statements would reflect no material differences from the consolidated financial statements of Washington Savings Bank.

If we receive a request, we will furnish to any stockholder, without charge, a copy of Washington Savings Bank’s Annual Report on Form 10-K for the year ended July 31, 2007 and the list of exhibits to the report that are required to be filed with the Office of Thrift Supervision under the Securities Exchange Act of 1934. To request a copy of the Form 10-K, call or write to Cheryl Golden, The Washington Savings Bank, 4201 Mitchellville Road, Suite 200, Bowie, Maryland 20716, telephone (301) 352-3120. The Form 10-K is incorporated by reference into the proxy solicitation materials.

66

STOCKHOLDER PROPOSALS

If the Reorganization is not completed, any nomination for election of a person to serve as a director or other stockholder proposal that a stockholder wished to have included in Washington Savings Bank’s proxy statement and form of proxy relating to the 2008 annual meeting of stockholders must be received by Washington Savings Bank’s Corporate Secretary, at our main office, 4201 Mitchellville Road, Suite 200, Bowie, Maryland 20716, no later than                         , pursuant to the proxy soliciting regulations of the Office of Thrift Supervision. Nothing in this paragraph shall be deemed to require Washington Savings Bank to include in its proxy statement and form of proxy for such meeting any stockholder proposal which does not meet the requirements of the Office of Thrift Supervision in effect at that time. Any other proposal for consideration by shareholders at Washington Savings Bank’s 2008 annual meeting of stockholders, if any, must be in writing and filed with the Secretary of Washington Savings Bank at least five days prior to the date of the 2008 annual meeting of stockholders.

If the Reorganization is completed, you will no longer be a stockholder of Washington Savings Bank but you will be a stockholder of WSB Holdings, Inc. Therefore, any proposal that a stockholder of WSB Holdings wishes to have presented at the first annual meeting of WSB Holdings that will take place after the reorganization, which will be held in 2009, must be received at the main office of WSB Holdings not later than                         , 200    , for proposals that a stockholder wishes to have included in next year’s proxy statement and set forth in the form of proxy for WSB Holdings. If a proposal that a stockholder wishes to have included in next year’s proxy statement and set forth in the form of proxy is received by                      , 200     and is in compliance with all the requirements of Rule 14a-8 of the Securities and Exchange Commission it will be included in the proxy statement and set forth in the form of proxy issued for the first annual meeting of stockholders of WSB Holdings that will take place after the reorganization. We urge you to send all proposals of this kind by certified mail, return receipt requested, to the attention of the Corporate Secretary, WSB Holdings, Inc., 4201 Mitchellville Road, Suite 200, Bowie, Maryland 20716. Any other proposal for consideration by shareholders at WSB Holdings’ 2009 annual meeting must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by WSB Holdings. For more information about the information that must be included in your proposal, please refer to the bylaws of WSB Holdings which are attached to this proxy statement/prospectus at Appendix B.

The proxy being solicited hereby provides discretionary authority to vote on any matter if Washington Savings Bank did not receive notice of the matter 45 days before the date of this proxy statement/prospectus. Washington Savings Bank has not received any such notices.

OTHER MATTERS

As of the date of this proxy statement/prospectus, management is not aware of any business to come before the annual meeting other than the matters that are described in this proxy statement/prospectus. However, if any other matters properly come before the annual meeting, we intend that the proxies solicited by this proxy statement/prospectus will be voted on those other matters in accordance with the judgment of the persons voting the proxies.

EXPERTS

The consolidated financial statements of Washington Savings Bank at July 31, 2007 and for each of the years in the five year period ended July 31, 2007, have been incorporated into this document and in the registration statement in reliance on the reports of Stegman & Company, independent registered public accounting firm, which is incorporated by reference into this document and this registration statement, and upon the authority of said firm as experts in accounting and auditing.

67

LEGAL MATTERS

The validity of WSB Holdings stock to be issued in the reorganization will be passed upon by Hogan & Hartson LLP, Washington, D.C. Certain United States federal tax matters will be passed upon by Hogan & Hartson LLP, Washington, D.C.

68

Appendix A

PLAN OF MERGER AND REORGANIZATION

by and among

THE WASHINGTON SAVINGS BANK, F.S.B.,

WASHINGTON INTERIM SAVINGS BANK,

and

WSB HOLDINGS, INC.

PLAN OF MERGER AND REORGANIZATION

This PLAN OF MERGER AND REORGANIZATION (this “Plan”), dated as of August 15, 2007, is entered into by and among THE WASHINGTON SAVINGS BANK, F.S.B., a savings association organized under the laws of the United States of America (the “Bank”), and, upon organization, WASHINGTON INTERIM SAVINGS BANK, an interim savings bank to be organized under the laws of the United States of America for the sole purpose of consummating the transactions provided for herein (the “Interim Bank”), and, upon organization, WSB HOLDINGS, INC., a corporation organized under the laws of the State of Delaware (“Holdings”).

WHEREAS, the Bank is a savings bank duly organized and validly existing under Section 5 of the Home Owners’ Loan Act (“HOLA”), with its principal office and place of business at 4201 Mitchellville Road, Suite 200, Bowie, Maryland, with an authorized capital stock consisting of (i) 20,000,000 shares of common stock, par value $1.00 per share, of which 7,588,135 shares were issued and outstanding as of the date hereof and (ii) 10,000,000 shares of preferred stock, no par value, of which no shares were issued and outstanding as of the date hereof;

WHEREAS, the Interim Bank will be chartered as an interim savings bank duly organized and validly existing under Section 5 of HOLA, with its principal office at the same address as that of Bank, with an authorized capital stock consisting of 1,400 shares of common stock, par value $1.00 per share, up to 700 shares of which will be issued prior to the consummation of the transactions described herein to be held by Holdings;

WHEREAS, Holdings is a corporation organized under the laws of Delaware, with its principal office at the same address as that of Bank, and having an authorized capital stock consisting of 20,000,000 shares of common stock, par value $0.0001 per share and 10,000,000 shares of preferred stock, par value $0.0001 per share; and

WHEREAS, the Bank, the Interim Bank and Holdings desire to establish a savings and loan holding company structure and the Boards of Directors of the Bank, the Interim Bank and Holdings each have agreed, respectively, to a merger of the Interim Bank with and into the Bank (the “Merger”) and the issuance of Holdings Common Shares, as hereinafter defined, as consideration for value received by Holdings in the Merger in the form of capital stock of the Continuing Bank, as hereafter defined.

NOW, THEREFORE, in consideration of the mutual agreements herein and other valuable consideration, the Bank, the Interim Bank and Holdings hereby make this Plan and prescribe the terms and conditions of the Merger and the mode of carrying it into effect, including the rights and obligations of the parties in connection therewith, as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions.  The following terms, as used herein, have the following respective meanings:

“Bank” means The Washington Savings Bank, F.S.B. prior to the Effective Date and the Continuing Bank on and after the Effective Date.

“Bank Common Shares” means the shares of common stock of the Bank, par value $1.00 per share.

“Continuing Bank” means The Washington Savings Bank, F.S.B., the surviving bank in the Merger, on and after the Effective Date.

“Effective Date” shall have the meaning set forth in Section 4.02.

“HOLA” means the Home Owners’ Loan Act of 1933, as amended to date.

“Holdings” means WSB Holdings, Inc., a corporation organized under the laws of the State of Delaware.

“Holdings Common Shares” means the shares of common stock of Holdings, par value $0.0001 per share.

“Holdings Preferred Shares” means the shares of preferred stock of Holdings, par value $0.0001 per share.

“Interim Bank” means Washington Interim Savings Bank, an interim savings bank to be organized under HOLA for the sole purpose of consummating the transactions provided for herein.

“Merger” shall have the meaning set forth in the recitals hereto.

“OTS” means the Office of Thrift Supervision.

“Prospectus” shall have the meaning set forth in Section 3.05(b).

“Proxy Statement” shall have the meaning set forth in Section 3.05(a).

2

ARTICLE II

THE MERGER

Section 2.01. Merger.  On the Effective Date, the Interim Bank shall merge with and into the Bank, and the Bank shall be the surviving entity and receive into itself the Interim Bank pursuant to the provisions of, and with the effects provided in Section 552.13 of the OTS regulations (12 CFR 552.13).

Section 2.02. Conversion.  Upon the Effective Date:

(a)  Each Bank Common Share issued and outstanding immediately prior to the Effective Date shall, without any further action on the part of the Bank, Holdings, or any other person, constitute and be converted into and there shall be allocated to the record holder thereof a Holdings Common Share. On the Effective Date, each outstanding certificate, which theretofore had represented Bank Common Shares, shall henceforward be deemed for all corporate purposes as evidence of the ownership of an equal number of Holdings Common Shares into which the Bank Common Shares have been so converted.

(b)  Each share of common stock of the Interim Bank issued and outstanding on the Effective Date shall, without any further action on the part of the Bank, the Interim Bank, Holdings, or any other person, constitute and be converted into, and there shall be allocated to Holdings, the same number and type of shares of common stock of the Continuing Bank as Interim Bank had issued and outstanding immediately prior to the Effective Date.

Section 2.03. Certificates After the Effective Date.  At any time after the Effective Date, any holder of one or more of the certificates that prior to the Effective Date had represented Bank Common Shares may surrender such certificate or certificates in proper form to Holdings or to its transfer agent and receive in exchange therefor a certificate bearing the name and representing an identical number of Holdings Common Shares.

Section 2.04. Stock Options.  On the Effective Date, each outstanding option to purchase Bank Common Shares under the Bank’s stock option plans will be assumed by Holdings. Each such option will be exercisable in accordance with its existing terms for the same number of Holdings Common Shares as the number of Bank Common Shares subject to such option. Holdings and the Bank shall make appropriate amendments to the existing stock option plans to reflect the adoption of those plans as the stock option plans of Holdings without adverse effect upon the options outstanding under the existing stock option plans.

3

Section 2.05. Effects of the Merger.  Upon the Effective Date:

(a)  The name of the Continuing Bank shall be “The Washington Savings Bank, F.S.B.”

(b)  The charter of the Bank immediately prior to the Effective Date shall be the charter of the Continuing Bank, except as provided in paragraph 2.05(c) below. The by-laws of the Continuing Bank shall be the by-laws of the Bank immediately prior to the Effective Date.

(c)  The authorized capital stock of the Continuing Bank initially shall be identical to the authorized capital stock of the Interim Bank immediately prior to the Effective Date. The Continuing Bank shall have outstanding those numbers of shares of common stock and shares of preferred stock as are equivalent to the numbers of Interim Bank common shares and Interim Bank preferred shares outstanding immediately prior to the Effective Date.

(d)  The main office, principal place of business, officers and other personnel of the Continuing Bank shall be the same as the main office, principal place of business, officers and other personnel of the Bank immediately prior to the Effective Date.

(e)  The Continuing Bank shall thenceforth enjoy all the rights, privileges and franchises and shall be subject to all the restrictions, obligations and duties of the Bank and the Interim Bank, except for the alterations provided herein.

(f)  Each and all of the property, shares, rights, franchises, powers and privileges of the Bank and the Interim Bank shall become the property of the Continuing Bank, and the Continuing Bank shall have, as regards such property, shares, rights, franchises, powers and privileges, the same rights as the Interim Bank and the Bank each possessed.

(g)  The Continuing Bank shall assume each and every obligation of the Bank and the Interim Bank and shall have all the obligations and shall be liable for all debts and the fulfillment of all contracts and obligations of the Bank and the Interim Bank, just as they were prior to the Effective Date. Any reference to the Bank or the Interim Bank in any contract, will or document, whether executed or taking effect before or after the Merger, shall be considered a reference to the Continuing Bank if not inconsistent with the other provision of the contract, will or document. The stockholders of the Bank and the Interim Bank shall continue to be subject to the same obligations, claims and demands as existed against them, if any, on or before the Effective Date.

(h)  All suits, actions or other proceedings pending in any court on the Effective Date shall continue to their termination just as if the Merger had not taken place.

4

(i)  The initial directors of the Continuing Bank shall consist of the directors of the Bank immediately prior to the Effective Date (the names and addresses of the seven current directors of the Bank as of the date hereof are listed in Appendix I attached hereto), which directors shall hold office in the Continuing Bank, unless sooner removed or disqualified, until the end of their terms to which they have been elected at the Bank, as set forth in Appendix I and until their successors are elected or are appointed in accordance with the by-laws of the Continuing Bank and have qualified.

(j)  All deposit accounts of the Bank immediately prior to the Effective Date shall be and will remain deposits in the Continuing Bank without change in their respective terms, interest rates, maturities, minimum required balances or withdrawal rates. At the Effective Date, the Continuing Bank will continue to issue deposit accounts on the same basis as the Bank immediately prior to the Effective Date.

ARTICLE III

UNDERTAKINGS

Section 3.01. Bank Stockholder Approval.  The Bank undertakes to submit the Plan for consideration to its stockholders at a meeting called for this purpose pursuant to Section 552.13(h) of the OTS regulations (12 CFR 552.13(h)), or in any other manner permitted by law. Without limiting the preceding sentence, the Bank agrees (unless such action is not required by law):

(a)  To send to the holders of issued and outstanding Bank Common Shares a written notice of such meeting not less than twenty nor more than fifty days prior to the date fixed for the meeting. The notice shall specify the hour, date, place and purpose of the meeting at which this Plan will be considered.

(b)  To hold a vote of the stockholders at said meeting, in which each Bank Common Share shall entitle each holder thereof to one vote to be cast by the stockholder in person or by proxy.

(c)  To cause its secretary to certify under the seal of the Bank that (i) the Plan has been approved by the vote of the directors of the Bank and (ii) the Plan has been approved by the affirmative vote of fifty percent (50%) of the outstanding voting Bank Common Shares plus one affirmative vote.

(d)  To submit the Plan as certified pursuant to subsection (c) of this Section 3.01, with a certification under seal by the Secretary of Interim Bank as to the approval of the Plan by Holdings as sole stockholder of Interim Bank, to the OTS for its approval or disapproval.

5

Section 3.02. Holdings Stockholder Approval.  The Bank will vote all of its shares of common stock of Holdings in favor of approval of the Plan acting by written consent.

Section 3.03. Interim Bank Stockholder Approval.  Holdings will vote all of its shares of common stock of the Interim Bank in favor of the approval of the Plan acting by written consent.

Section 3.04. Regulatory Approvals.  Each of the Bank, the Interim Bank and Holdings shall (i) proceed expeditiously and cooperate fully in determining which filings are required to be made prior to the Effective Date with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Date from, governmental or regulatory authorities, including the OTS (collectively, the “Regulatory Approvals”) in connection with the execution and delivery of the Plan and the consummation of the transactions contemplated hereby; and (ii) timely make all such filings and timely seek all Regulatory Approvals; and (iii) take all other action and do all things necessary or appropriate to consummate and make effective all transactions contemplated by this Plan as soon as possible.

Section 3.05. Securities Law Matters.

(a)  The Bank undertakes to prepare and file promptly a proxy statement (the “Proxy Statement”) which complies with the requirements of the Securities Exchange Act of 1934, as amended, and the OTS regulations promulgated thereunder and which complies with all applicable federal and state law requirements for the purpose of submitting the Plan to its stockholders for approval.

(b)  Holdings and the Bank undertake to prepare a Prospectus (the “Prospectus”) related to the Holdings Common Shares and Holdings Preferred Shares which complies with the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder by the Securities and Exchange Commission, which shall be distributed to the stockholders of the Bank.

(c)  Holdings and the Bank shall each provide promptly to the other such information concerning its business and financial condition, and affairs and prospects as may be required or appropriate for inclusion in the Prospectus or the Proxy Statement and shall cause their counsel and auditors to cooperate in the preparation of the Prospectus and the Proxy Statement.

(d)  The Bank undertakes to distribute the Proxy Statement and the Prospectus to its stockholders in accordance with applicable federal and state law requirements.

Section 3.06. Other Undertakings.

(a)  If the requisite approval of this Plan is obtained at the meeting of the Bank’s stockholders referred to in Section 3.01, thereafter and until the Effective Date, the Bank shall issue certificates for Bank Common Shares, whether upon transfer or otherwise, only if such certificates bear a legend, the form of which shall be approved by

6

the board of directors of the Bank, indicating that this Plan has been approved and that shares of stock evidenced by such certificates are subject to consummation of this Plan.

(b)  If at any time (whether before or after the Effective Date), the Bank or the Continuing Bank considers that any further assignment, conveyance or assurance in law is necessary or desirable to vest, perfect or confirm of record in the Continuing Bank the title to any property or rights of the Bank or the Interim Bank, or otherwise to carry out the provisions hereof, the Bank and the Interim Bank hereby undertake through their proper officers and directors to execute and deliver immediately any and all proper deed, assignment and assurance, and to do all things necessary or proper to vest, perfect or confirm title to such property or right in the Continuing Bank and otherwise to carry out the provisions hereof.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.01. Conditions Precedent to the Merger.  The consummation of the Merger is subject to the satisfaction of the following conditions:

(a)  The affirmative vote of 50 percent (50%) of the outstanding voting Bank Common Shares plus one affirmative vote shall have been cast, in person or by proxy, in favor of this Plan at a meeting of the Bank’s stockholders called pursuant to Section 3.01.

(b)  All Regulatory Approvals (or waiver or exemption therefrom) and satisfaction of all other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by the Plan shall have been obtained, and all statutory waiting periods shall have expired, without the imposition of any condition or requirements that would materially and adversely affect the operations or business prospects of Holdings or the Continuing Bank following the Effective Date so as to render inadvisable the consummation of such transaction, as provided by Section 5.01(c) hereof.

(c)  The Bank shall have received a ruling or rulings from the appropriate tax authorities or an opinion letter from tax counsel to the Bank, satisfactory to the Bank in form and substance, with respect to the United States income tax consequences of the Merger.

Section 4.02. Effective Date.  The Bank, the Interim Bank and Holdings shall use their commercially reasonable best efforts to cause the Merger to become effective on a date as soon as practicable after each condition precedent listed in Section 4.01 shall have been satisfied. The Merger shall become effective at the time this Plan is properly approved and filed in accordance with the OTS rules and regulations (the “Effective Date”).

7

ARTICLE V

TERMINATION AND DEFERRAL

Section 5.01. Termination of the Merger.  Prior to the Effective Date, the Plan may be terminated at any time by written notice by either the Bank or the Interim Bank or Holdings to the other parties hereto that its board of directors is of the opinion that:

(a)  The number of Bank Common Shares that voted against approval of the Plan is such that the consummation of the Merger is, in the sole opinion of such board of directors, inadvisable.

(b)  Any action, suit, proceeding, or claim is commenced or threatened or any claim is made that could make consummation of the Merger, in the sole opinion of such board of directors, inadvisable.

(c)  It is likely that a Regulatory Approval, in the sole opinion of such board of directors, will not be obtained, or if obtained, has or will contain or impose a condition or requirement that would materially and adversely  affect the operations or business prospects of Holdings or the Continuing Bank following the Effective Date so as to render inadvisable the consummation of the Merger.

(d)  Any other reason exists that makes consummation of the Merger, in the sole opinion of such board of directors, inadvisable.

Upon such determination, the Plan shall be deemed void, and there shall be no liability hereunder or on account of such termination on the part of the Bank, the Interim Bank, Holdings, or the directors, officers, employees, agents or stockholders or any of them, except that in such event the Bank will pay the fees and expenses incurred by itself, the Interim Bank and Holdings in connection with the transactions contemplated herein.

Section 5.02. Deferral of Effective Date.  Consummation of the Merger herein provided may be deferred by the board of directors of the Bank for a reasonable period of time if the Bank’s board of directors determines, in its sole discretion, that such deferral would be in the best interest of the Bank and the stockholders of the Bank.

ARTICLE VI

MISCELLANEOUS

Section 6.01. Governing Law.  The Plan shall be governed by and construed in accordance with the laws of Maryland.

Section 6.02. Amendment.  The Plan and the Appendix hereto may be amended by the parties hereto, by action taken by or on behalf of their respective Board of Directors at any time before or after approval by the stockholders of the parties; provided, however that after such

8

approval, no amendment, modification or waiver shall affect the consideration to be received by any party or their respective stockholders. Any such amendment, modification or waiver must be by an instrument in writing and signed on behalf of each of the parties.

[SIGNATURE PAGE FOLLOWS]

9

IN WITNESS WHEREOF, the Bank, the Interim Bank and Holdings have caused this Plan to be executed by their duly authorized officers as of the date first above written.

THE WASHINGTON SAVINGS BANK, F.S.B.

By:	/s/ Phillip C. Bowman
Name:	Phillip C. Bowman
Title:	Chief Executive Officer

10

WASHINGTON INTERIM SAVINGS BANK

By:	/s/ Phillip C. Bowman
Name:	Phillip C. Bowman
Title:	Chief Executive Officer
Date of Execution:	9/26/07

11

WSB HOLDINGS, INC.

By:	/s/ Phillip C. Bowman
Name:	Phillip C. Bowman
Title:	Chief Executive Officer
Date of Execution:9/26/07

12

APPENDIX I

DIRECTORS OF THE BANK

Name, Address, and Term of Directors

Phillip C. Bowman
4201 Mitchellville Road

Suite 200

Bowie, MD  20716

(term expires in 2008)

George Q. Conover

4201 Mitchellville Road

Suite 200

Bowie, MD  20716

(term expires in 2009)

William J. Harnett

4201 Mitchellville Road

Suite 200

Bowie, MD  20716

(term expires in 2007)

Kevin P. Huffman

4201 Mitchellville Road

Suite 200

Bowie, MD  20716

(term expires in 2007)

Eric S. Lodge

4201 Mitchellville Road

Suite 200

Bowie, MD  20716

(term expires in 2009)

Michael J. Sullivan

4201 Mitchellville Road

Suite 200

Bowie, MD  20716

(term expires in 2009)

Stephen J. Troese

4201 Mitchellville Road

Suite 200

Bowie, MD  20716

(term expires in 2008)

Appendix B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

WSB HOLDINGS, INC.

WSB Holdings, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST:  The name of the Corporation is WSB Holdings, Inc. The Corporation was originally incorporated under the same name and its original certificate of incorporation was filed with the Secretary of State of the State of Delaware on September 26, 2007.

SECOND:  This Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation (the “Certificate of Incorporation”). This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

THIRD:  The text of the Certificate of Incorporation is hereby restated and integrated and further amended to read in its entirety as follows:

Article 1.                                            NAME

The name of this corporation is WSB HOLDINGS, INC. (the “Corporation”).

Article 2.                                            REGISTERED OFFICE AND AGENT

The registered office of the Corporation shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 in the County of New Castle. The registered agent of the Corporation at such address shall be Corporation Trust Company.

Article 3.                                            PURPOSE AND POWERS

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”). The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

Article 4.                                            CAPITAL STOCK

4.1.              Authorized Shares

The total number of shares of all classes of stock that the Corporation shall have the authority to issue is thirty million (30,000,000), of which twenty million (20,000,000) of such shares shall be common stock, having a par value of $0.0001 per share (“Common Stock”), and ten million (10,000,000) of such shares shall be preferred stock, having a par value of $0.0001 per share (“Preferred Stock”).

4.2.              Common Stock

4.2.1.    Relative Rights

The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate of designations filed to establish the respective series of Preferred Stock. Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.

4.2.2.    Dividends

Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

4.2.3.    Dissolution, Liquidation, Winding Up

In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

4.2.4.    Voting Rights

Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders. Holders of shares of Common Stock shall be entitled to cumulate votes in the election of directors.

4.3.              Preferred Stock

The Board of Directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Certificate of Incorporation, to provide, by resolution or resolutions from time to time and by filing a certificate of designations pursuant to the Delaware General Corporation Law, for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, to fix the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and to fix the qualifications, limitations or restrictions thereof.

4.4.              Preemptive Rights

Holders of the capital stock of the Corporation shall not be entitled to preemptive rights with respect to any shares or other securities of the Corporation which may be issued.

Article 5.                                            BOARD OF DIRECTORS

5.1.              Initial Directors; Number; Election

The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation.

The classification shall be such that the term of one class shall expire each succeeding year. The Corporation’s board of directors shall initially be divided into three classes named Class I, Class II and Class III, with Class I initially consisting of two directors, Class II initially consisting of three directors and Class III initially consisting of two directors. The terms, classifications, qualifications and election of the board of directors and the filling of vacancies thereon shall be as provided herein and in the bylaws of the Corporation. The names and business addresses of those persons of each class to serve on the initial board of directors shall be as follows:

Class I:  Term of office expires at the first annual meeting of stockholders held after the classification becomes effective:

Name	Address

Phillip C. Bowman	4201 Mitchellville Road, Suite 200 Bowie, Maryland 20716

Stephen J. Troese	4201 Mitchellville Road, Suite 200 Bowie, Maryland 20716

Class II:  Term of office expires at the second annual meeting of stockholders:

Name	Address

George Q. Conover	4201 Mitchellville Road, Suite 200 Bowie, Maryland 20716

Eric S. Lodge	4201 Mitchellville Road, Suite 200 Bowie, Maryland 20716

Michael J. Sullivan	4201 Mitchellville Road, Suite 200 Bowie, Maryland 20716

Class III:  Terms of office expire at the third annual meeting of stockholders:

Name	Address

William J. Harnett	4201 Mitchellville Road, Suite 200 Bowie, Maryland 20716

Kevin P. Huffman	4201 Mitchellville Road, Suite 200 Bowie, Maryland 20716

Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be elected and qualified.

Any vacancy occurring in the board of directors, including any vacancy created by reason of an increase in the number of directors, shall be filled for the unexpired term in the manner provided in the Corporation’s bylaws, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified, or until the director’s earlier resignation, removal or death.

No director may be removed except for cause and then only by an affirmative vote of at least two-thirds of the total votes eligible to be voted by stockholders at a duly constituted meeting of stockholders called for such purpose. At least 30 days prior to such meeting of stockholders, written notice shall be sent to the director or directors whose removal will be considered at such meeting.

Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot.

5.2.              Limitation of Liability

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article 5.2 shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

Article 6.                                            AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation.

Article 7.                                            RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 7.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf on this 26 day of October, 2007.

WSB HOLDINGS, INC.

By:	/s/ Phillip C. Bowman
Phillip C. Bowman
Chief Executive Officer

AMENDED AND RESTATED

BYLAWS

OF

WSB HOLDINGS, INC.

OFFICES

Registered Office

The initial registered office of the Corporation shall be in Wilmington, Delaware, and the initial registered agent in charge thereof shall be The Corporation Trust Company.

Other Offices

The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as may be necessary or useful in connection with the business of the Corporation.

2.             MEETINGS OF STOCKHOLDERS

2.1          Place of Meetings

All meetings of the stockholders shall be held at such place as may be fixed from time to time by the Board of Directors, the Chairperson or the President.   Notwithstanding the foregoing, the Board of Directors may determine that the meeting shall not be held at any place, but may instead be held by means of remote communication.

2.2          Annual Meetings

The Corporation shall hold annual meetings of stockholders on such date and at such time as shall be designated from time to time by the Board of Directors, the Chairperson or the President, at which stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, provided that such business is a proper matter for stockholder action under the General Corporation Law of Delaware. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting; provided, however, that if either (i) the date of the

1

annual meeting is more than 30 days before or more than 60 days after such an anniversary date or (ii) no proxy statement was delivered to stockholders in connection with the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.2. The Chairperson of an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that a matter of business was not properly brought before the meeting in accordance with the provisions of this Section 2.2, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

2.3          Special Meetings

Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the Board of Directors, the Chairperson or the President, and shall be called by the Chairperson, the President or the Secretary upon the written request of the holders of not less than 10% of all of the outstanding capital stock of the Corporation entitled to vote at the meeting.

2.4          Notice of Meetings

Notice of any meeting of stockholders, stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and (if it is a special meeting) the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting (except to the extent that such notice is waived or is not required as provided in the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) or these Bylaws). Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Sections 222 and 232 (or any successor section or sections) of the Delaware General Corporation Law.

2.5          Waivers of Notice

Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these Bylaws, a written waiver thereof signed by the person or persons entitled to said notice, or a waiver thereof by electronic transmission by the person entitled to said notice,

2

delivered to the Corporation, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice (1) of such meeting, except when the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (2) (if it is a special meeting) of consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter at the beginning of the meeting.

2.6          Business at Special Meetings

Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice (except to the extent that such notice is waived or is not required as provided in the Delaware General Corporation Law or these Bylaws).

2.7          List of Stockholders

After the record date for a meeting of stockholders has been fixed, at least ten days before such meeting, the officer who has charge of the stock ledger of the Corporation shall make a list of all stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder (but not the electronic mail address or other electronic contact information, unless the Board of Directors so directs) and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (2) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then such list shall also, for the duration of the meeting, be produced and kept open to the examination of any stockholder who is present at the time and place of the meeting. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.8          Quorum at Meetings

Stockholders may take action on a matter at a meeting only if a quorum exists with respect to that matter. Except as otherwise provided by statute or by the Certificate of Incorporation, the holders of a majority of the shares entitled to vote at the meeting, and who are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. Once a share is represented for any purpose at a meeting (other than solely to object (1) to holding the meeting or transacting business at the meeting, or (2) (if it is a special meeting) to consideration of a particular matter at the meeting that is not

3

within the purpose or purposes described in the meeting notice), it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

2.9          Voting and Proxies

Unless otherwise provided in the Delaware General Corporation Law or in the Corporation’s Certificate of Incorporation, and subject to the other provisions of these Bylaws, each stockholder shall be entitled to one vote on each matter, in person or by proxy, for each share of the Corporation’s capital stock that has voting power and that is held by such stockholder. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed appointment of proxy shall be irrevocable if the appointment form states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. If authorized by the Board of Directors, and subject to such guidelines as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at such meeting whether such meeting is held at a designated place or solely by means of remote communication, provided that (1) the Corporation implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (2) the Corporation implements reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (3) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action is maintained by the Corporation.

2.10        Required Vote

When a quorum is present at any meeting of stockholders, all matters shall be determined, adopted and approved by the affirmative vote (which need not be by ballot) of the holders of a majority of the votes cast by stockholders present in person or represented by proxy at the meeting and entitled to vote with respect to the matter, unless the proposed action is one upon which, by express provision of statutes or of the Certificate of Incorporation, a different vote is specified and required, in which case such express provision shall govern and control with respect to that vote on that matter. Notwithstanding the foregoing, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Holders of shares of common stock shall be entitled to cumulate votes in the election of directors.

4

2.11        Action Without a Meeting

Any action required to be taken at any annual or special meeting of stockholders, or any other action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all stockholders entitled to vote with respect to the subject matter.

3.             DIRECTORS

3.1          Powers

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things, subject to any limitation set forth in the Certificate of Incorporation or as otherwise may be provided in the Delaware General Corporation Law.

3.2          Number and Election

The number of directors which shall constitute the whole board shall be determined by resolution of the Board of Directors, but in no event shall be less than three. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the Corporation.

3.3          Classes of Directors.

The Board of Directors shall be and is divided into three classes:  Class I, Class II and Class III. No one class shall have more than one director more than any other class.

3.4          Nomination of Directors

(a)  The Board of Directors shall nominate candidates to stand for election as directors; and other candidates also may be nominated by any Corporation stockholder as provided in Section 3.4(b) below. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.5 hereof, and each director elected shall hold office until such director’s successor is elected and qualified or until the director’s earlier resignation or removal.

(b)  Only persons who are nominated in accordance with the procedures set forth in this Section 3.4 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in

5

this Section 3.4(b). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting; provided, however, that if either (i) the date of the annual meeting is more than 30 days before or more than 60 days after such an anniversary date or (ii) no proxy statement was delivered to stockholders in connection with the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving notice (i) the name and address, as they appear in the Corporation’s books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.4. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

3.5          Vacancies

Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement thereof, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next election of directors of the class to which such director was appointed, and until such director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal. In the event that one or more directors resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and

6

each director so chosen shall hold office until the next election of directors, and until such director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal.

3.6          Resignation

Any director may resign by delivering his or her written resignation to the Corporation at its principal office or the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

3.7          Meetings

3.7.1       Regular Meetings

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

3.7.2       Special Meetings

Special meetings of the Board may be called by the Chairperson or President on one day’s notice to each director, either personally or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least one day in advance of the meeting), telegram, facsimile transmission, electronic mail (effective when directed to an electronic mail address of the director), or other electronic transmission, as defined in Section 232(c) (or any successor section) of the Delaware General Corporation Law (effective when directed to the director), and on five days’ notice by mail (effective upon deposit of such notice in the mail). The notice need not describe the purpose of a special meeting.

3.7.3       Telephone Meetings

Members of the Board of Directors may participate in a meeting of the board by any communication by means of which all participating directors can simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

3.7.4       Action Without Meeting

Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more consents in writing or by electronic transmission describing the action taken, signed by each director, and delivered to the Corporation for inclusion in the minute book.

7

3.7.5       Waiver of Notice of Meeting

A director may waive any notice required by statute, the Certificate of Incorporation or these Bylaws before or after the date and time stated in the notice.  Except as set forth below, the waiver must be in writing, signed by the director entitled to the notice, or made by electronic transmission by the director entitled to the notice, and delivered to the Corporation for inclusion in the minute book. Notwithstanding the foregoing, a director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

3.8          Quorum and Vote at Meetings

At all meetings of the board, a quorum of the Board of Directors consists of a majority of the total number of directors prescribed pursuant to Section 3.2 of these Bylaws. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these Bylaws.

3.9          Committees of Directors

The Board of Directors may designate one or more committees, each committee to consist of one or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by unanimous vote, appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or adopting, amending or repealing any bylaw of the Corporation; and unless the resolution designating the committee, these bylaws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors, when required. Unless otherwise specified in the Board resolution appointing the Committee, all provisions of the Delaware General Corporation Law and these Bylaws relating to meetings, action without meetings, notice

8

(and waiver thereof), and quorum and voting requirements of the Board of Directors apply, as well, to such committees and their members. Unless otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

3.10        Compensation of Directors

The Board of Directors shall have the authority to fix the compensation of directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

4.             OFFICERS

4.1          Positions

The officers of the Corporation shall be a President, a Secretary and a Treasurer, and such other officers as the Board of Directors (or an officer authorized by the Board of Directors) from time to time may appoint, including a Chairperson, a Vice Chairperson, one or more Executive Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers. Each such officer shall exercise such powers and perform such duties as shall be set forth below and such other powers and duties as from time to time may be specified by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the duties of such other officers. Any number of offices may be held by the same person, except that in no event shall the President and the Secretary be the same person. As set forth below, each of the President, and/or any Vice President may execute bonds, mortgages and other contracts under the seal of the Corporation, if required, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

4.2          Chairperson

The Chairperson shall (when present) preside at all meetings of the Board of Directors and stockholders, and shall ensure that all orders and resolutions of the Board of Directors and stockholders are carried into effect. The Chairperson shall not be deemed an executive officer of the Corporation unless otherwise specified by the Board of Directors.

4.3          President

The President shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the Corporation. Unless otherwise provided by the Board of Directors, the President shall (in the absence of the Chairperson, if any) preside at all meetings of the stockholders, and, if a director, at all meetings of the Board of Directors. Unless the Board of Directors has designated another officer as the Chief Executive Officer, the

9

President shall be the Chief Executive Officer of the Corporation. The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe. The President shall have the power to enter into contracts and otherwise bind the Corporation in matters arising in the ordinary course of the Corporation’s business.

4.4          Vice President

Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time prescribe. In the absence of the President or in the event of the President’s inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors. Unless otherwise determined by the Board of Directors, any Vice President shall have the power to enter into contracts and otherwise bind the Corporation in matters arising in the ordinary course of the Corporation’s business.

4.6          Secretary

The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall have responsibility for preparation of minutes of meetings of the Board of Directors and of the stockholders and for authenticating records of the Corporation. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. The Secretary or an Assistant Secretary may also attest all instruments signed by any other officer of the Corporation.

4.7          Assistant Secretary

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary.

4.8          Treasurer

The Treasurer shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. The Treasurer may be the Chief Financial Officer of the Corporation and shall have responsibility for the custody of the corporate funds and securities and shall see to it that full and accurate accounts of receipts and disbursements are kept in books belonging to the Corporation. The Treasurer shall render to the

10

President, and the Board of Directors, upon request, an account of all financial transactions and of the financial condition of the Corporation.

4.9          Assistant Treasurer

Any Assistant Treasurer shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer.

4.10        Term of Office

The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors.

4.11        Compensation

The compensation of officers of the Corporation shall be fixed by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the compensation of such other officers.

4.12        Fidelity Bonds

The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

4.13        Action with Respect to Securities of Other Corporations

Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholder of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

11

5.             CAPITAL STOCK

5.1          Certificates of Stock; Uncertificated Shares

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate (representing the number of shares registered in certificate form) signed in the name of the Corporation by the Chairperson, President or any Vice President, and by the Treasurer, Secretary or any Assistant Treasurer or Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

5.2          Lost Certificates

The Board of Directors, Chairperson, President or Secretary may direct a new certificate of stock to be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issuance of a new certificate, the board or any such officer may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as the board or such officer shall require and/or to give the Corporation a bond or indemnity, in such sum or on such terms and conditions as the board or such officer may direct, as indemnity against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate or uncertificated shares.

5.3          Record Date

5.3.1       Actions by Stockholders

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty days nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a

12

meeting of stockholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

5.3.2       Payments

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

5.4          Stockholders of Record

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise may be provided by the Delaware General Corporation Law.

6.             INDEMNIFICATION; INSURANCE

6.1          Authorization of Indemnification

Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the Corporation or otherwise (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor to the Corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the Delaware General Corporation Law, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation

13

shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except for a suit or action pursuant to Section 6.2 hereof) only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Persons who are not directors or officers of the Corporation and are not so serving at the request of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The indemnification conferred in this Section 6.1 also shall include the right to be paid by the Corporation (and such successor) the expenses (including attorneys’ fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, however, that, if and to the extent the Delaware General Corporation Law requires, the payment of such expenses (including attorneys’ fees) incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 6.1 or otherwise; and provided further, that, such expenses incurred by other employees and agents may be so paid in advance upon such terms and conditions, if any, as the Board of Directors deems appropriate.

6.2          Right of Claimant to Bring Action Against the Corporation

If a claim under Section 6.1 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed or is otherwise not entitled to indemnification under Section 6.1, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (in the manner provided under the Delaware General Corporation Law) to have made a determination prior to or after the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law shall not be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Unless otherwise specified in an agreement with the claimant, an actual determination by the Corporation (in the manner provided under the Delaware General Corporation Law) after the commencement of such action that the claimant has not met such applicable standard of conduct shall not be a defense to the action, but shall create a presumption that the claimant has not met the applicable standard of conduct.

14

6.3          Non-exclusivity

The rights to indemnification and advance payment of expenses provided by Section 6.1 hereof shall not be deemed exclusive of any other rights to which those seeking indemnification and advance payment of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

6.4          Survival of Indemnification

The indemnification and advance payment of expenses and rights thereto provided by, or granted pursuant to, Section 6.1 hereof shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, partner or agent and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such person.

6.5          Insurance

The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person’s status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.

7.             GENERAL PROVISIONS

7.1          Inspection of Books and Records

Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to make copies or extracts from:  (1) the Corporation’s stock ledger, a list of its stockholders, and its other books and records; and (2) other documents as required by law. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office or at its principal place of business.

15

7.2          Dividends

The Board of Directors may declare dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and the laws of the State of Delaware.

7.3          Reserves

The directors of the Corporation may set apart, out of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

7.4          Execution of Instruments

All checks, drafts or other orders for the payment of money, and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

7.5          Fiscal Year

The fiscal year of the Corporation shall end on December 31 of each year.

7.6          Seal

The corporate seal shall be in such form as the Board of Directors shall approve. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

*     *     *     *     *

Adopted as of October 26, 2007

16

Appendix C

OFFICE OF THRIFT SUPERVISION

WASHINGTON, D.C. 20552

FORM 10-K

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Fiscal Year Ended July 31, 2007

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For transition period from to

Docket Number 8173

THE WASHINGTON SAVINGS BANK, F.S.B.

(Exact name of registrant as specified in its charter)

U.S.	52-1271169
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4201 Mitchellville Road, Suite 200, Bowie, Maryland	20716
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (301) 352-3120

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Common Stock, par value $1.00 per share	NASDAQ Stock Market

Securities registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐  No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐  No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes  ☒  No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐             Accelerated filer   ☐             Non-accelerated filer  ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐   No ☒

The aggregate market value of the voting common equity held by non-affiliates of the registrant was $40,638,999 as of January 31, 2007.

Number of shares of Common Stock outstanding on October 22, 2007, was 7,588,135.

Documents Incorporated by Reference:

Part III - Proxy Statement for 2007 Annual Meeting of Stockholders

Form 10-K Cross-Reference Sheet

*            Certain disclosures are incorporated by reference from registrant’s definitive Proxy Statement for the Annual Meeting of Stockholders to be held December 19, 2007, which Proxy Statement will be filed not later than 120 days after the end of the fiscal year covered by this Annual Report on Form 10-K.

i

(This Page Intentionally Left Blank)

PART I

Item 1. Business

The Washington Savings Bank, F.S.B. (“WSB” or the “Bank”) is a federally chartered, federally insured, stock savings bank which was organized in 1982 as a Maryland-chartered, privately insured savings and loan association. It received federal insurance in 1985 and a federal savings bank charter in 1986. WSB is a member of the Federal Home Loan Bank (“FHLB”) system and its deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”) to the maximum amount provided by law. WSB is subject to supervision and regulation by the Office of Thrift Supervision (“OTS”).

WSB has five savings branches in Maryland. They are located in Bowie, Waldorf, Crofton, Millersville and Odenton, all of which are adjacent to the Baltimore-Washington corridor. WSB also has four mortgage loan origination offices located in Maryland. Two of the Maryland mortgage loan offices are located adjacent to the Bowie and Odenton branches. The other two Maryland offices are located in Crofton and Waldorf. Also located in WSB’s corporate headquarters are WSB’s Commercial Lending Group, WSB’s Wholesale Mortgage Group and WSB’s Retail Mortgage Group. The Fairfax, Virginia office was closed during fiscal 2006, however, WSB has subsequently increased its loan originators in Northern Virginia.

WSB is engaged primarily in the business of attracting deposit accounts from the general public and using such funds, together with other borrowed funds, to make first and second mortgage loans, land acquisition and development loans, commercial loans, construction loans, consumer loans, and non-residential mortgage loans, with an emphasis on residential mortgage, commercial and construction lending.

Recent Developments

On September 27, 2007, the WSB announced that its board of directors has approved the formation of a bank holding company for the Bank. The proposed reorganization will be effected through a share exchange in which each of the Bank’s shareholders will receive one share of common stock of WSB Holdings, Inc. a Delaware corporation formed at the direction of the Bank’s board of directors (“Holdings”) in exchange for each of their shares of the Bank’s common stock. Holdings is a new corporation that is being organized by the Bank for purposes of the reorganization. The Bank’s current directors will serve as the directors of Holdings. Following the reorganization, the Bank’s shareholders will be shareholders of the new holding company, and the holding company will be the Bank’s parent company. The Bank will continue to exist as a federally chartered savings bank and be managed by its current board of directors and officers.

Completion of the reorganization is subject to approval by WSB’s shareholders and federal banking regulators. A proposal to approve the reorganization will be submitted for a vote by the shareholders at WSB’s 2007 annual meeting. Subject to receipt of all required approvals, it is currently expected that the reorganization will be completed during the first quarter of 2008.

Lending Activities

General. Lending by WSB has historically focused on residential mortgage loans and construction loans on residential projects. The following table sets forth information concerning WSB’s  loan portfolio net of deferred fees at the dates indicated:

	July 31,
	2007		2006		2005		2004		2003
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(dollars in thousands)
Held for Sale:
Single-family	$4,378	2.06%	$8,639	3.37%	$19,564	4.37%	$14,697	3.03%	$97,902	24.77%

Held for Investment:
Permanent mortgage loans:
Single-family(1)	80,616	37.95%	108,444	42.29%	162,242	36.21%	170,719	35.26%	121,336	30.69%
Non-residential	10,761	5.07%	14,546	5.67%	16,049	3.58%	15,964	3.30%	6,637	1.68%
Land	25,262	11.89%	34,828	13.58%	50,331	11.23%	44,478	9.19%	23,291	5.89%
Construction loans:
Single-family	34,263	16.13%	75,725	29.52%	181,848	40.58%	225,803	46.63%	141,829	35.88%
Other property	7,583	3.57%	8,506	3.32%	11,522	2.57%	9,000	1.86%	2,203	0.56%
Other:
Consumer installment loans	131	0.06%	120	0.05%	194	0.04%	391	0.08%	442	0.11%
Account loans	338	0.16%	429	0.17%	235	0.05%	236	0.05%	250	0.06%
Commercial loans	49,092	23.11%	5,194	2.03%	6,128	1.37%	2,933	0.60%	1,416	0.36%
	208,046	97.94%	247,792	96.63%	428,549	95.63%	469,524	96.97%	297,404	75.23%

Total loans receivable	$212,424	100.00%	$256,431	100.00%	$448,113	100.00%	$484,221	100.00%	$395,306	100.00%

(1) Includes $1.8 million, $2.5 million, $4.3 million, $5.0 million, and $2.8 million of second mortgage loans, at July 31, 2007, 2006, 2005, 2004 and 2003, respectively.

Contractual Maturities. The following table reflects the approximate schedule of contractual principal repayments of the held-for-investment loan portfolio at July 31, 2007. With respect to adjustable rate loans, the following table reflects the approximate schedule of contractual maturities:

Approximate Principal	Mortgage Loans		Construction Loans		Consumer
Repayments	Fixed	Adjustable	Fixed	Adjustable	Installment and	Commercial
Contractually Due	Rate	Rate	Rate	Rate	Account Loans	Loans	Total
	(dollars in thousands)

Within one year	$19,813	$—	$33,818	$—	$384	$20,592	$74,607
After one year through five years	41,371	—	6,303	—	75	25,652	73,401
After five years	54,336	1,119	1,725	—	10	2,848	60,038
Total	$115,520	$1,119	$41,846	$—	$469	$49,092	$208,046

Prepayment Experience. Contractual principal repayment terms do not necessarily reflect the actual repayment experience within the loan portfolio. The average lives of mortgage loans are expected to be substantially less than their contractual terms due to loan prepayments and refinancings. The following table presents estimated maturities of WSB’s loan portfolio based upon WSB’s historic prepayment experience and prepayment experience statistics as provided by the OTS. With respect to adjustable rate loans, the following table reflects the approximate schedule of contractual maturities:

	Real Estate		Real Estate
	Mortgage Loans		Construction		Consumer
Estimated	Fixed	Adjustable	Fixed	Adjustable	Installment and	Commercial
Prepayments	Rate	Rate	Rate	Rate	Account Loans	Loans	Total
	(dollars in thousands)

Within one year	$23,328	$—	$37,661	$—	$384	$20,592	$81,965
After one year through five years	58,320	—	4,185	—	75	25,652	88,232
After five years	33,872	1,119	—	—	10	2,848	37,849
Total	$115,520	$1,119	$41,846	$—	$469	$49,092	$208,046

Origination, Purchase and Sale of Loans. As a federal savings bank, WSB has authority to originate and purchase loans secured by real estate located throughout the United States. Generally, WSB makes loans in and around its market area, which primarily is the Baltimore-Washington corridor and Virginia. Historically WSB has not engaged in the purchasing of loans.

In addition to accepting loan requests from its customer base, WSB employs twenty-nine mortgage loan originators and compensates these individuals primarily on an incentive basis and five commercial loan originators and compensates them primarily on a salary basis. The loan originators and other members of WSB’s management maintain contacts with local builders, developers and realtors, which provide WSB with additional potential customers. WSB also enhances its business contacts within the communities it serves by participating in local civic organizations.

WSB originates residential loans for its portfolio and for sale in the secondary market. WSB’s general practice has been to sell loans on an individual basis to various lenders throughout the country, without retaining loan servicing rights (commonly referred to as “servicing released”). In general, higher coupon loans, such as commercial, second mortgages, construction loans, and construction/permanent loans, are held in WSB’s portfolio, while conforming first mortgages are sold at or shortly after origination. WSB’s management continues to seek more diversity in its loan portfolio and has established commercial business and commercial real estate lending departments staffed with experienced lenders in an effort to significantly expand its nonresidential loan portfolio. This has resulted in an increase in the portfolios of commercial business, commercial real estate, and residential land development to commercial borrowers. WSB also utilizes available funds to retain certain higher-yielding fixed rate residential mortgage loans in its portfolio in order to improve interest income. During the past three fiscal years, WSB has settled 4,170 loans with a principal value of approximately $1.1 billion. The proceeds from loan sales are used to fund loans held for investment, mortgage-backed securities (“MBS”) and investment securities. WSB also has approval to sell loans to Fannie Mae (“FNMA”) and Freddie Mac (“FHLMC”), which enhances the ability of WSB to sell its mortgage loans and to convert pools of loans into marketable Ginnie Mae (“GNMA”), FNMA and FHLMC participation certificates. See “Business, Item 1, Mortgage-Backed Securities.”

Loan Underwriting Policies. Under WSB’s loan approval policy,  all loans approved must comply with federal regulations. Generally, WSB will make residential mortgage loans in amounts up to the limits established from time to time by FNMA and FHLMC for secondary market resale purposes. This amount is presently $417,000 for single-family residential loans, although WSB will make loans in excess of this amount, if it believes it can sell the loans in the secondary market, or if it believes the loans should be held in its portfolio.

WSB obtains detailed loan applications to determine the borrowers’ ability to repay and verifies the more significant items on these applications through credit reports, financial statements and confirmations. WSB also requires appraisals of collateral and title insurance on secured real estate loans. Most borrowers must establish a mortgage escrow account for items such as real estate taxes, governmental charges and hazard and private mortgage insurance premiums.

WSB’s lending policy generally requires private mortgage insurance when the loan-to-value ratio exceeds 80%. WSB generally does not lend in excess of 90% of the appraised value of single-family residential dwellings even when private mortgage insurance is obtained, except for Federal Housing Administration (“FHA”), Veterans Administration (“VA”) and Farmers Home Administration (“FmHA”) loans, which permit higher loan-to-value ratios. Underwriting policies on other types of loans are described below.

Under federal law, the aggregate amount of loans that WSB may make to any one borrower and related entities is generally limited to 15% of WSB’s unimpaired capital and unimpaired surplus. WSB’s general lending limit at July 31, 2007 was approximately $9.9 million. WSB has not made any loans aggregated in excess of this limit.

Single-Family Residential Real Estate Lending. At July 31, 2007, WSB had a total of $282.8 million in loans receivable and MBS. Loans secured by first or second mortgages on single-family properties, excluding construction loans, consisted of $85.0 million or 30.05% of total loans receivable and MBS. MBS consisted of $70.3 million or 24.88% of total loans receivable and MBS.

WSB’s single-family residential loans have historically consisted of fixed interest rates at terms of up to 30 years. WSB originates conventional mortgage loans, FHA, VA, and loans in excess of the FNMA and FHLMC ceilings both for sale in the secondary market and for its own portfolio. Adjustable-rate mortgages are also offered, with rates adjusting to external indices in one to ten years. WSB has also made loans which fully amortize in 15 years and, on investment properties, loans which are due and payable in five years, subject to extension in some circumstances.

Non-Residential Real Estate Lending. WSB makes permanent mortgage loans on various non-residential properties, including office buildings and warehouses. Non-residential loans are made on properties located in or around WSB’s market area. Non-residential real estate lending may entail significant additional risks as compared to single-family residential property lending. At July 31, 2007, non-residential real estate loans represented $10.8 million, or 3.80% of total loans receivable and MBS, and lot loans and land loans represented $25.3 million, or 8.94%, of WSB’s total loans receivable and MBS.

Acquisition, Development and Construction Lending. WSB provides construction loans for single-family and multi-family residences and for non-residential properties. These loans usually include funding for the acquisition and development of unimproved properties to be used for residential or non-residential construction. WSB may provide permanent financing on the same projects for which it has provided the construction financing.

Acquisition, development and construction lending, while providing higher yields, may also have greater risks of loss than long-term residential mortgage loans on improved, owner-occupied properties. At July 31, 2007, acquisition, development and construction loans represented $41.8 million, or 14.80%, of WSB’s total loans receivable and MBS. WSB expects to continue construction lending at levels consistent with federal regulations.

WSB generally makes land acquisition loans with terms of up to three years and loan-to-value ratios of up to 80%, land development loans with terms of up to two years and loan-to-value ratios of up to 75%, and construction loans with original terms of generally up to one year and loan-to-value ratios of up to 80%.

Commercial Lending. Federal laws and regulations permit thrift institutions to lend up to 20% of total assets in commercial loans on an unsecured basis or secured by collateral other than real estate, provided that amounts in excess of 10% of total assets may be used only for small business loans. Pursuant to WSB’s current strategic plan, in fiscal 2006 WSB began to promote the origination of commercial and commercial real estate lending. Prior to this period, commercial lending was of a minor component of the bank’s lending portfolio and operations. At July 31, 2007, commercial loans represented $49.1 million, or 17.36%, of WSB’s total loans receivable and MBS, which was significantly below the limit permitted by the regulations. In addition, WSB has issued a limited number of standby letters of credit, generally to development loan customers in connection with development work financed by WSB.

Consumer Lending. Federal laws and regulations permit a federally chartered thrift institution to make secured and unsecured consumer loans in an aggregate amount up to 35% of the institution’s total assets. The 35% limitation does not include home equity loans (loans secured by the equity in the borrower’s residence, but not necessarily for the purpose of improvement), home improvement loans or loans secured by deposits. WSB has not actively promoted these kinds of loans. Consumer loans, including loans secured by deposits, represented $469,000, or 0.17% of WSB’s total loans receivable and MBS, at July 31, 2007.

Loan Fees and Service Charges. In addition to interest earned on loans, WSB receives income through servicing of loans and certain loan fees in connection with loan originations, loan modifications, loan commitments, late payments, changes of property ownership inspection fees and other services related to its loans. Income from these activities varies from period to period with the volume and types of loans made and repaid. WSB charges loan origination fees, which are calculated as a percentage of the amount loaned. The fees received in connection with the origination of construction and mortgage loans have generally been from one to four points (one point being equivalent to 1% of the principal amount of the loan) and are dependent upon market conditions and other factors. Loan origination fees, net of certain costs, are deferred and recognized as a yield adjustment over the lives of the loans primarily utilizing the interest method.

Non-Performing  Assets, Allowance for Loan Losses and  Asset  Classification. WSB categorizes its classified assets within four categories: Special Mention, Substandard, Doubtful and Loss. Special Mention loans have potential weaknesses that deserve management’s attention. These loans are not adversely classified and do not expose an institution to sufficient risk to currently warrant adverse classification. Substandard loans are loans that have a well-defined weakness. They are characterized by the distinct possibility that WSB will sustain some loss if the deficiencies are not corrected. The Doubtful category consists of loans where WSB expects a loss, but not a total loss. Various subjective factors are considered with the most important consideration being the estimated underlying value of the collateral in determining the loss reserve for these loans. Loans that are classified as “Loss” are fully reserved for on WSB’s financial statements.

The allowance for loan losses is an estimate of the losses that may be sustained in our loan portfolio. The allowance is based on two principles of accounting: (a) Statement on Financial Accounting Standards (“SFAS”) No. 5, “Accounting for Contingencies”, which requires that losses be accrued when they are probable of occurring and are estimable and (b) SFAS No. 114, “Accounting by Creditors for Impairment of a Loan”, which requires that losses be accrued when it is probable that the Company will not collect all principal and interest payments according to the contractual terms of the loan. The loss, if any, is determined by the difference between the loan balance and the value of collateral, the present value of expected future cash flows, or values observable in the secondary markets.

All loans are individually evaluated if they are deemed classified. WSB also evaluates all delinquent loans, individually. The rest of the portfolio is evaluated as a group and a determination is made, periodically, concerning the inherent risks associated with particular types of loans and an allowance is assigned to those particular loan groups. WSB’s management regularly reviews the loan portfolio and places loans on non-accrual status, when, in the opinion of management, its collection of principal or interest is unlikely. WSB generally places loans on non-accrued status and discontinues the accrual of interest on loans after the delinquency of more than four monthly payments, or when in the opinion of management, that the complete recovery of principal and interest is unlikely, at which time all previously accrued but uncollected interest is reversed from income.

Federal regulations require WSB to classify loans and assets considered to be of lesser quality as Substandard, Doubtful or Loss, according to criteria developed by the management of WSB. For the portion of assets classified as Substandard or Doubtful, WSB is required to establish prudent allowances for loan losses. For the portion of assets classified as Loss, WSB is required to either establish specific allowances equal to 100% of the amount classified or charge-off such amount.

Real estate acquired at or in lieu of foreclosure is classified as real estate owned (“REO”) until such time as it is sold. Acquired property is recorded at the lower of net acquisition cost or fair value, less estimated costs to sell subsequent to acquisition. Operating expenses of REO are reflected in non-interest expenses. Any write-down of the property at the acquisition date is charged against the allowance for loan losses with any subsequent additional write-downs reflected in non-interest expenses.

WSB also maintains allowances for loan losses based, in part, on historical loan loss experience and management’s determination of risk factors in various portions of the loan portfolio. Additions to the allowance are made through periodic charges to income (provision for loan losses), and actual loan losses are charged against the allowance, while recoveries are added to the allowance. The following table sets forth information concerning the allocation of the allowance to each loan category. The allowance established for each category is not necessarily indicative of future losses or charge-offs for that category and does not restrict the use of the allowance to absorb losses in any category. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Results of Operations” for further discussion of loan loss provision.

	2007		2006		2005		2004		2003
	Allowance Amount	Percentage of loans in each category to Total loans(1)	Allowance Amount	Percentage of loans in each category to Total loans(1)	Allowance Amount	Percentage of loans in each category to Total loans(1)	Allowance Amount	Percentage of loans in each category to Total loans(1)	Allowance Amount	Percentage of loans in each category to Total loans(1)

Single family	$1,032	38.74%	$1,735	43.71%	$2,774	37.85%	$1,274	36.31%	$911	40.79%
Non-Residential	138	5.18%	233	5.90%	274	3.76%	119	3.41%	50	2.23%
Commercial	628	23.58%	83	2.10%	105	1.44%	22	0.63%	11	0.48%
Construction	1,821	16.48%	2,594	30.56%	3,109	42.40%	1,752	48.06%	1,065	47.66%
Land and Development	420	15.80%	693	17.51%	860	11.76%	332	9.52%	192	7.86%
Other	6	0.22%	9	0.22%	204	2.79%	4	2.07%	5	0.98%
Total	$4,045	100.00%	$5,347	100.00%	$7,326	100.00%	$3,503	100.00%	$2,234	100.00%

(1) Excludes loans held-for-sale

Mortgage-Backed Securities (MBS)

In addition to short-term investments, when management believes favorable interest rate spreads are available, WSB may invest excess funds in MBS. GNMA participation certificates represent interests in pools of loans which are either insured by the FHA or guaranteed by the VA. FHLMC participation certificates are guaranteed by the FHLMC and FNMA participation certificates are guaranteed by the FNMA. The United States is not obligated to fund either FHLMC’s obligations or FNMA’s obligations. MBS may also be used as collateral for short-term and long-term borrowings, which WSB may make from time to time. WSB does not generally employ hedging strategies in connection with a MBS portfolio.

The primary risk of holding these securities is the fluctuation of principal value corresponding to changes in interest rates. Although MBS do not alter the overall maturity of WSB’s assets as compared to holding a comparable portfolio of whole loans, they are more liquid than whole mortgage loans. At July 31, 2007, WSB had $70.3 million MBS in its portfolio. The following table sets forth the book value and estimated market value of the MBS portfolio at the dates indicated.

	Years Ending July 31,
	2007	2006	2005	2004	2003
	(dollars in thousands)

Mortgage-backed securities:
Amortized cost	$70,573	$46,929	$—	$2,114	$819
Estimated fair value	$70,349	$46,489	$—	$2,155	$842

WSB had no sales of MBS for fiscal 2007 and 2006, but sold $2.2 million in MBS classified as available-for-sale for fiscal year ending July 31, 2005 and experienced $39,904 pre-tax gains in fiscal 2005 compared to no gains in fiscal years 2007 and 2006, respectively, or approximately $26,300 after tax gain in fiscal year 2005 compared to no gains for fiscal 2007 and 2006, respectively.

Other Investment Activities

In addition to investment in MBS, excess short-term funds have generally been invested in federal funds, agency callable paper, zero coupon bonds, a certificate of deposit and preferred trust coupon bonds. WSB’s portfolio of investment securities provides a source of liquidity when loan demand exceeds funding capability, provides funding for unexpected savings and certificate of deposit (“CD”) withdrawals, provides funds for CD maturities, serves as a vehicle for interest-rate risk management, and provides a source of income. WSB is required to maintain certain liquidity ratios and generally does so by investing in securities that qualify as liquid assets under federal regulations. WSB is also required to hold FHLB stock in specified amounts and to maintain certain reserves with the Federal Reserve Bank of Richmond. See “Business-Supervision and Regulation”.

The following table sets forth certain information regarding WSB’s investment securities (excluding MBS), at carrying value and other interest-earning assets for the periods indicated.

	July 31,
	2007	2006	2005
	(dollars in thousands)
Other Investments:
Federal Home Loan Bank stock	$4,824	$3,398	$3,642
FHLB Agencies	120,591	110,835	10,442
Certificate of Deposit	—	9,000	—
Total Other Investments	$125,415	$123,233	$14,084

The following table sets forth WSB’s scheduled maturities on other investments:

Other Investments Scheduled Maturity Table as of July 31, 2007

		Up to		One to		Five to		More than		Total Investment
		One Year		Five Years		Ten years		Ten Years		Securities
		Carrying	Average	Carrying	Average	Carrying	Average	Carrying	Average	Carrying	Average
		Value	Yield	Value	Yield	Value	Yield	Value	Yield	Value	Yield
Other Investments:	s
FHLB Stock		$—	—%	$4,824	6.00%	$—	—%	$—	—%	$4,824	6.00%
FHLB Agencies		14,427	4.33%	34,872	5.15%	60,466	5.69%	10,826	5.72%	120,591	5.39%

Total Other Investments		$14,427	4.33%	$39,696	5.26%	$60,466	5.69%	$10,826	5.72%	$125,415	5.41%

Prepayments and calls on the FHLB Agencies shorten the actual maturity.

Sources of Funds

General. Deposits are the primary source of WSB’s funds for use in lending and for other general business purposes.  In addition to deposits, WSB obtains funds from loan amortizations and prepayments and sales of loans, MBS and investment securities.  WSB maintains funding facilities with correspondent banks and the Federal Home Loan Bank of Atlanta, which are cancelable by the lender and  subject to lender discretion.    Management anticipates further increases in its liquidity position as further runoff in the construction loan portfolio outpace loan originations.  Management has begun investing excess cash liquidity in investment grade securities which offer a ready source of collateral for secured borrowings under existing credit facilities. At July 31, 2007, WSB had borrowings of $89.0 million in the form of advances from the FHLB of Atlanta.

Deposits. The mix of WSB’s deposits reflects WSB’s emphasis on longer-term CDs. WSB advertises for CDs from time to time generally when it has the need for deposits of specific maturities. Significant balances in CDs are generated from WSB customers who use its branches and from depositors around the country who follow WSB’s pricing policies in various newsletters which are neither initiated by nor paid for by WSB. WSB has received deposits through brokers on an occasional basis in a manner consistent with federal regulations. The cost of these deposits are similar to WSB’s posted rates or less than the borrowed fund rates for similar terms.

During fiscal year 2007, WSB’s interest rates were lower than its competitors, which negatively affected WSB’s CD renewals, which decreased total deposits to $283 million, a 12.4% decrease in total deposits as of July 31, 2007, as compared to $324 million as of July 31, 2006.

The following table shows the distribution of WSB’s deposits by type of deposit, including accrued interest, for the periods indicated.

	July 31,
	2007		2006		2005
	Amount	Percent	Amount	Percent	Amount	Percent
	(dollars in thousands)

Savings accounts	$30,806	10.88%	$38,588	11.92%	$49,179	11.90%
NOW accounts – interest bearing	13,189	4.66	14,898	4.60	16,825	4.07
Checking accounts – non-interest bearing	6,583	2.33	8,047	2.49	9,024	2.18
Time deposits	232,321	82.13	262,201	80.99	338,251	81.85

Total deposits at end of period	$282,899	100.00%	$323,734	100.00%	$413,279	100.00%

The following table presents average balances and average interest rates, including accrued interest, of WSB’s total deposits, for the periods indicated.

	July 31,
	2007		2006		2005
	Average	Average	Average	Average	Average	Average
	Amount	Rate	Amount	Rate	Amount	Rate
	(dollars in thousands)

Savings accounts	$25,844	0.92%	$42,957	1.04%	$60,230	1.15%
NOW accounts- interest bearing	19,963	1.59%	16,537	0.63%	16,781	0.20%
Checking accounts- non-interest bearing	6,065	—%	8,740	—%	9,810	—%
Time deposits	249,705	4.10%	305,005	3.86%	316,250	3.66%

The following table presents, by various interest-rate categories, the amounts of time deposit accounts, excluding accrued interest payable of $573,119 at July 31, 2007, which will mature during the periods indicated.

	Amounts at July 31, 2007 Maturing
	in Twelve Months Ending July 31,				2012	Total
Time Deposit Accounts	(dollars in thousands)				and	Time
by Interest Rate	2008	2009	2010	2011	After	Deposits

Balance $100,000 or less
4.00% or less	$43,696	$53,571	$14,119	$1,079	$283	$112,748
4.01% to 6.00%	30,396	10,779	41,641	1,756	1,915	86,487
Total	$74,092	$64,350	$55,760	$2,835	$2,198	$199,235

Balance greater than $100,000
4.00% or less	$3,413	$1,540	$—	$105	$—	$5,058
4.01% to 6.00%	10,103	2,053	14,170	204	924	27,454

Total	$13,516	$3,593	$14,170	$309	$924	$32,512

Grand Total	$87,608	$67,943	$69,930	$3,144	$3,122	$231,747

The following table contains information pertaining to approximately 233 certificates of deposit accounts held by WSB in excess of $100,000 as of July 31, 2007.

Time Remaining Until Maturity	Certificate of Deposits
(dollars in thousands)

Less than three months	$2,617
3 months to 6 months	7,144
6 months to 12 months	3,755
Greater than 12 months	18,996

Total	$32,512

Borrowings. At July 31, 2006, WSB had a total of $58.0 million in borrowed funds consisting of $53.0 million in FHLB advances and $5.0 million Federal Funds Purchased. During the fiscal year ending July 31, 2007, WSB took an additional $36.0 million fixed rates in FHLB advances, repaid the $5.0 million Federal Funds Purchased, bringing the balance to $89.0 million in FHLB advances at July 31, 2007.

 Subsidiaries

WSB, Inc.

WSB established a wholly owned service corporation subsidiary, WSB, Inc., in 1985. WSB, Inc. purchases land to develop into single-family building lots that are offered for sale to third parties. The subsidiary also builds homes on certain lots on a contract basis. No new development occurred during fiscal 2007. During fiscal 2006, WSB, Inc. constructed and sold a house on an undeveloped lot that was purchased in fiscal 2005. See Note 5 of Notes to Consolidated Financial Statements.

WSB Investments, Inc.

During 2000, WSB established a wholly-owned operating subsidiary, WSB Investments, Inc., which was incorporated under the laws of the State of Delaware for the purpose of maintaining and managing a portfolio of investment securities. WSB Investment's portfolio totaled $16.4 million, $37.5 million, and $10.4 million as of July 31, 2007, 2006 and 2005, respectively with pre-tax earnings of $1.4 million, $1.6 million and $918,000 for the fiscal years ended July 31, 2007, 2006 and 2005, respectively.

Employees

WSB had 139 full-time and 19 part-time employees at July 31, 2007. WSB provides health and life insurance benefits and an employer matching 401(k) plan, which merged on July 31, 2006 with WSB’s profit sharing plan. None of the employees are represented by a collective bargaining union. WSB believes that it enjoys good relations with its employees.

Available Information

WSB’s internet address is www.twsb.com. There WSB makes available, free of charge, its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to these reports as soon as practicable after it files them with or furnishes them to the OTS as well as copies of required Forms 3, 4, and 5 filings for insider stock transactions and copies of Code of Ethics for company executives, directors and associates. WSB’s OTS reports can be accessed through the financial highlights information section of its website. The information found on its website is not a part of this or any other report WSB files or furnishes to the OTS.

Supervision and Regulation

General

As a thrift institution, Washington Savings Bank is subject to extensive regulation and periodic examination by the Office of Thrift Supervision and its deposits are insured by the Federal Deposit Insurance Corporation through its Deposit Insurance Fund (“DIF”). The lending activities and other investments of Washington Savings Bank must comply with various federal regulatory requirements and Washington Savings Bank must periodically file reports with the Office of Thrift Supervision describing its activities and financial condition. Washington Savings Bank is also subject to regulation for certain matters by the Federal Deposit Insurance Corporation and for certain other matters by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). This supervision and regulation is intended primarily for the protection of depositors. Certain of these regulatory requirements are referred to below or appear elsewhere herein.

The following is a summary of certain laws and regulations that are applicable to Washington Savings Bank. This summary is not a complete description of such laws and regulations, nor does it encompass all such laws and regulations. Any change in the laws and regulations governing Washington Savings Bank or in the policies of the various regulatory authorities could have a material impact on Washington Savings Bank, its operations and its stockholders.

Federal Home Loan Bank System. Washington Savings Bank is a member of the Federal Home Loan Bank of Atlanta, which is one of 12 regional Federal Home Loan Banks. The Federal Home Loan Banks provide a central credit facility primarily for member institutions. At July 31, 2007 and 2006, Washington Savings Bank had advances of $89.0 million and $53.0 million, respectively, from the Federal Home Loan Bank of Atlanta. The Federal Home Loan Bank borrowings are collateralized by a blanket collateral loan agreement under which Washington Savings Bank must maintain minimum eligible collateral for the outstanding advances.

As a member, Washington Savings Bank is required to acquire and hold shares of capital stock in the Federal Home Loan Bank of Atlanta in an amount at least equal to the sum of a “membership” stock component (Subclass B1 shares) and an “activity-based” stock component (Subclass B2 shares). A member’s membership stock requirement is a percentage of the member’s total assets, subject to a dollar cap. A member’s activity-based stock requirement is the sum of:

•              a percentage of the member’s outstanding principal balance of advances; plus

•              a percentage (which may be zero percent) of any outstanding balance of any acquired member asset sold by the member to the Federal Home Loan Bank pursuant to a master commitment executed on or after December 17, 2004; plus

•              a percentage of any outstanding targeted debt/equity investment sold by the member to the Federal Home Loan Bank on or after December 17, 2004.

Washington Savings Bank was in compliance with this requirement with an investment in FHLB of Atlanta stock at July 31, 2007 of $4.8 million.

Liquidity Requirements. As a thrift, Washington Savings Bank derives its lending and investment authority from the Home Owners’ Loan Act, as amended, and regulations of the Office of Thrift Supervision thereunder. Those laws and regulations limit the ability of Washington Savings Bank to invest in certain types of assets and to make certain types of loans. For example, the Office of Thrift Supervision requires thrifts to maintain sufficient liquidity to ensure their safe and sound operation. Liquid assets are defined to include cash, deposits maintained pursuant to Federal Reserve Board reserve requirements, time deposits in certain institutions and certain savings deposits, obligations of the United States and certain of its agencies and qualifying obligations of the states and political subdivisions thereof, highly rated corporate debt, mutual funds that are restricted by their investment policies to investing only in liquid assets, certain mortgage loans and mortgage-related securities, bankers acceptances, and notes issued by DIF to the order of a financial institution. As of the calendar quarter ending June 30, 2007, Washington Savings Bank’s average daily balance of liquid assets was $195.9 million, exceeding the $12.0 million required. In addition to meeting the minimum liquidity requirement, each thrift institution must maintain sufficient liquidity to ensure its safe and sound operation.

Internal sources of operational liquidity used by Washington Savings Bank are cash, various short-term investments, mortgage-backed securities and loans and investments classified as available-for-sale. Additionally, Washington Savings Bank may borrow funds from commercial banks or from the Federal Home Loan Bank of Atlanta or the Federal Reserve Bank “discount window” after exhausting Federal Home Loan Bank sources. In prior fiscal years, Washington Savings Bank also has utilized short term borrowings in the form of reverse repurchase agreements from a commercial bank to meet short-term liquidity needs.

Qualified Thrift Lender Test. Washington Savings Bank must either qualify as  a domestic building and loan association under the Internal Revenue Code, or maintain an appropriate level of certain investments, called “Qualified Thrift Investments” (“QTIs”), to remain as a “Qualified Thrift Lender” (“QTL”). QTIs must represent 65% or more of portfolio assets on a monthly average basis during 9 out of every 12 months on a continuous basis. Failure by Washington Savings Bank to maintain its status as a QTL will result in the following restrictions on operations: (i) Washington Savings Bank would not be able to engage in any new activity or make any new investment, directly or indirectly, unless such activity or investment was permissible for both national banks and thrift institutions; (ii) the branching powers of Washington Savings Bank would be restricted to those of a national bank, and (iii) payment of dividends by Washington Savings Bank would be subject to the rules regarding payment of dividends by a national bank. Additional restrictions would apply three years after an institution ceased to be a QTL, including requirements to dispose of certain assets not permissible for national banks and to cease engaging in activities not permissible for national banks. At July 31, 2007, Washington Savings Bank’s QTL ratio was 83%, which exceeded the requirement. A thrift institution that fails to maintain its QTL status will be permitted to requalify once, and if it fails the QTL test a second time, it will become immediately subject to all restrictions described above as if all time periods prior to such restrictions becoming effective had expired.

Capital Standards. Washington Savings Bank is subject to capital standards imposed by the Office of Thrift Supervision. These standards call for a minimum “leverage ratio” of core capital to adjusted total assets of 4% (3% for savings institutions receiving the highest composite CAMELS rating for safety and soundness), a minimum ratio of tangible capital to adjusted total assets of 1.5%, and a minimum ratio of risk-based capital to risk-weighted assets of 8%. The regulations define both core capital and tangible capital as including common stock (including retained earnings), noncumulative perpetual preferred stock and related surplus, minority equity interests in consolidated subsidiaries, and certain non-withdrawable accounts, less intangible assets and certain investments in subsidiaries. Core capital also includes certain unamortized goodwill and purchased mortgage servicing rights. In addition, purchased credit card relationships may be included among core capital up to an amount equal to the lesser of 90% of the fair market value, or 100% of remaining unamortized book value. At July 31, 2007, Washington Savings Bank’s ratios exceeded all regulatory capital requirements.

The Office of Thrift Supervision regulations also give the agency broad authority to establish minimum capital requirements for specific institutions at levels greater than the regulatory minimums discussed above upon a determination that an institution’s capital is or may become inadequate in view of the circumstances. These circumstances may include an institution receiving special supervisory attention, experiencing losses, experiencing poor liquidity or cash flows, and facing other risks identified by the regulators. The Office of Thrift Supervision also has broad authority to issue capital directives requiring its institutions to achieve compliance or take a variety of other actions intended to achieve capital compliance, including reducing asset or liability growth and restricting payments of dividends. Office of Thrift Supervision regulations generally require that subsidiaries of a thrift institution be separately capitalized and that investments in, and extensions of credit to, any subsidiary engaged in activities not permissible for a national bank be deducted from the computation of a thrift institution’s capital. The Office of Thrift Supervision has not advised Washington Savings Bank that it is subject to any special capital requirements.

Certain subsidiaries are exempt if engaged in impermissible activities solely as an agent for its customers, if engaged solely in mortgage banking, or if the subsidiary is itself a depository institution that was acquired by a thrift institution prior to May 1, 1989.

Prompt Corrective Action. The federal banking agencies have established by regulation, for each capital measure, the levels at which an insured institution is well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized or critically undercapitalized. The federal banking agencies are required to take prompt corrective action with respect to insured institutions that fall below the adequately capitalized level. Any insured depository institution that falls below the adequately capitalized level must submit a capital restoration plan, and, if its capital levels further decline or do not increase, will face increased scrutiny and more stringent supervisory action. As of July 31, 2007, Washington Savings Bank was deemed to be well-capitalized.

Interest Rate Risk. The Office of Thrift Supervision has issued guidelines regarding the management of interest rate risk. The Office of Thrift Supervision requires thrift institutions to establish and maintain Board of Directors’ approved limits on ratios between the net present value of the institution’s assets, liabilities and off-balance sheet contracts (referred to as net portfolio value or “NPV”), and the value of these assets and liabilities under sudden interest rate shocks of plus or minus 100, 200 and 300 basis points. As part of Washington Savings Bank’s regular examination and rating by Office of Thrift Supervision examiners, Washington Savings Bank’s level of interest rate risk is evaluated based primarily upon the interest rate sensitivity of its NPV in the event of an interest rate shock of 200 basis points downward and 300 basis points upward.

The Office of Thrift Supervision also requires management to assess the risks and returns associated with complex securities and financial derivatives. For significant transactions, management must assess the incremental effect of the proposed transaction on the interest rate risk profile of the institution, including the expected change in the institution’s NPV as a result of parallel shifts of plus or minus 100, 200 and 300 basis points in the yield curve. Complex securities and financial derivative transactions may require analysis of an even wider range of scenarios.

Deposit Insurance. The deposits of Washington Savings Bank are insured by the Federal Deposit Insurance Corporation up to at least $100,000 per insured depositor (as defined by law and regulation) and up to $250,000 for deposits held by individual retirement accounts and are backed by the full faith and credit of the United States Government.

The Federal Deposit Insurance Corporation has implemented a rule, pursuant to the Federal Deposit Insurance Reform Act of 2005, to assess deposit insurance premiums against all depository institutions based on their current condition and the nature of their activities and on the revenue needs of the DIF, as determined by the Federal Deposit Insurance Corporation. Under these regulations, all insured depository institutions pay a base rate, which may be adjusted annually up to 3 basis points by the FDIC, and an additional assessment based on the risk of loss to the DIF posed by that institution. For institutions that have long-term public debt ratings, the risk assessment is based on its debt rating and the components of its supervisory rating. For institutions, such as Washington Savings Bank that do not have a long-term public debt rating, the risk assessment is based on certain measurements of its financial condition and its supervisory ratings. Assessment rates set by the FDIC effective January 1, 2007 will range from $0.05 to $0.43 per $100 of insured deposits. The reform legislation also provided a credit to insured institutions based on the amount of their or their predecessor institutions’ insured deposits at year-end 1996, which will offset the premiums assessed. Washington Savings Bank’s credit of $247,600 is expected to offset its 2007 deposit insurance assessment and at least a portion of its 2008 assessment.

The Federal Deposit Insurance Corporation may terminate the deposit insurance of any insured depository institution, including Washington Savings Bank, if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the Federal Deposit Insurance Corporation. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of the termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the Federal Deposit Insurance Corporation. Washington Savings Bank’s management is not aware of any existing circumstances which would result in termination of Washington Savings Bank’s deposit insurance.

Restrictions on Capital Distributions. Thrift institutions are subject to limitations on their ability to make capital distributions such as dividends, stock redemptions or repurchases, cash-out mergers, and other transactions charged to the capital account of a thrift institution. In general, an application to the Office of Thrift Supervision for prior approval to pay a dividend is required when that dividend, combined with all distributions made during the calendar year, would exceed a thrift institution’s net income year-to-date plus retained net income for the proceeding two years, or that would cause the thrift institution to be less than adequately capitalized. Washington Savings Bank is currently in compliance with this requirement. Refer to “Market Price of Washington Savings Bank’s Capital Stock and Dividends” for Washington Savings Bank’s current dividend position.

Federal Reserve System. Pursuant to regulations of the Federal Reserve Board, a thrift institution must maintain non-interest-bearing reserves at the Federal Reserve Bank or in a pass-through account at a correspondent institution, calculated daily, equal to 3% on its “low reserve tranche” (currently the first $45.8 million of transaction accounts (less a $8.5 million exclusion), and 10% on any additional amount. The reserves requirement for transaction account deposits in excess of the low reserve tranche may be adjusted by the Federal Reserve Board to a level between 0 and 14%. Washington Savings Bank has consistently met its reserve requirements.

The Federal Reserve Board, through its “discount window,” provides credit to help depository institutions meet temporary liquidity needs. The Federal Reserve Board extends credit, for very short terms generally at approximately one percentage point above the target  federal funds rate, as a backup facility for financial institutions that are in generally sound financial condition. A secondary credit program is available for depository institutions that do not qualify for primary credit, at a higher interest rate level. Effective August 17, 2007, the Federal Reserve Board temporarily changed its discount window policy to narrow the spread between the discount rate and the federal funds rate to 50 basis points and to allow such financing to remain in place for up to 30 days, renewable by the borrower. These changes were made to restore market liquidity and will remain in place until the Federal Reserve Board determines that market liquidity has improved materially.

Community Reinvestment Act. In 1977, Congress enacted the Community Reinvestment Act to encourage depository institutions, including thrifts, to help meet the credit needs of their entire communities, including low- and moderate-income areas, consistent with safe and sound banking practices. In implementing the Act, the Office of Thrift Supervision has subjected “intermediate small” thrift institutions, those with more than $258 million in assets, but less than $1.033 billion in assets as of the end of either of the two previous years, to somewhat streamlined examinations and reduced data collection and regulatory reporting requirements under the Community Reinvestment Act, relative to large retail thrift institutions. As a result, Washington Savings Bank qualifies for the intermediate small institution Community Reinvestment Act examinations, based on its present asset size. Standard Community Reinvestment Act examinations evaluate depository institutions under lending, investment and community service tests. Intermediate small institutions’ examinations, however, focus mainly on the lending activities of depository institutions, and also evaluate community development activities of the institution, such as community development loans, investments, and services.

Washington Savings Bank received an “outstanding” Community Reinvestment Act rating in its most recent federal examination.

Loans-to-One-Borrower Limitations. Generally, a federal savings bank may not make a loan or extend credit to a single borrower or related group of borrowers in excess of 15% of unimpaired capital and surplus. An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily marketable collateral, which generally does not include real estate. As of July 31, 2007, Washington Savings Bank was in compliance with loans-to-one-borrower limitations.

Affiliate Transactions. Under Sections 23A and 23B of the Federal Reserve Act, which are applicable to savings banks, extensions of credit and certain asset purchases between a savings association and its affiliates are restricted. An affiliate of Washington Savings Bank is a company that controls or is under common control with Washington Savings Bank, except, in most instances,  subsidiaries of Washington Savings Bank itself. The general purpose of these restrictions is to prevent a savings association from subsidizing its affiliates that are not insured by the Federal Deposit Insurance Corporation through transactions that are excessive in amount, on preferential terms, or otherwise unsafe and unsound. Under Section 23A, Washington Savings Bank is not able to engage in “covered transactions” with any single affiliate if the aggregate amount of its covered transactions with that affiliate exceeds 10% of Washington Savings Bank’s capital and surplus, or with all of its affiliates collectively if the aggregate amount of its covered transactions with all affiliates exceeds 20% of Washington Savings Bank’s capital and surplus. A transaction with a third party is deemed to be a covered transaction to the extent that the proceeds of the transaction are used for the benefit of or transferred to an affiliate. Covered transactions are extensions of credit and other transactions that are the economic equivalent thereof, such as a purchase of assets from an affiliate or the issuance of a guarantee or letter of credit on behalf of an affiliate. Dividends and fees paid by Washington Savings Bank are not defined as covered transactions and are not subject to section 23A and 23B restrictions, but are subject to the capital distribution restrictions noted above. Covered transactions also are subject to collateral requirements for 100% to 130% of the value of the covered transaction, depending on the nature of the collateral.

Certain transactions with affiliates are prohibited altogether. For example, Washington Savings Bank may not purchase or invest in securities issued by any of its affiliates. Other transactions are subject to full or partial exemptions. For example, purchases of loans and other assets that have a readily identifiable and publicly available market price are exempt.

Section 23B covers a larger range of transactions, such as the sale of assets or securities by Washington Savings Bank to its affiliates and the furnishing of services to or by affiliates. Under Section 23B, covered transactions must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the Bank as those prevailing at the time for comparable transactions with nonaffiliated companies.

Safety and Soundness Standards. Washington Savings Bank is subject to certain standards designed to maintain the safety and soundness of individual banks and the banking system. The Office of Thrift Supervision has prescribed safety and soundness guidelines relating to (i) internal controls, information systems and internal audit systems; (ii) loan documentation; (iii) credit underwriting; (iv) interest rate exposure; (v) asset growth, concentration, and quality; (vi) earnings; and (vii) compensation and benefit standards for officers, directors, employees and principal stockholders. A savings institution not meeting one or more of the safety and soundness guidelines may be required to file a compliance plan with the Office of Thrift Supervision.

Other Regulations. The operations of Washington Savings Bank are subject to, among others, the following regulations:

•                                                      Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•                                                      Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern electronic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

•                                                      Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

•                                                      Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (referred to as the “USA PATRIOT Act”), which significantly expanded the responsibilities of financial institutions in preventing the use of the U.S. financial system to fund terrorist activities. Among other provisions, the USA PATRIOT Act and the related regulations of the Office of Thrift Supervision and Department of Treasury require savings banks operating in the United States to supplement and enhance the anti-money laundering compliance programs, due diligence policies and controls required by the Bank Secrecy Act and Office of Foreign Assets Control Regulations to ensure the detection and reporting of money laundering; and

•                                                      The Gramm-Leach-Bliley Act, which places limitations on the sharing of consumer financial information by financial institutions with unaffiliated third parties. Specifically, the Gramm-Leach-Bliley Act requires all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution’s privacy policy and provide such customers the opportunity to “opt out” of the sharing of certain personal financial information with unaffiliated third parties. In addition, the Fair and Accurate Credit Transactions Act regulates credit reporting and permits customers at Washington Savings Bank to opt out of information sharing among affiliated companies for marketing purposes.

Acquisition of Washington Savings Bank

Under the federal Change in Bank Control Act, a notice must be submitted to the Office of Thrift Supervision if any person or group acting in concert, seeks to acquire control of Washington Savings Bank, as “control” is defined in the Office of Thrift Supervision’s regulations. In reviewing a notice, the Office of Thrift Supervision is required to take into consideration certain statutory factors, including the financial and managerial resources of the acquirer, the competitive effects of the proposed acquisition and any adverse effect on the DIF. If a company, an individual who owns or controls more than 25% of the voting shares of a savings and loan holding company or a director or officer of a savings and loan holding company seek to acquire control of Washington Savings Bank, an application for approval must be submitted to the Office of Thrift Supervision instead of the notice described above. In reviewing an application, the Office of Thrift Supervision is required to take into consideration certain statutory factors in addition to those considered under the Change in Bank Control Act, including the convenience and needs of the community to be served, the adequacy of available information.

Federal and State Taxation

Federal Income Taxation. WSB is generally subject to federal income taxation in the same manner as a regular corporation.

WSB is subject to an alternative minimum tax which is imposed to the extent it exceeds WSB’s regular income tax for the year. The alternative minimum tax is imposed at the rate of 20% of a specially computed tax base (“alternative minimum taxable income”). Included in this base are a number of preference items and adjustments, including the following:  (i) interest on certain tax-exempt bonds issued after August 7, 1986, and (ii) 75% of the amount by which its adjusted current earnings exceeds its alternative minimum taxable income (computed before applying this adjustment and certain net operating losses). Alternative minimum taxable income may be reduced only up to 90% by net operating loss carryovers but alternative minimum tax paid that is attributable to most preferences (although not post-August 7, 1986 tax exempt interest) can be credited against regular tax due in later years.

WSB’s Federal income tax returns for fiscal years 2002 and 2003 were audited by the Internal Revenue Service. On April 6, 2006, the Internal Revenue Service issued a notice attributable to the disallowance of a conservation easement charitable donation. On May 8, 2006, WSB filed a timely Protest appealing an Internal Revenue Service proposed adjustment on the valuation of the conservation easement donated to the Maryland Environmental Trust. WSB maintains that it complied with the statutory requirements of 26 U.S.C. §170(h). Based the relevant statutory provisions, regulations and case law on point, WSB believes it will be successful in establishing that it complied with and satisfied the applicable rules and regulations and therefore, is entitled to a charitable conservation easement donation. The courts have traditionally resolved valuation disputes by reaching a middle ground between the competing values as proposed by the Internal Revenue Service and the taxpayer. Therefore, at this time, we are unable to determine whether or to what extent WSB’s valuation of the conservation easement will be sustained.

Maryland State Taxation. WSB is taxed in the same manner as commercial banks and regular business corporations. It is subject to a tax of 7% of its Maryland modified income. Maryland does not have an alternative minimum tax.

Item 1A. Risk Factors

The following factors, among others, could cause actual results to differ materially from those contained in forward-looking statements made in this report and presented elsewhere by management from time to time. Such factors, among others, may have a material adverse effect upon our business, financial condition, and results of operations.

The following discussion of our risk factors should be read in conjunction with the consolidated financial statements and related notes included herein. Because of these and other factors, past financial performance should not be considered an indication of future performance.

We may be subject to future regulatory scrutiny.

We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

We are subject to extensive regulation, supervision and examination by the OTS, our chartering authority, and by the Federal Deposit Insurance Corporation, as insurer of our deposits. Such regulation and supervision govern the activities in which a financial institution may engage and are intended primarily for the protection of the insurance fund and depositors and are not intended for the protection of holders of our common stock. Regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of an institution, the classification of assets by the institution and the adequacy of an institution’s allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, or legislation, may have a material impact on our operations.

The current weakness in the housing and credit markets may adversely affect us.

Current weakness in the subprime mortgage market is spreading into all mortgage markets and generally impacting lending operations of many financial institutions. To the extent the subprime market volatility affects the marketability of all mortgage loans, the real estate market, and consumer spending in general, it may have an indirect adverse impact on the Company’s lending operations, loan balances and non-interest income, and ultimately its net income.

In addition, the effects of recent mortgage market challenges, combined with the ongoing correction in real estate markets, could result in further price reductions in single family home prices and a lack of liquidity in refinancing markets. These factors could adversely impact the quality of our residential construction and residential mortgage portfolio in various ways, including creating discrepancies in value between the original appraisal and the value at time of sale, and by decreasing the value of the collateral for our mortgage loans.

We face strong competition in our market area, which could hurt our profits and slow growth.

We face strong competition in our market area from many other banks, savings institutions, and other financial organizations, as well as many other companies now offering a broad array of financial services. Many of these competitors have greater financial resources, name recognition, market presence, and operating experience than we do. While our strategy will be to attract customers by providing personalized services and making use of the business community and personal ties to our directors and officers, as well as by providing superior products and services, there can be no assurance that we will be able to gain market acceptance and operate profitably. We expect that competition will intensify in the future both from existing institutions as well as new institutions. We believe that our ability to compete successfully depends upon a number of factors, including: market presence; customer service and satisfaction; the pricing policies of our competitors; the timing of introductions of new products and services by us and our competitors; and industry and general economic trends.

Economic conditions and related uncertainties may adversely affect our financial condition and results of operations.

Our success is largely dependent on the general economic conditions of our targeted market area of the Baltimore-Washington corridor and Virginia. Unexpected changes in the national and local economy may adversely affect our ability to attract deposits and to make loans. Economic downturns could result in nonpayment of borrowers’ outstanding loans. A significant decline or a long-term downtrend in one or more areas, including real estate and consumer spending, could have an adverse impact on our ability to become or remain profitable. Such risks are beyond our control and may have a material adverse effect on our financial condition and results of operations and, in turn, the value of our securities.

Our operations are susceptible to adverse effects of changes in interest rates.

Our operations will be substantially dependent on our net interest income, which is the difference between the interest income earned on our interest-earning assets and the interest expense paid on our interest-bearing liabilities. As with most depository institutions, our earnings will be affected by changes in market interest rates and other economic factors beyond our control. If our interest-earning assets have longer effective maturities than our interest-bearing liabilities, the yield on our interest-earning assets generally will adjust more slowly than the cost of our interest-bearing liabilities, and, as a result, our net interest income generally will be adversely affected by material and prolonged increases in interest rates and positively affected by comparable declines in interest rates. Conversely, if liabilities reprice more slowly than assets, net interest income would be adversely affected by declining interest rates, and positively affected by increasing interest rates. At any time, it is likely that our assets and liabilities will reflect interest rate risk of some degree, and changes in interest rates may therefore have a material adverse affect on our results of operations.

In addition to affecting interest income and expense, changes in interest rates also can affect the value of our interest-earning assets, comprising fixed- and adjustable-rate instruments, as well as the ability to realize gains from the sale of such assets. Generally, the value of fixed-rate instruments fluctuates inversely with changes in interest rates.

Our allowance for loan losses may not be sufficient to cover loan losses and any increase in our allowance for loan losses would adversely affect earnings.

We believe we have established an allowance for loan losses to prudently cover the eventuality of losses inherent in our loan portfolio. However, we cannot predict loan losses with certainty and we cannot assure you that charge offs in future periods will not exceed the allowance for loan losses. In addition, regulatory agencies, as an integral part of their examination process, review our allowance for loan losses and may require additions to the allowance based on their judgment about information available to them at the time of their examination. An increase in our allowance for loan losses could reduce our earnings.

Payment of dividends by WSB is subject to regulatory limitations imposed by the OTS and WSB must meet OTS capital requirements before and after the payment of any dividends. In addition, the OTS has discretion to prohibit any otherwise permitted capital distribution on general safety and soundness grounds.

WSB currently has the ability to pay dividends, and the Board has continuously been paying quarterly dividends since the first quarter of the 2007 fiscal year.

Any payment of dividends in the future will be at the sole discretion of our board of directors and will depend on a variety of factors deemed relevant by our board of directors, including, but not limited to, earnings, capital requirements and financial condition.

Management regularly reviews and updates WSB’s internal controls, disclosure controls and procedures, and corporate governance policies and procedures. Any system of controls, however well designed and operated, is based in part on certain assumptions and can provide only reasonable, not absolute, assurances that the objectives of the system are met. Any failure or circumvention of WSB’s controls and procedures or failure to comply with regulations related to controls and procedures could have a material adverse effect on WSB’s business, results of operations and financial condition.

We may not be able to attract and retain skilled people.

WSB’s success depends, in large part, on its ability to attract and retain key people. Competition for the best people in most activities engaged in by WSB can be intense and WSB may not be able to hire people or to retain them. The unexpected loss of services of one or more of WSB’s key personnel could have a material adverse impact on the WSB’s business because of their skills, knowledge of the WSB’s market, years of industry experience and the difficulty of promptly finding qualified replacement personnel.

Our information systems may experience an interruption or breach in security.

WSB relies heavily on communications and information systems to conduct its business. Any failure, interruption or breach in security of these systems could result in failures or disruptions in WSB’s customer relationship management, general ledger, deposit, loan and other systems. While WSB has policies and procedures designed to prevent or limit the effect of the failure, interruption or security breach of its information systems, there can be no assurance that any such failures, interruptions or security breaches will not occur or, if they do occur, that they will be adequately addressed. The occurrence of any failures, interruptions or security breaches of WSB’s information systems could damage WSB’s reputation, result in a loss of customer business, subject WSB to additional regulatory scrutiny, or expose WSB to civil litigation and possible financial liability, any of which could have a material adverse effect on WSB’s financial condition and results of operations.

We continuously encounter technological change.

The financial services industry is continually undergoing rapid technological change with frequent introductions of new technology-driven products and services. The effective use of technology increases efficiency and enables financial institutions to better serve customers and to reduce costs. WSB’s future success depends, in part, upon its ability to address the needs of its customers by using technology to provide products and services that will satisfy customer demands, as well as to create additional efficiencies in WSB’s operations. Many of WSB’s competitors have substantially greater resources to invest in technological improvements. WSB may not be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to its customers. Failure to successfully keep pace with technological change affecting the financial services industry could have a material adverse impact on WSB’s business and, in turn, WSB’s financial condition and results of operations.

Severe weather, natural disasters, acts of war or terrorism and other external events could significantly impact our business.

Severe weather, natural disasters, acts of war or terrorism and other adverse external events could have a significant impact on WSB’s ability to conduct business. Such events could affect the stability of WSB’s deposit base, impair the ability of borrowers to repay outstanding loans, impair the value of collateral securing loans, cause significant property damage, result in loss of revenue and/or cause WSB to incur additional expenses. Although management has established disaster recovery policies and procedures, the occurrence of any such event could have a material adverse effect on WSB’s business, which, in turn, could have a material adverse effect on WSB’s financial condition and results of operations.

Item 1B. Unresolved Staff Comments

Not applicable.

Item 2. Properties

At July 31, 2007, WSB operated five savings branch locations in Bowie, Crofton, Millersville, Odenton, and Waldorf, Maryland. Space for three of its branches, Millersville, Odenton and Waldorf, are under long-term leases with third parties. WSB’s corporate, administrative, and accounting offices are located in a five-story building in Bowie owned by WSB. At July 31, 2007, 97% of the Bowie building’s residual space was tenant occupied. WSB also operates four mortgage loan origination offices in Maryland. Two of the offices are adjacent to the Bowie and Odenton branches. The other two loan offices are located in Crofton and Waldorf. Also located in WSB’s corporate headquarters are WSB’s Commercial Lending Group, WSB’s Wholesale Mortgage Group and WSB’s Retail Mortgage Group. WSB closed the Virginia mortgage origination office in fiscal 2007 and the Pennsylvania and West Virginia mortgage origination offices during fiscal 2006.

Item 3. Legal Proceedings

Except for item mention below, there are no material pending legal proceedings, other than ordinary routine litigation incidental to the business, to which WSB or any of its subsidiaries are a party or of which any of their property is the subject.

On April 6, 2006, the Internal Revenue Service issued a notice attributable to the disallowance of a conservation easement charitable donation. On May 8, 2006, WSB filed a timely Protest appealing an Internal Revenue Service proposed adjustment on the valuation of the conservation easement donated to the Maryland Environmental Trust. WSB maintains that it complied with the statutory requirements of 26 U.S.C. §170(h). Based the relevant statutory provisions, regulations and case law on point, WSB believes the Bank  will be successful in establishing that it complied with and satisfied the applicable rules and regulations and therefore, is entitled to a charitable conservation easement donation. The courts have traditionally resolved valuation disputes by reaching a middle ground between the competing values as proposed by the Internal Revenue Service and the taxpayer. Therefore, at this time, we are unable to determine whether or to what extent WSB’s valuation of the conservation easement will be sustained.

Item 4. Submission of Matters to a Vote of Security Holders

 Not Applicable.

PART II

Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchase of Equity Securities

Commencing September 4, 2007, WSB’s Common Stock began trading on the NASDAQ Stock Market under the symbol “WSB”. Prior to that, the Common Stock traded on the American Stock Exchange under the symbol “WSB.”  The high and low closing sale prices of WSB’s Common Stock for each quarterly fiscal period within the past two years as reported previously on the American Stock Exchange are listed below:

	Price per Share				Cash Dividends
	2007		2006		Paid per Share
Fiscal Period	High	Low	High	Low	2007	2006

1st Quarter	$9.71	$8.04	$9.98	$8.25	$0.00	$0.00
2nd Quarter	9.05	8.71	8.89	7.77	0.04	0.00
3rd Quarter	9.25	8.45	8.84	8.20	0.04	0.00
4th Quarter	8.65	7.25	8.95	7.99	0.04	0.00

As of October 22, 2007, WSB had 265 record holders of its Common Stock.

Stock Performance Chart

The chart on the following page compares the cumulative total shareholder return on WSB’s Common Stock during the five years ended July 31, 2007, with the cumulative total shareholder return on the Amex Market Index and the Value Line Thrift Index. The comparison assumes $100 was invested on July 31, 2002 in WSB’s Common Stock and in each of the foregoing indices and the reinvestment of dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

	Cumulative Total Shareholder Return
	2002	2003	2004	2005	2006	2007
The Washington Savings Bank, F.S.B.	$100	$174	$185	$180	$145	$139
Amex Market Value (U.S. & Foreign)	$100	$112	$143	$185	$199	$252
Value Line Thrift Index	$100	$114	$124	$144	$154	$136

Cash dividends are subject to determination and declaration by the Board of Directors, which takes into account WSB’s financial condition, results of operations, tax considerations, industry standards, economic conditions, and other factors, including regulatory restrictions. Cash dividends that are declared are paid in a subsequent quarter. For a discussion of the regulatory restrictions on the declaration and payment of dividends, see “Business—Supervision and Regulation—Restrictions on Capital Distributions.”  On September 28, 2006, WSB announced that the Board of Directors has reviewed its capital management plan including its dividend policy and believes that the current capital levels are appropriate and resumed paying quarterly dividends effective with the first quarter of the 2007 fiscal year. This development is a result of the progress made in our strategic plan for delivering long term shareholder value. No assurance can be given that dividends will be declared in the future, or if declared, what the amount of dividends will be, or whether such dividends will continue. The Board will continue to review WSB’s dividend practice on a quarterly basis.

The following table sets forth information as of July 31, 2007:

	Equity Compensation Plan Information
	Number of securities		Number of securities remaining
	to be issued upon	Weighted average exercise	available for future issuance under
	exercise of outstanding	price of outstanding	equity compensation plans (excluding
Plan Category	options, warrants and rights	options, warrants and rights	securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:

Non-employee Director’s Plan	27,000	$3.54	—
1988 Plan	3,200	5.29	—
1997 Plan	273,000	2.46	4,000
1999 Plan	318,000	2.71	21,000
2001 Plan	206,375	3.88	404,875
	827,575	2.96	429,875
Equity compensation plans not approved by security holders:	—	—	—
Total	827,575	2.96	429,875

Item 6. Selected Financial Data

Selected Consolidated Financial and Other Data

The following tables set forth selected consolidated financial information for WSB. The selected financial condition and operations data have been extracted from WSB’s consolidated financial statements for each of the years in the five-year period ended July 31, 2007. The selected financial data should be read in conjunction with, and are qualified in their entirety by, the consolidated financial statements and related notes of WSB contained elsewhere herein.

	Years Ended July 31,
	2007	2006	2005	2004	2003
	(in thousands except per share and other data)
Selected Financial Condition Data:
Total loans receivable, net	$208,380	$251,085	$440,788	$480,718	$393,070
Mortgage-backed securities	70,349	46,489	—	2,155	842
Other investments and other interest-earning assets(1)	141,582	124,297	67,889	20,057	22,896
Total assets	437,026	444,123	528,713	521,480	433,032
Deposits	282,899	323,734	413,279	378,285	291,627
Borrowings	89,000	58,000	55,900	89,900	96,331
Total stockholders’ equity	62,807	59,947	55,587	48,808	39,447

	Years Ended July 31,
	2007	2006	2005	2004	2003
	(in thousands except per share and other data)
Selected Operations Data:
Total interest income	$28,182	$33,659	$41,494	$32,411	$24,675
Total interest expense	14,620	15,363	15,715	12,049	11,224
Net interest income	13,562	18,296	25,779	20,362	13,451
(Reversal) provision for loan	(300)	200	5,410	1,395	1,265
Net interest income after (reversal) provision for loan losses	13,862	18,096	20,369	18,967	12,186
Loan related fees	770	1,044	1,540	2,105	2,001
Gain on sale of loans and mortgage- related securities and investments	854	1,223	3,675	2,982	6,427
Other income	1,671	1,484	1,769	1,336	1,443
Total non-interest income	3,295	3,751	6,984	6,423	9,871

Total non-interest expenses	12,979	13,888	14,324	11,054	11,111
Earnings before income taxes	4,178	7,959	13,029	14,336	10,946
Provision for income taxes	1,325	2,897	5,028	5,448	3,409
Net earnings	$2,853	$5,062	$8,001	$8,888	$7,537

Earnings per common share:
Basic earnings per share (2)	$0.38	$0.68	$1.09	$1.25	$1.09
Diluted earnings per share (2)	$0.35	$0.62	$0.98	$1.11	$0.98

Average shares outstanding:
Average basic shares outstanding (2)	7,510	7,412	7,369	7,131	6,895
Average diluted shares outstanding (2)	8,123	8,106	8,196	8,040	7,727

Other Data:
Return on average assets	0.65%	1.03%	1.48%	2.02%	2.20%
Return on average equity	4.61%	8.82%	15.30%	20.23%	21.15%
Equity-to-assets ratio	14.37%	13.51%	10.48%	9.36%	9.10%
Cash dividends declared, per share	$0.12	$—	$0.21	$0.22	$0.13
Dividend payout ratio	31.72%	—%	19.31%	17.70%	12.30%
Interest rate spread	2.89%	3.52%	4.31%	4.03%	3.64%
Number of savings branches at end of period	5	5	5	5	5
Number of mortgage origination offices at end of period	4	6	11	11	11

(1)               Other investments and other interest-earning assets include federal funds sold, Federal Home Loan Bank stock,  zero coupon bonds, FHLB and FNMA callable paper, Preferred Trust Coupon Bonds, Investment Certificate of Deposit, and Bank Owned Life Insurance..

(2)               Adjusted for three-for-two stock split effective April 23, 2003.

Item 7. Management’s Discussion and Analysis of  Financial Condition and Results of Operations

General

WSB’s results of operations are primarily determined by the difference between the interest income and fees earned on loans, investments and other interest-earning assets, and the interest expense paid on deposits, borrowings and other interest-bearing liabilities. The difference between the average yield earned on interest-earning assets and the average cost of interest-bearing liabilities is known as net interest-rate spread. The principal expense to WSB is the interest it pays on deposits and borrowings. The difference between interest income on interest-earning assets and interest expense on interest-bearing liabilities is referred to as net interest income. Net interest income is significantly affected by general economic conditions and by policies of state and federal regulatory authorities and the monetary policies of the Federal Reserve Board. WSB’s net income is also affected by the level of its other income, including loan related fees, gain on sale of loans, deposit-based fees, rental income, operations of its service corporation subsidiary, gains on sales of REO, gains on sales of loans and investment securities as well as its operating and tax expenses.

Both basic and diluted earnings per share amounts are shown on the Consolidated Statements of Earnings. However, “basic earnings per share” is utilized in the report’s narrative when per share amounts are listed, unless otherwise stated. The information provided for basic and diluted earnings per share reflect the three-for-two stock split that was declared in fiscal 2003.

Forward Looking Statements

This annual report on Form 10-K contains statements that are forward-looking statements within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A forward-looking statement encompasses any estimate, prediction, opinion or statement of belief contained in this release and the underlying management assumptions, including those identified by terminology such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar expressions. Forward-looking statements are based on current expectations and assessments of potential developments affecting market conditions, interest rates and other economic conditions, and results may ultimately vary from the statements made in this report. In addition to expectations, assessments, and risks described by the Bank in its annual and quarterly reports filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, WSB’s future results and prospects may be dependent upon a number of factors that could cause the Bank’s performance to compare unfavorably to prior periods.  Among these factors are: (a) ongoing review of the Bank’s business and operations; (b) implementation of changes in lending practices and lending operations; (c) the Bank’s implementation of measures designed to address the issues in the 2004 Supervisory Agreement with the OTS and any regulatory actions taken in response thereto; (d) the Board’s ongoing review of the Bank’s capital management plan; (e) changes in accounting principles; (f) government legislation and regulation; (g) changes in interests rates; (h) changes in the economy; (i) credit or other risks of lending activity; (j) the impact of any legal or regulatory proceedings; and (k) other expectations, assessments and risks that are specifically mentioned in this report,  and in such other reports filed with the OTS.

Critical Accounting Policies

WSB’s financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The preparation of such financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. The financial information contained within WSB’s statements is, to a significant extent, financial information that is based on measures of the financial effects of transactions and events that have already occurred. A variety of factors could affect the ultimate value that is obtained either when earning income, recognizing an expense, recovering an asset or relieving a liability. Certain policies inherently have a greater reliance on the use of estimates, assumptions and judgments and as such have a greater possibility of producing results that could be materially different than originally reported. WSB uses historical loss factors as one factor in determining an inherent loss that may be present in WSB’s loan portfolio. Actual losses could differ significantly from the historical factors that WSB uses. In addition, GAAP itself may change from one previously acceptable method to another. Although the economics of WSB’s transactions would be the same, the timing of events that would impact WSB’s transactions could change.

Management views the allowance for loan losses as a critical accounting policy. The allowance for loan losses is an estimate of the losses that may be sustained in WSB’s loan portfolio. The allowance is based on two basic principles of accounting: (i) Statement of Financial Accounting Standards (“SFAS”) No. 5 “Accounting for Contingencies”, which requires that losses be accrued when they are probable of occurring and estimable and (ii) SFAS No. 114 “Accounting by Creditors for Impairment of a Loan”, which requires that losses be accrued based on the difference between the value of collateral, present value of future cash flows or values that are observable in the secondary market and the loan balance.

WSB’s allowance for loan losses has three basic components: the specific allowance, the formula allowance and the non-specific allowance. Each of these components is determined based upon estimates that can and do change when the actual events occur. The specific allowance is used to individually allocate an allowance for loans identified for impairment testing. Impairment testing includes consideration of the borrower’s overall financial condition, resources and payment record, support available from financial guarantors and the fair market value of collateral. These factors are combined to estimate the probability and severity of inherent losses. When impairment is identified, then a specific reserve is established based on WSB’s calculation of the loss embedded in the individual loan. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, WSB does not separately identify individual consumer and residential loans for impairment. The formula allowance is used for estimating the loss on those loans internally classified as high risk exclusive of those identified for impairment testing. The loans meeting the criteria for special mention, substandard, doubtful and loss, as well as, impaired loans are segregated from performing loans within the portfolio. Internally classified loans are then grouped by loan type (commercial, commercial real estate, commercial construction, residential real estate, residential construction or installment). Each loan type is assigned an allowance factor based on management’s estimate of the associated risk, complexity and size of the individual loans within the particular loan category. Classified loans are assigned a higher allowance factor than non-rated loans due to management’s concerns regarding collectibility or management’s knowledge of particular elements surrounding the borrower. Allowance factors grow with the worsening of the internal risk rating. The non-specific formula is used to estimate the loss of non-classified loans and loans identified for impairment testing for which no impairment was identified. These loans are also segregated by loan type and allowance factors are assigned by management based on delinquencies, loss history, trends in volume and terms of loans, effects of changes in lending policy, the experience and depth of management, national and local economic trends, concentrations of credit, quality of loan review system and the effect of external factors (i.e. competition and regulatory requirements). The factors assigned differ by loan type. The unallocated allowance captures losses whose impact on the portfolio have occurred but have yet to be recognized in either the formula allowance or the specific allowance.

Management has significant discretion in making the judgments inherent in the determination of the provision and allowance for loan losses, including in connection with the valuation of collateral, a borrower’s prospects of repayment, and in establishing allowance factors on the formula allowance and nonspecific allowance components. The establishment of allowance factors is a continuing exercise, based on management’s continuing assessment of the global factors discussed above and their impact on the portfolio, and allowance factors may change from period to period, resulting in an increase or decrease in the amount of the provision or allowance, based upon the same volume and classification of loans. Changes in allowance factors will have a direct impact on the amount of the provision, and a corresponding effect on net earnings. Errors in management’s perception and assessment of the global factors and their impact on the portfolio could result in the allowance not being adequate to cover losses in the portfolio, and may result in additional provisions or charge-offs. For additional information regarding the allowance for loan losses, refer to the discussion under the caption “Allowance for Loan and REO Losses” below.

Results of Operations

General. Net earnings for the fiscal year ended July 31, 2007 were $2.9 million, or $0.38 per basic share, compared to $5.1 million or $0.68 per basic share, for the fiscal year ended July 31, 2006, and $8.0 million, or $1.09 per basic share, for the fiscal year ended July 31, 2005.

The decrease in net earnings for fiscal 2007, as compared to fiscal 2006, was primarily the result of a decrease of $4.7 million, or 26%, in net interest income. This decrease is the result of the general slowdown of the residential real estate market and the related decline in mortgage loan originations and the continuing reduction in WSB’s concentration in higher-yielding construction loans. WSB has reduced its construction loan portfolio by approximately 55% compared to July 31, 2006. The overall reduction in WSB’s loan production has resulted in a 26% decrease in net interest income and a 12% decrease in non-interest income, compared to same twelve month period last year. The decrease in non-interest income is primarily the result of a decrease in loan related fees and gain on loan sales for loans sold in the secondary market which offset the increase on the gain on sale of real estate acquired in settlement of loans.

Management continues to seek more diversity in its loan portfolio and has established commercial business and commercial real estate lending departments staffed with experienced lenders in an effort to significantly expand its nonresidential loan portfolio. This has resulted in an increase the portfolios of commercial business, commercial real estate, and residential land development to commercial borrowers of $42 million during the fourth quarter and $70 million during the fiscal year. WSB expects to continue its investment in loans to commercial business, commercial real estate, and residential land development to commercial borrowers in fiscal 2008. To expand its commercial customer deposit base, the bank recently implemented remote deposit capture services for commercial customers. This service complements the Bank’s PC Banking platform and allows us a commercially viable means to serve the depository needs of businesses beyond our branch network. The expansion of WSB’s commercial base is significant to its profitability in that commercial customers provide lower cost deposit funding, with commercial loan borrowings structures that reprice to interest rate changes under terms that are favorable to the Bank.

WSB’s net earnings for the fiscal year ending July 31, 2007, included a $183,000 loss from the sale of MBS and investment securities compared to pre-tax gains of $0 and $367,000 for fiscal years ending July 31, 2006 and 2005, respectively. The loss, net of taxes, was approximately $121,000 or $0.02 per basic share for fiscal year ending July 31, 2007. The gain, net of taxes, were $0, and $242,000 or $0.03 per basic share, for fiscal years ending July 31, 2006 and 2005, respectively.

Without giving effect to the above-mentioned after tax securities losses and gains, net earnings would have been $2,974,000, $5,062,000, and $7,759,000 for fiscal years ending July 31, 2007, 2006 and 2005, respectively.

The decrease in net earnings fiscal year 2006 compared to fiscal 2005 is consistent with management’s previously announced plan to reduce the Bank’s concentration in higher-yielding, yet higher risk, construction loans, and the implications of the plan as to future earnings. Significant curtailment in the construction loan portfolio has been experienced for the twelve month periods, resulting in a significant reduction in interest income and loan related fees for the comparative periods. As interest rates continue to rise, mortgage loan originations both nationally and for the Bank, have declined. WSB has benefited the past several years from the historically low interest rate environment which had resulted in higher levels of mortgage originations and related earnings from loan fees and gains on loan sales. WSB continues to restructure its mortgage operations and product offering to reflect changes within the market and the Bank’s plan to reduce loan concentrations and risk with a diversification of the portfolio.

A significant factor affecting earnings during the past three years has been in the gain on sale of loans. Gain on sale of loans was $1.0 million for the year ended July 31, 2007, compared to $1.2 million for 2006, a $187,000 or 15% decrease. The decrease in realized gains for fiscal 2007 is primarily the result of the decrease in WSB’s loan originations sold in the secondary market. The decrease on the gain on sale of loans for fiscal 2006 was $2.1 million, or 63%, compared to the gain on sale of loans for fiscal 2005. The decrease in realized gains for fiscal 2006 is primarily the result of the decrease in WSB’s loan originations sold in the secondary market.

During the past fiscal year, WSB decreased its loan origination volume in response to the changes of WSB’s lending practices and lending operations as well as to the level of mortgage financings. Because the mortgage banking activity is very sensitive to mortgage interest rates, there can be no assurance of the level of gains that will be achieved in future periods.

Regulatory Actions. In March 2004, WSB entered into the 2004 Supervisory Agreement with the OTS which addressed a number of supervisory issues. In June 2005, the Board of Directors of WSB adopted the Resolution at the request of OTS relating to WSB’s compliance with the 2004 Supervisory Agreement and federal laws and regulations. Subsequently, the OTS has terminated the 2004 Supervisory Agreement and permitted the Board of Directors of WSB to terminate the Resolution. The resolution of the Supervisory Agreement and non-objection to the termination of the Board Resolution, which is due in large part to the dedication and hard work by the Board, management and staff, was a significant step in our strategic plan for the Bank. We continue to work on transforming the Bank both in reducing concentrations and risk within the loan portfolio and in expanding loan and deposit products and services to be competitive within the industry which, we believe are in the best interest of our customers and shareholders. See “Business, Item 1, Supervision and Regulation” for more detailed information.

As the result of the regulatory development and continued review by the Board and management of WSB’s loan portfolio and lending programs, WSB made significant changes to its loan portfolio, including reductions in volumes of certain categories of constructions loans and certain other loans that may have more “speculative” characteristics, and enhanced credit standards. These changes resulted in a reduction in residential loan volume. Management continues to seek more diversity in its loan portfolio and has established commercial business and commercial real estate lending departments staffed with experienced lenders in an effort to significantly expand its nonresidential loan portfolio. As described in the discussion of the allowance for loan losses (refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Results of Operations- Allowance for Loan and REO Losses” for further discussion of loan loss provision), consistent with the Bank’s reduction in higher risk lending activities. A reversal of prior provisioning of $300,000 was made from the allowance for loan losses during the first quarter of fiscal year 2007. No addition to the allowance for loan losses was made for the remainder of fiscal 2007. In addition, management continues to see favorable developments in many of its previously internally criticized loans in which many such loans have been refinanced out of the bank or have seen credit enhancements secured from borrowers to better position the bank as to the collateral value securing outstanding loans. While significant progress has been made addressing management’s assessment as to the inherent risk within the portfolio, management believes that current real estate market conditions and trends, especially related to custom high-end residential properties merits the existing allowance level.

Average Balances. The following table sets forth, for the periods indicated, information regarding:  (i) the total dollar amounts of interest income from interest-earning assets and the resulting average yields; (ii) the total dollar amounts of interest expense on interest-bearing liabilities and the resulting average costs; (iii) net interest income; (v) interest rate spread; (v) average interest-earning assets and the total yield earned on average interest-earning assets; (vi) average interest-bearing liabilities and the total percentage cost of average interest-bearing liabilities; and (vii) the ratio of total interest-earning assets to total interest-bearing liabilities. Average balances, yields, and costs are calculated on the basis of month-end averages (except deposits, which are on the basis of daily averages) for all periods through July 31, 2007.

Weighted average yields and costs at July 31, 2007 are also indicated. Non-accrual loans are included in total loan balances, lowering the effective yield for the loan portfolio in the aggregate.

	Year Ended July 31,
	2007			2006			2005
	Average Balance	Interest(1)	Yield/ Cost	Average Balance	Interest(1)	Yield/ Cost	Average Balance	Interest(1)	Yield/ Cost
	(dollars in thousands)
Interest-earning assets:
Loans	$216,569	$17,602	8.13%	$324,430	$26,430	8.15%	$497,999	$40,345	8.10%
Mortgage-backed securities	50,278	2,815	5.60	25,052	1,385	5.53	1,690	102	6.03

Investment securities (excluding MBS)	140,392	7,509	5.35	91,193	4,342	4.76	11,110	645	5.80
Other interest-earning assets	4,907	256	5.21	36,636	1,502	4.10	14,460	402	2.78
Total interest-earning assets (2)	$412,146	28,182	6.84	$477,311	33,659	7.05	$525,259	41,494	7.90

Interest-bearing liabilities:
Deposits	297,242	10,802	3.63	379,593	12,361	3.26	401,828	12,281	3.06
Other borrowings	72,423	3,818	5.27	55,605	3,003	5.40	60,739	3,434	5.65

Total interest-bearing Liabilities (2)	$369,665	14,620	3.95	$435,198	15,364	3.53	$462,567	15,715	3.40

Net interest income/interest rate spread (3)	$13,562	2.89%			$18,295	3.52%		$25,779	4.30%
Net yield on interest-earning assets (4)		3.29%				3.83%			4.91%
Ratio of interest-earning assets to interest-bearing liabilities		111.49%				109.68%			113.55%

(1)     There are no tax equivalency adjustments.

(2)     This is a weighted average yield.

(3)     Interest-rate spread is the arithmetic difference between the average yield on interest-earning assets (expressed as a percentage) and the average cost of interest-bearing liabilities (expressed as a percentage).

(4)     Net yield on interest-earning assets is the ratio of net interest income to average interest-earning assets.

Rate/Volume Analysis. The following table shows, for the periods indicated, the changes in interest income and interest expense attributable to: (i) changes in volume (change in volume multiplied by prior period rate); and (ii) changes in rate (change in rate multiplied by current period volume).

	Year Ended July 31,
	2007 v. 2006			2006 v. 2005
	Increase (Decrease)			Increase (Decrease)
	Due to	Due to		Due to	Due to
	Volume	Rate	Net	Volume	Rate	Net
	(dollars in thousands)
Interest Income:
Loans(1).	$(8,791)	$(37)	$(8,828)	$(14,059)	$144	$(13,915)
Mortgage-backed securities.	1,395	35	1,430	1,409	(126)	1,283
Investment securities	2,342	825	3,167	4,645	(948)	3,697
Other interest-earning assets.	(1,301)	55	(1,246)	616	484	1,100
Total interest income.	(6,355)	878	(5,477)	(7,389)	(446)	(7,835)

Interest Expense:
Deposits.	(2,685)	1,126	(1,559)	(680)	760	80
Other borrowings	908	(93)	815	(290)	(141)	(431)
Total interest expense	(1,777)	1,033	(744)	(970)	619	(351)
Decrease in net interest income	$(4,578)	$(155)	$(4,733)	$(6,419)	$(1,065)	$(7,484)

(1)     Includes approximately $764,000, $1,815,000 and $2,883,000 of loan fees earned for fiscal 2007, 2006 and 2005, respectively.

Net Interest Income. During fiscal 2007, net interest income decreased $4.7 million, or 25.9%, to $13.6 million from $18.3 million in fiscal 2006. The decrease is consistent with management’s previously announced plan to reduce the Bank’s concentration in higher yielding, higher risk, construction loans, and the implications of the plan as to future earnings. Significant curtailment in the construction loan portfolio has been experienced during the twelve-month period, resulting in a significant reduction in interest income and loan related fees for the comparative periods. The decrease is primarily due to decreases in the average volume of interest earnings assets. For the year ended July 31, 2007, the average balance of WSB’s total interest-earning assets decreased to $412.1 million from $477.3 million for the year ended July 31, 2006. The average balance decrease in interest-earning assets was primarily due to a decrease in the average loan held-for-investment portfolio. The average yield on WSB’s interest-earning assets for the year ended July 31, 2007 decreased to 6.84% from 7.05% for the year ended July 31, 2006. The decrease in the average yield is the result of lower average balances of high-yielding loans, which included construction loans.

The average balance of interest-bearing liabilities decreased to $369.7 million for the year ended July 31, 2007 as compared to $435.2 million for the year ended July 31, 2006, due to a decrease in WSB’s deposits. Much of this decrease is due to a decrease in time deposits. As a result of slightly higher interest rates on deposits partially offset by slightly lower rates on borrowings, the average cost of interest-bearing liabilities increased to 3.95% in fiscal 2007 from 3.53% in fiscal 2006. At July 31, 2007, 2006 and 2005, WSB’s time deposits were $232.3 million, $262.2 million and $338.3 million, respectively, and the corresponding interest expense on these deposits was approximately $10.2 million, $11.8 million and $11.5 million, respectively. This total at July 31, 2007, included 25 accounts totaling approximately $85.1 million of deposits received through brokers. These funds were primarily used to fund loan originations. These brokered accounts consist of individual accounts issued under master certificates in the broker’s name. These types of accounts meet the FDIC requirements and are federally insured. The interest rates on these brokered deposits are similar to WSB’s posted rates or less than the borrowed fund rates for similar terms.

During fiscal 2006, net interest income decreased $7.5 million, or 29%, to $18.3 million from $25.8 million in fiscal 2005. The decrease was primarily due to a decrease in the average volume of interest earning assets. The average balance decrease in interest earning assets was primarily due to a decrease in the average loan held-for-investment portfolio, primarily in construction loans.

Allowance for Loan and REO Losses. WSB’s loan portfolio is subject to varying degrees of credit risk. WSB seeks to mitigate through portfolio diversification, limiting exposure to any single customer, or industry. WSB maintains an allowance for loan losses (the “allowance”) to absorb losses inherent in the loan portfolio. The allowance is based on periodic review and evaluation of the loan portfolio. The methodology for assessing the appropriateness of the allowance includes:  (1) a formula allowance reflecting historical losses by credit category, (2) the specific allowance for risk rated credits on an individual or portfolio basis, and (3) a non-specific allowance which considers risk factors not evaluated by the other two components of the methodology. The amount of the allowance is reviewed monthly by the Loan Committee, and reviewed and approved monthly by the Board of Directors.

The allowance is increased by provisions for loan losses, which are charged to expense. Charge-offs of loan amounts determined by management to be uncollectible or impaired decrease the allowance, while recoveries of loans previously charged-off are added back to the allowance. WSB makes provisions for loan losses in amounts necessary to maintain the allowance at an appropriate level, as established by use of the allowance methodology. Under the methodology, WSB considers trends in credit risk against broad categories of homogenous loans, as well as loan by loan review of loans criticized or classified by management. A reversal of prior provisioning of $300,000 was made from the allowance for loan losses during fiscal 2007 compared to a provision of $200,000 in fiscal year 2006. This significant decrease in the provision was the result of the following reasons identified and occurring during the fiscal year:

•                  WSB’s continued reduction in the loans held for investment portfolio.

•                  WSB has experienced defaults primarily in construction residential loans and land lot loans. Such defaults on custom built properties and land lots carry additional risk of loss and are more susceptible to price increases during the construction process.

•                  As a result of an analysis of its current portfolio, WSB has recognized a decrease of the loss allocation percentages to internally classified loans. This decrease is due to a significant runoff that has been experienced in internally classified loans. A result of this runoff has been a corresponding reduction in the specific allocations for loss exposure.

•                  While significant growth in the commercial portfolio, WSB has not experienced delinquencies or defaults as of July 31, 2007. Such favorable trends reduce reserve experience factors as to the calculation of the allowance.

Management is intent on maintaining a strong credit review system and risk rating process. Management believes its evaluation as to the adequacy of the allowance as of July 31, 2007 is appropriate, however, provisions for this fiscal year are not necessarily indicative of future provisioning. Subjective judgment is significant in the determination of the provision and allowance for loan losses, manifested in the valuation of collateral, a borrower’s prospects of repayment, and in establishing allowance factors and components for the formula allowance for homogeneous loans. The establishment of allowance factors is a continuing exercise, based on management’s assessment of the factors and their impact on the portfolio, and that allowance factors may change from period to period, resulting in an increase or decrease in the amount of the provision or allowance, based upon the same volume and classification of loans. A time lag between the recognition of loss exposure in the evaluation of the adequacy of the allowance and a loan’s ultimate resolution and or charge-off is normal and to be expected. Future additions to the allowance may be necessary based on changes in the credits comprising the portfolio and changes in the financial condition of borrowers, such as may result from changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the loan portfolio and the allowance. Such review may result in additional provisions based upon their judgments of information available at the time of each examination.

Management has developed a comprehensive review process to monitor the adequacy of the allowance for loan losses. The review process and guideline were developed utilizing guidance from federal banking regulatory agencies and rely on relevant observable data. The observable data considered in the determination of the allowance is modified if other more relevant data becomes available. The results of this review process support management’s view as to the adequacy of the allowance as of the balance sheet date. Please refer to the discussion under the caption, “Critical Accounting Policies” in this section for an overview of the underlying methodology management employs on a monthly basis to maintain the allowance.

Changes in estimation methods may take place based upon the status of the economy, and  the estimate of the value of the property securing loans and as a result, the allowance may increase or decrease. Future adjustments could substantially affect the amount of the allowance.

While significant progress has been made addressing management’s assessment as to the inherent risk within the portfolio, management believes that current real estate market conditions and trends, especially related to custom high-end residential properties merits the existing allowance level. Management believes that the allowance reflects its best estimate of the losses existing within the $208.0 million loans held-for-investment portfolio as of the balance sheet date. The $4.4 million loans held-for-sale portfolio has already been committed to be purchased by investors and is normally settled within 30 days. Analysis of WSB’s history of sold loans indicates that minimal credit losses have been realized after the sale of loans.

As of July 31, 2007, the allowance decreased by $1.3 million, or 24%, to $4.0 million from $5.3 million at July 31, 2006. Most of this change in allowance position was due to charge-offs in previously reserved loans supported by continuing favorable trends within the loan portfolio including a decrease in internally criticized loans. During fiscal 2007, the charge-offs were approximately $1.1 million and approximately $52,000 was recorded as recoveries for a net charge off of $1.0 million. Of this total, $674,000 was construction and land loans, $327,000 was mortgage residential loans and $1,000 was consumer loans. The risks associated with construction lending are considered to be greater than traditional residential mortgage lending.

At July 31, 2006, the allowance decreased by $2.0 million, or 27%, to $5.3 million from $7.3 at July 31, 2005. Most of this change in allowance position was due to charge-offs in previously reserved loans supported by favorable trends within the loan portfolio including a decrease in internally criticized loans. During fiscal 2006, WSB charged-off $2.2 million of which $1.3 million was construction loans, $928,000 was mortgage residential loans and $7,000 was consumer loans.

There was no provision for REO losses for fiscal year 2007, compared to $146,000 and $20,000 for fiscal 2006 and 2005, respectively. The provision for REO losses was expensed during the respective period for REO property with a fair value less than the original estimate. The value of REO property held due to foreclosures at July 31, 2007, 2006 and 2005, were $1.0 million, $1.6 million and  $1.3 million, respectively. At July 31, 2007, REO properties consist of $859,000 in residential construction loans and $170,000 in lot loans. Management is actively seeking buyers for these properties.

The following table sets forth information as to non-accrual and past due loans. WSB generally discontinues the accrual of interest on loans after the delinquency of more than four monthly payments, or when, in the opinion of management that the complete recovery of principal and interest is unlikely, at which time all previously accrued but uncollected interest is reversed from income.

	At July 31,
	2007	2006	2005	2004	2003
	(dollars in thousands)
Loans accounted for on a non-accrual basis:
Mortgage loans:
Single family	$1,104	$2,406	$1,482	$1,586	$1,412
Land	3,092	1,555	1	1	—
Construction	3,202	5,477	4,001	424	520
Non-mortgage loans:
Consumer	—	1	12	—	21
Non-residential	—	272	199	—	—
Total non-accrual loans	7,398	9,711	5,695	2,011	1,953
Accruing loans which are contractually past due more than four months but with current payments:
Mortgage loans:
Single family	—	—	575	—	—
Land	—
Construction	—	992	522	1,592	—
Non-mortgage loans:
Consumer	—	—	—	—	—
Non-residential	—	72	292	—	—
Total accruing loans more than four months past due	—	1,064	1,389	1,592	—
Total non-performing loans	7,398	10,775	7,084	3,603	1,953
Foreclosed real estate	1,029	1,584	1,296	690	487
Total non-performing assets	$8,427	$12,359	$8,380	$4,293	$2,440
Total non-performing loans to total loans held-for-investment	3.56%	4.35%	1.65%	0.77%	0.66%

Allowance for loan losses to total non-performing loans	54.68%	49.62%	103.42%	97.22%	114.43%

Total non-performing loans to total assets	1.69%	2.43%	1.34%	0.69%	0.45%

Total non-performing assets to total assets	1.93%	2.78%	1.59%	0.82%	0.56%

Total non-accrual loans decreased by 24% to $7.4 million at July 31, 2007, compared to $9.7 million at July 31, 2006. This net decrease is largely due to a decrease in residential construction and single family loans slightly offset in an increase in land loans.

Total accruing loans more than four months past due was to $0 in fiscal 2007, compared to $1.1 million at July 31, 2006. Although these loans have current payments, the maturity dates have expired and a request for an extension needs to be formally filed on their current contract to extend the maturity date to make the loan current.

The following table sets forth information as to loans defined as delinquent (three payments past due, less than the four months past due as presented on the previous schedule) on which WSB continued to accrue interest.

	At July 31,
	2007	2006	2005	2004	2003
	(dollars in thousands)
Loans past due (three payments past due):
Mortgage loans:
Single family	$276	$714	$3,303	$1,841	$1,065
Land	389	64	—	27	115
Construction	2,345	214	2,253	3,678	387
Non-mortgage loans:
Commercial	—	—	—	—	60
Consumer	—	—	24	—	—
Total past due loans	$3,010	$992	$5,580	$5,546	$1,627

The $389,000 land loans and $2.3 million residential construction loans are loans that have current payments but are contractually past due. The maturity dates on these loans have expired and a request for an extension needs to be formally filed on their current contract to extend the maturity date to make the loan current.

The following table set forth information as to the allowance for loan losses:

	Year Ended July 31,
	2007	2006	2005	2004	2003
	(dollars in thousands)
Average loans held for investment	$208,156	$305,385	$478,677	$382,575	$254,916
Total gross loans outstanding- held for investment at year end	$208,046	$247,792	$428,549	$469,524	$297,404
Allowance, beginning of year	$5,347	$7,326	$3,503	$2,234	$1,469
Charge-offs
single family	(327)	(962)	(332)	(65)	(61)
construction	(528)	(1,485)	(869)	(96)	(402)
other	(199)	(8)	(399)	(3)	(44)
	(1,054)	(2,455)	(1,600)	(164)	(507)
Recoveries :
single family	—	35	11	32	—
construction	23	239	—	—	—
other	29	2	2	6	7
Net charge-offs	(1,002)	(2,179)	(1,587)	(126)	(500)
(Reversal)Provision for loan losses	(300)	200	5,410	1,395	1,265

Allowance, end of year	$4,045	$5,347	$7,326	$3,503	$2,234
Allowance as a percentage of total gross loans-held for investment	1.94%	2.16%	1.71%	0.75%	0.75%
Net charge-offs as a percentage of average loans	0.48%	0.71%	0.33%	0.03%	0.20%

WSB’s loans held-for-investment portfolio decreased $39.7 million, or 16% as of July 31, 2007, WSB’s average loans held-for-investment also decreased by 31.8% for fiscal year 2007, compared to fiscal year 2006. This decrease is the result of the Bank’s continued effort in reducing higher-risk lending activities.

Non-Interest Income. Total non-interest income for the years ended July 31, 2007, 2006, and 2005 was $3.3 million, $3.8 million and $7.0 million, respectively. Without giving effect to sales of MBS and investment securities during the respective fiscal periods, non-interest income would have been $3.5 million, $3.8 million and $6.6 million for fiscal years 2007, 2006, and 2005, respectively.

Loan related fees currently being recognized in non-interest income are primarily late fees, document preparation fees, tax service fees and construction inspection fees. Gain on sale of loans includes servicing release fees and discount points earned on loans sold. Other income includes primarily fees from WSB’s deposit-based operations.

Non-interest income decreased $456,000, or 12.2% in fiscal 2007, compared to fiscal 2006. The decrease was primarily due to a decrease in loan related fees, gain on the sale of loans  and losses on the sale of investment securities, offsetting the increase in other income. Gain on sale of loans decreased $187,000 due to the higher current interest rate environment and a reduction in the premiums earned on mortgage loans sold in the secondary market. As interest rates continue to rise, mortgage loan originations both nationally and for the Bank, have declined. WSB has benefited the past several years from the historically low interest rate environment which had resulted in higher levels of mortgage originations and related earnings from loan fees and gains on loan sales. WSB continues to restructure its mortgage operations and product offering to reflect changes within the market. Management continues to seek more diversity in its loan portfolio and has established commercial business and commercial real estate lending departments staffed with experienced lenders in an effort to significantly expand its nonresidential loan portfolio. This has resulted in an increase in the originations of commercial business, commercial real estate, and residential land development to commercial borrowers of $42 million during the fourth quarter and $70 million during the fiscal year. WSB expects to see the results of its investment in loans to commercial business, commercial real estate, and residential land development to commercial borrowers to continue in fiscal 2008. To expand its commercial customer deposit base, the bank recently implemented remote deposit capture services for commercial customers. This service complements the Bank’s PC Banking platform and allows us a commercially viable means to serve the depository needs of businesses beyond our branch network. The expansion of its commercial base is significant to the profitability of the Bank in that commercial customers provide lower cost deposit funding, with commercial loan borrowings structures that reprice to interest rate changes under terms that are favorable to the Bank. WSB originated approximately 416 loans that were sold in the secondary market totaling $106.6 million during fiscal 2007, compared to 844 loans totaling $190.9 million during fiscal 2006. Loan related fees decreased $273,000, due primarily to the reduction of loan originations during fiscal 2007. Loss on investment securities was the result of the sale of $66.5 million of FHLB Agencies that were sold in an effort to minimize reinvestment risk while improving portfolio yield. A pre-tax loss of $115,000 (approximately $76,000 after tax) for the current period and $183,000 (approximately $121,000 after tax) for the twelve months ended July 31, 2007. The funds were reinvested in higher yielding assets and which will result in higher income in subsequent periods.

The $228,000 increase in other income is primarily the result of income received from Bank Owned Life Insurance totaling $286,000 offsetting the decrease of $88,000 on income received on deposits.

The $3.2 million decrease in non-interest income in fiscal 2006 compared to fiscal 2005 was primarily due to a decrease in loan related fees, gain on sale of MBS and investment securities and gain on the sale of loans. Gain on sale of loans decreased $2.1 million due to the interest rate environment and premiums earned on mortgage loans sold in the secondary market. WSB originated approximately 844 loans that were sold in the secondary market in fiscal 2006, compared to 1,625 loans in fiscal 2005.

Non-Interest Expenses. Non-interest expenses were $13.0 million, $13.9 million, and $14.3 million for the years ended July 31, 2007, 2006, and 2005, respectively.

The $909,000 decrease in non-interest expenses during fiscal 2007 as compared to fiscal 2006 was primarily due to decreases of $563,000 in deposit insurance premiums, a $272,000 decrease in professional services, a $263,000 decrease in other miscellaneous expense, partially offset by a $322,000 increase salaries and benefits. A decrease in deposit insurance premiums and assessments is the result of the FDIC ruling, pursuant to the Federal Deposit Insurance Reform Act of 2005, to assess deposit insurance premiums against all depository institutions based on their current condition and nature of their activities and on the revenue needs, as determined by the FDIC for the Deposit Insurance Fund. Many insured depository institutions, including WSB, are entitled to a credit against these premiums based on the premiums they paid on or before December 31, 1996. Under the FDIC’s current risk-based deposit insurance assessment system, the assessment rate for an insured depository institution depends on the assessment risk classification assigned to the institution by the FDIC which is determined by the institution’s capital level and supervisory evaluations. The increase in salaries and benefits is associated with loan production commissions and the increase in staff for the newly established commercial loan departments.

The $436,000 decrease in non-interest expenses during fiscal 2006 as compared to fiscal 2005 was primarily due to decreases of $1.4 million in salaries and benefits partially offset by a $717,000 increase in deposit insurance premiums, a $96,000 increase in service bureau charges and $126,000 increase in provision for losses on real estate acquired in settlement of loans. The decrease in salaries and benefits is associated with loan production commissions.

Income Taxes. Although WSB has generally provided for income taxes at substantially equivalent statutory rates, the tax effects of certain operations have caused variances in WSB’s overall effective tax rates from year to year. As a result, WSB’s effective tax rates for fiscal 2007, 2006, and 2005 were 31.7%,  36.4% and  38.6%, respectively.

Financial Condition and Liquidity.

General. WSB has generally sought to lengthen its deposit maturities and decrease the effect of short-term interest rate swings through its pricing of its CDs. WSB advertises its lower-cost NOW accounts and offers fee-free checking incentives, an overdraft protection program, a variable money market savings account priced to current interest rates and the advantages of customer access to ATM networks. See “Quantitative and Qualitative Disclosures About Market Risk—Asset and Liability Management.”  To expand its commercial customer deposit base, the bank recently implemented remote deposit capture services for commercial customers. This service complements the Bank’s PC Banking platform and allows us a commercially viable means to serve the depository needs of businesses beyond our branch network. The expansion of its commercial base is significant to the profitability of the Bank in that commercial customers provide lower cost deposit funding, with commercial loan borrowings structures that reprice to interest rate changes under terms that are favorable to the Bank.

Total assets were $437.0 million at July 31, 2007 as compared to $444.1 million at July 31, 2006. The $7.1 million, or 1.6%, decrease in assets during fiscal 2007 was principally attributable to a decrease of $39.7 million in the loans held-for-investment offsetting the increase of $23.9 million in MBS, $9.8 million in investment securities and $10.3 million in bank owned life insurance. Management has reinvested excess liquidity as a result of the loan portfolio runoff in short term investment securities so as to provide liquidity for future loan growth as we continue the restructuring of the existing loan portfolio under the business plan and transition into a more diversified loan portfolio with lower credit risk. The reinvesting of high yielding loan funds into the investment portfolio will result in lower interest income until loan production again outpaces loan runoff and funds invested in our securities portfolio are redirected to loan production. Liabilities decreased by $10.0 million, or 2.6%, to $374.2 million at July 31, 2007 as compared to $384.2 million at July 31, 2006, as a result of a decrease of $40.8 million in WSB’s total deposits offsetting an increase of $31.0 in other borrowings.

Liquidity. WSB must meet requirements for liquid assets and for liquidity described in “Part I, Item 1, Business—Supervision and Regulation—Liquidity Requirements.”  As of June 30, 2007, WSB’s long-term average daily balance of liquid assets was $195.9 million, exceeding the $11.8 million balance required. WSB maintains funding facilities with correspondent banks and the FHLB of Atlanta.  Management anticipates further increases in its liquidity position as further runoff in the construction loan portfolio outpace loan originations.  Management has begun investing excess cash liquidity in investment grade securities which offer a ready source of collateral for secured borrowings under existing credit facilities.

Credit Commitments. The following table lists WSB’s credit commitments as of July 31, 2007. Off-balance sheet financial instruments include commitments to extend credit, standby letters of credit, operating lease obligations and financial guarantees. See Note 14 in our notes to consolidated financial statements contained elsewhere in this report for a complete description of off-balance sheet financial instruments.

	Payments due by period
	(dollars in thousands)
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years

Commitments to extend credit	$2,015	$2,015	$—	$—	$—
Stand by letters of credit	1,337	1,327	10	—	—
Unused lines of credit	35,842	35,842	—	—	—

Total	$39,194	$39,184	$10	$—	$—

Contractual Obligations. WSB has certain obligations to make future payments under contract. The following table lists WSB’s contractual obligations as of July 31, 2007.

	Payments due by period
	(dollars in thousands)
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years

Long-term debt	$89,000	$15,000	$38,000	$10,000	$26,000
Time Deposits	232,322	87,838	138,197	6,287	—
Lease commitments	914	342	511	61	—
Service Contracts	828	276	552	—	—

Total	$323,064	$103,456	$177,260	$16,348	$26,000

Capital. Current statutory provisions and OTS regulations establish standards for capital, require subsidiaries of a federally-chartered thrift institution to be separately capitalized, and require investments in and extension of credit to any subsidiary engaged in activities not permissible for a national bank to be deducted in the computation of an institution’s regulatory capital. These regulations have affected WSB and its service corporation subsidiary, which is engaged in real estate development and construction activities. Therefore, for regulatory capital calculations, WSB was required to deduct $687,800 from its assets and the $527,200 investment in its subsidiary from capital due to the subsidiary’s real estate development and construction activities. In addition, WSB’s regulatory risk-based capital reflects an increase of $639,200, while its regulatory assets reflect an increase of $1.0 million, both of which represent unrealized losses (after-tax for capital deductions and pre-tax for asset deductions, respectively) on MBS and investment securities classified as available-for-sale. See  “Part I, Item 1, Business- Supervision and Regulation”, “Part I, Item 1, Business—Subsidiaries” and Note 12 of Notes to Consolidated Financial Statements contained in “Part II, Item 8” of this report. The minimum regulatory capital and ratios required, WSB’s actual regulatory capital and ratios, and the amount by which WSB’s ratios exceed the minimum regulatory requirements, as of July 31, 2007, are as follows:

Capital Category	Regulatory Ratios Required	WSB’s Ratios	WSB’s Excess of Requirements	Calculations Based Upon

Leverage	$17,522,437	$62,918,658	$45,396,221	$62,918,658	Regulatory Capital
	4.00%	14.36%	10.36%	$438,060,918	Regulatory Assets

Tangible	$6,570,914	$62,918,658	$56,347,744	$62,918,658	Regulatory Capital
	1.50%	14.36%	12.86%	$438,060,918	Regulatory Assets

Risk-Based	$20,405,253	$65,581,439	$45,176,186	$65,581,439	Regulatory Capital
	8.00%	25.71%	17.71%	$255,065,664	Risk-Weighted Assets

WSB’s management believes that, under current regulations, WSB will continue to meet its minimum capital requirements for the foreseeable future. However, events beyond the control of WSB, such as changes to market interest rates or a downturn in the economy in areas where WSB has most of its loans, could adversely affect future earnings and, consequently, the ability of WSB to meet its future minimum capital requirements. See “Part I, Item 1, Business – Restrictions on Capital Distributions” for more detail on cash dividends.

Impact of Inflation and Changing Prices

The Consolidated Financial Statements of WSB and related notes presented elsewhere herein have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation.

Unlike those of many industries, most of the assets and liabilities of financial institutions such as WSB are monetary in nature. Monetary items, which are those assets and liabilities that are convertible into a fixed number of dollars regardless of changes in prices, include cash, investments, loans and other receivables, savings accounts, short-term and long-term debt and, in WSB’s case, most of its other liabilities. Virtually all of WSB’s assets and liabilities are monetary in nature. Inflation has had an immaterial effect on WSB’s operations in the three most recent fiscal years.

Item 7A. Quantitative and Qualitative Disclosures About Market Risk

Market Risks

Management of WSB considers interest rate risk (“IRR”) and credit risk as the two most significant factors impacting WSB’s financial performance. WSB currently utilizes no derivatives to mitigate its credit risk, relying instead on loan review and an adequate loan loss reserve. WSB’s exposure to IRR is reviewed on at least a quarterly basis by the Board of Directors and management, and is measured in accordance with OTS Thrift Bulletin No. 13a using interest rate sensitivity analysis, including NPV and net interest income under various interest rate scenarios.

The OTS provides all institutions that file the Consolidated Maturity Rate Schedule (“CMR”) as part of their quarterly thrift financial reports with a quarterly interest rate sensitivity report of NPV. The NPV is defined as the present value (“PV”) of expected cash flows from existing assets, less the PV of expected cash flows from existing liabilities, plus the PV from existing off-balance sheet contracts. In addition to the discounted cash flow analysis, the OTS simulator model also employs an option-based pricing approach to measuring the interest rate sensitivity of the NPV. Per the OTS interest rate risk exposure report, WSB’s sensitivity measure, or decline in the NPV ratio, at June 30, 2007 was 184 basis points, compared to 163 basis points at June 30, 2006. WSB remains within the minimal risk category. WSB relies on the OTS model and does not prepare its own model.

WSB management uses an internally-prepared net interest income model to measure the effect on net interest income of different interest rate scenarios applied to anticipated levels and mixes of assets and liabilities.

The following table compares the calculated estimates of change in NPV and net interest income as of June 30, 2007 to current limits established by management and approved by the Board of Directors. All changes are measured as percentage changes from the values of projected NPV and net interest income at current interest rates.

	Percentage Change In
	Net Interest Income		Net Portfolio Value as a % of PV of Assets
Basis Point Change In Market Rates	Board Limits	Projected Change	Minimum Board Limits	OTS Projected Change
+300	-40%	+27%	5%	13%
+200	-30%	+18%	6%	14%
+100	-20%	+ 9%	7%	15%
Current	0%	—	8%	16%
-100	-20%	- 9%	9%	16%
-200	-30%	-18%	10%	16%
-300	-40%	-27%	11%	N/A

The models utilized to produce the table presented above employ numerous assumptions, including relative levels of market interest rates, asset prepayments and the decay rate of deposits. The actual affects of real interest rate changes may differ from the forecasted affects of hypothetical interest rate changes and should not be relied upon as indicative of actual future results. Further, the computations do not contemplate actions that management and the Board of Directors may undertake in response to changes in interest rates.

Asset and Liability Management

Management recognizes that WSB’s profitability is dependent to a large extent upon its net interest income, which in turn is dependent upon the achievement of a positive interest rate spread that can be sustained during fluctuations in prevailing interest rates. Interest rate sensitivity is a measure of the difference between amounts of interest-earning assets and interest-bearing liabilities which either reprice or mature within a given period of time. The difference, or the interest rate repricing “gap”, provides an indication of the extent to which an institution’s interest rate spread will be affected by changes in interest rates. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities, and is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. Generally, during a period of rising interest rates, a negative gap would adversely affect net interest income, while a positive gap would result in an increase in net interest income. Conversely, during a period of falling interest rates, a negative gap would result in an increase in net interest income, while a positive gap would negatively affect net interest income.

The following table sets forth the amounts of WSB’s interest rate sensitive assets and liabilities at July 31, 2007 which are anticipated, based upon certain assumptions, to reprice or mature in each of the time periods shown:

	Maturing or Repricing in
	1 Year or Less	1-3 Years	3-5 Years	More than 5 Years	Total
Total interest rate sensitive assets	$118,211	$78,004	$79,418	$135,996	$411,629
Total interest rate sensitive liabilities	121,148	189,828	28,818	32,242	372,036
Positive (negative) gap	$(2,937)	$(111,824)	$50,600	$103,754	$39,593
Ratio of positive (negative) gap to total assets	(0.7)%	(25.6)%	11.6%	23.7%	10.6%
Cumulative positive (negative) gap		$(114,761)	$(64,161)	$39,593
Ratio of cumulative positive (negative) gap to total assets		(26.3)%	14.7%	9.1%

As indicated in the table above, WSB’s balance sheet reflects a negative gap of $2.9 million in the one year or less time period, and a negative gap of $111.8 million in the one to three year time period, resulting in a cumulative negative gap of $114.7 million for the combined interval of three years or less.

WSB has historically funded long term mortgage loans and MBS investments with long term CD’s. Management of WSB believes that the effective maturity of its mortgage loan would be substantially less than the contractual maturities of the underlying loans, thus approximately matching the maturity intervals of both the interest rate sensitive assets and liabilities.

Item 8. Financial Statements and Supplementary Data

Contents

CONSOLIDATED FINANCIAL STATEMENTS:

[Stegman & Co. Letterhead]

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the

Board of Directors and Stockholders of

The Washington Savings Bank, F.S.B.

Bowie, Maryland

We have audited the accompanying consolidated statements of financial condition of The Washington Savings Bank, F.S.B. and Subsidiaries (the “Company”) as of July 31, 2007 and 2006, and the related consolidated statements of earnings, changes in stockholders’ equity, and cash flows for the three years in the period ended July 31, 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 31, 2007 and 2006 and the results of their operations and their cash flows for the three years in the period ended July 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

Baltimore, Maryland	Stegman & Co.
October 13, 2007

THE WASHINGTON SAVINGS BANK, F.S.B., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

AS OF JULY 31, 2007 AND 2006

	2007	2006
ASSETS

CASH AND CASH EQUIVALENTS:
Cash	$1,347,305	$3,706,470
Federal funds sold	5,880,806	1,064,000
Time deposits with other banks	—	9,000,000
Total cash and cash equivalents	7,228,111	13,770,470

LOANS RECEIVABLE - (Note 2):
Held for investment	208,046,492	247,792,458
less: allowance for loan losses	(4,044,781)	(5,346,525)
Loans receivable held-for-investment - net	204,001,711	242,445,933
Held for sale	4,377,945	8,638,971
Total loans receivable - net	208,379,656	251,084,904

Mortgage-backed securities - available for sale at fair value (Note 3)	70,349,428	46,489,371
Investment securities - available for sale at fair value (Note 4)	120,590,915	110,835,295
Investment in Federal Home Loan Bank Stock, at cost	4,823,900	3,398,000
Accrued interest receivable on loans	1,422,483	1,730,544
Accrued interest receivable on investments	1,362,871	1,274,671
Real estate acquired in settlement of loans (Note 6)	1,028,683	1,583,540
Bank Owned Life Insurance	10,286,092	—
Premises and equipment - net (Note 7)	6,055,013	6,090,425
Deferred tax asset (Note 13)	3,599,907	4,161,415
Income taxes receivable	737,757	1,867,803
Other assets	1,161,076	1,836,948
TOTAL ASSETS	$437,025,892	$444,123,386

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Deposits (Note 8):
Non-interest bearing	$6,583,054	$8,046,873
Interest-bearing	276,315,665	315,687,043
Total Deposits	282,898,719	323,733,916

Other Borrowings (Note 9)	89,000,000	58,000,000
Advances from borrowers for taxes and insurance	714,986	793,941
Accounts payable, accrued expenses and other liabilities	1,605,521	1,648,749
Total Liabilities	374,219,226	384,176,606

STOCKHOLDERS’ EQUITY (Note 12):
Preferred stock, no stated par value; 10,000,000 shared authorized; none issued and outstanding	—	—
Common stock, $1 par value; 20,000,000 shares authorized; 8,198,816 and 8,036,025 shares issued	8,198,816	8,036,025
Additional paid-in capital	2,661,393	2,143,567
Treasury Stock; 610,681 shares at cost	(645,124)	(645,124)
Retained earnings - substantially restricted	53,230,759	51,282,613
Accumulated other comprehensive (loss)	(639,178)	(870,301)
Total stockholders’ equity	62,806,666	59,946,780

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$437,025,892	$444,123,386

See notes to consolidated financial statements.

THE WASHINGTON SAVINGS BANK, F.S.B. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE YEARS ENDED JULY 31, 2007, 2006 AND 2005

	2007	2006	2005
INTEREST INCOME:
Interest and fees on loans	$17,602,296	$26,430,409	$40,345,273
Interest on mortgage-backed securities	2,815,047	1,384,748	101,881
Interest and dividends on investments	7,764,536	5,844,211	1,046,410
Total interest income	28,181,879	33,659,368	41,493,564

INTEREST EXPENSE:
Interest on deposits (Note 8)	10,801,586	12,360,767	12,280,822
Interest on other borrowings	3,818,271	3,002,844	3,433,740
Total interest expense	14,619,857	15,363,611	15,714,562

NET INTEREST INCOME	13,562,022	18,295,757	25,779,002
(Reversal) provision for loan losses	(300,000)	200,000	5,410,000

NET INTEREST INCOME AFTER (REVERSAL) PROVISION FOR LOAN LOSSES	13,862,022	18,095,757	20,369,002

NON-INTEREST INCOME:
Loan-related fees	770,167	1,043,624	1,540,042
Gain on sale of loans	1,036,450	1,223,424	3,307,947
Gain on sale of mortgage-backed securities - available-for-sale	—	—	39,904
(Loss) gain on sale of investments - available-for-sale	(182,767)	—	327,167
Loss on disposal of premises and equipment	(15,594)	(70,827)	—
Rental income	532,236	581,118	662,425
Gain on sale of real estate acquired in settlement of loans	507,625	412,478	610,067
Service charges on deposits	74,315	86,577	135,622
Net gain on sale of building lots and homes (Note 5)	23,482	153,914	138,410
Other income	548,993	320,964	222,509
Total non-interest income	3,294,906	3,751,272	6,984,093

NON-INTEREST EXPENSES:
Salaries and benefits	6,994,433	6,672,220	8,103,879
Occupancy expense	849,732	861,830	767,727
Deposit insurance premiums and assessments	390,448	953,369	236,721
Depreciation	730,674	669,714	664,145
Advertising	165,263	126,387	146,247
Service bureau charges	553,148	558,626	462,866
Service charges from banks	95,240	105,874	130,610
Stationery, printing & supplies	200,296	253,629	269,625
Professional services	725,606	997,218	1,091,277
Other taxes	149,855	147,763	139,167
Provisions for losses on real estate acquired in settlement of loans	—	146,374	20,000
Other expenses	2,124,658	2,394,881	2,291,169
Total non-interest expenses	12,979,353	13,887,885	14,323,433

EARNINGS BEFORE PROVISION FOR INCOME TAXES	4,177,575	7,959,144	13,029,662

PROVISION FOR INCOME TAXES (Note 13)	1,324,500	2,896,700	5,028,200

NET EARNINGS	$2,853,075	$5,062,444	$8,001,462

BASIC EARNINGS PER COMMON SHARE	$0.38	$0.68	$1.09

DILUTED EARNINGS PER COMMON SHARE	$0.35	$0.62	$0.98

AVERAGE COMMON SHARES OUTSTANDING	7,509,790	7,412,405	7,369,218

AVERAGE DILUTED COMMON SHARES	8,123,351	8,106,224	8,195,586

CASH DIVIDENDS PAID PER COMMON SHARE	$0.12	$—	$0.21

See notes to consolidated financial statements.

THE WASHINGTON SAVINGS BANK, F.S.B. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED JULY 31, 2007, 2006 AND 2005

	Common Stock	Additional Paid-In Capital	Treasury Stock	Retained Earnings	Accumulated Other Comprehensive Income(Loss)	Total Stockholders’ Equity

BALANCES, August 1, 2004	$7,956,850	$1,704,955	$(645,124)	$39,764,172	$27,448	$48,808,301

Exercise of Stock Options	52,925	111,438	—	—	—	164,363

Tax effect of Stock Options Exercised	—	194,229	—	—	—	194,229

Comprehensive Income:
Net earnings	—	—	—	8,001,462	—	8,001,462

Other comprehensive income
Reclassification adjustment for gains, net of taxes of ($126,352)	—	—	—	—	200,815	200,815

Net changes in unrealized appreciation on available for sale securities	—	—	—	—	(236,409)	(236,409)

Total comprehensive income						7,965,868

Cash dividend (0.21 per common share)	—	—	—	(1,545,465)	—	(1,545,465)

BALANCES, JULY 31, 2005	8,009,775	2,010,622	(645,124)	46,220,169	(8,146)	55,587,296

Exercise of Stock Options	26,250	72,129	—	—	—	98,379

Stock-based compensation	—	11,314	—	—	—	11,314

Tax effect of Stock Options Exercised	—	49,502	—	—	—	49,502

Comprehensive Income:
Net earnings	—	—	—	5,062,444	—	5,062,444

Net changes in unrealized appreciation on available for sale securities	—	—	—	—	(862,155)	(862,155)

Total comprehensive income						4,200,289

BALANCES, JULY 31, 2006	8,036,025	2,143,567	(645,124)	51,282,613	(870,301)	59,946,780

Exercise of Stock Options	162,791	33,361	—	—	—	196,152

Stock-based Compensation		2,344				2,344

Tax effect of Stock Options Exercised	—	482,121	—	—	—	482,121

Comprehensive Income:
Net earnings	—	—	—	2,853,075	—	2,853,075

Other comprehensive income
Reclassification adjustment for losses, net of taxes of ($70,585)	—	—	—	—	(112,182)	(112,182)

Net changes in unrealized appreciation on available for sale securities	—	—	—	—	343,305	343,305

Total comprehensive income						3,084,198

Cash dividend (0.12 per common share)	—	—	—	(904,929)	—	(904,929)

BALANCES, JULY 31, 2007	$8,198,816	$2,661,393	$(645,124)	$53,230,759	$(639,178)	$62,806,666

See notes to consolidated financial statements.

THE WASHINGTON SAVINGS BANK, F.S.B., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JULY 31, 2007, 2006 AND 2005

	2007	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:

Net earnings	$2,853,075	$5,062,444	$8,001,462
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
(Reversal) provision for loan losses	(300,000)	200,000	5,410,000
Stock-based compensation	2,344	11,314	—
Provision for losses on real estate acquired in settlement of loans	—	146,374	20,000
Depreciation	730,674	740,543	664,145
Loss on disposal on premises and equipment	15,594	70,827	—
(Accretion)/amortization of (discounts)/premiums on investment securities	(395,109)	(259,336)	94,773
Loss (Gain) on sale of investment securities	182,767	—	(327,167)
Gain on sale of mortgage-backed securities	—	—	(39,904)
Gain on sale of other real estate owned	(507,625)	(412,478)	(610,067)
Gain on sale of loans	(1,036,450)	(1,223,424)	(3,307,947)
Gain on sale of building lots and homes	(23,482)	(153,914)	(138,410)
Loans originated for sale	(105,568,674)	(190,839,531)	(320,558,922)
Proceeds from sale of loans originated for sale	110,866,150	202,988,164	318,999,519
Increase in cash surrender value of bank owned life insurance	(286,092)	—	—
Decrease (increase) in other assets	675,874	(369,565)	78,701
Decrease(increase) in accrued interest receivable	219,862	(71,999)	59,487
Decrease (increase) in deferred income taxes	427,263	1,380,211	(1,417,241)
Change in federal income taxes payable/receivable	1,612,167	(1,705,423)	134,497
Excess tax benefits from share-based payment	(482,121)	(49,502)	(194,229)
Decrease in accounts payable, accrued expenses and other liabilities	(43,228)	(890,743)	(527,238)
(Decrease) increase in accrued interest payable	(69,982)	(109,931)	232,755
Decrease in net deferred loan fees	(214,404)	(608,371)	(248,478)

Net cash provided by operating activities	8,658,603	13,905,660	6,325,736

INVESTING ACTIVITIES:

Net decrease in loans receivable- held for investment	37,540,025	176,555,235	38,461,788
Purchase of mortgage-backed securities - available for sale	(31,482,555)	(46,813,432)	—
Purchase of investment securities - available for sale	(95,522,856)	(101,180,603)	(10,500,000)
Proceeds from sales, calls, and maturities of mortgage-backed securities	8,023,935	—	2,153,497
Proceeds from sales, calls and maturities of investment securities-available for sale	85,943,507	—	1,866,027
(Purchase) redemption of Federal Home Loan Bank Stock	(1,425,900)	244,100	852,900
Proceeds from maturity of investment securities - held to maturity	—	—	4,000,000
Purchase of bank owned life insurance	(10,000,000)	—	—
Purchase of premises and equipment	(710,856)	(616,327)	(572,957)
Land development costs incurred	—	(188,591)	(341,926)
Sale of land held for development	23,482	455,683	455,055
Development of real estate acquired in settlement of loans	(266,935)	(98,580)	(569,443)
Proceeds from sale of real estate acquired in settlement of loans	2,748,017	2,707,994	1,727,359

Net cash (used in) provided by investing activities	(5,130,136)	31,065,479	37,532,300

FINANCING ACTIVITIES:

Net decrease in demand deposits, NOW accounts and savings accounts	(10,954,124)	(13,488,315)	(21,108,624)
Proceeds from issuance of certificates of deposit	3,899,900	3,144,622	113,166,356
Payments for maturing certificates of deposit	(33,710,991)	(79,091,072)	(57,296,819)
Net decrease in advance payments by borrowers for taxes and insurance	(78,955)	(606,718)	(11,905)
Cash dividend paid	(904,929)	—	(1,545,465)
Decrease (increase) in FHLB Advances	36,000,000	(2,900,000)	(34,000,000)
Decrease (increase) in short term borrowings	(5,000,000)	5,000,000	—
Proceeds from exercise of stock options	196,152	98,379	358,592
Excess tax benefits from stock-based compensation	482,121	49,502	194,229

Net cash used in financing activities	(10,070,826)	(87,793,602)	(243,636)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(6,542,359)	(42,822,463)	43,614,400

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	13,770,470	56,592,933	12,978,533
CASH AND CASH EQUIVALENTS, END OF PERIOD
	$7,228,111	$13,770,470	$56,592,933
CASH PAID DURING THE PERIOD FOR:

Income taxes	$695,980	$3,201,569	$6,394,433
Interest	$14,556,748	$15,483,648	$15,459,416

Non-cash transactions:
Real estate acquired in settlement of loans	$1,418,600	$2,630,619	$1,174,110

See notes to consolidated financial statements.

THE WASHINGTON SAVINGS BANK, F.S.B., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED July 31, 2007, 2006, and 2005

1.                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation - The consolidated financial statements include The Washington Savings Bank, F.S.B. (WSB) and its wholly owned subsidiaries, WSB, Inc. and WSB Investments, Inc. (collectively referred to herein, as the “Company”). All significant intercompany balances and transactions between entities have been eliminated.

Nature of Operations - WSB is primarily engaged in the business of obtaining funds in the form of savings deposits and investing such funds in mortgage loans on residential, construction, and commercial real estate, and various types of consumer and other loans, mortgage-backed securities, and investment and money market securities. WSB grants loans throughout the Washington DC, Baltimore, Northern Virginia and surrounding metropolitan areas. Its borrowers’ ability to repay is, therefore, dependent upon the economy of that area. WSB, Inc. is primarily engaged in the business of developing single family residential lots. WSB Investments, Inc. is primarily engaged in maintaining and managing an investment portfolio.

Management Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant changes in the near-term relate to the determination of the allowance for loan losses and the valuation of real estate held for development, real estate acquired in settlement of loans and real estate held for investment.

Cash and Cash Equivalents - Cash and cash equivalents include demand deposits at other financial institutions, interest bearing deposits at other financial institutions and federal funds sold. All cash equivalents have original maturities of three months or less.

Investment Securities and Mortgage-Backed Securities - Investment Securities and Mortgage-Backed Securities are required to be segregated into the following three categories:  trading, held-to-maturity, and available-for-sale. Trading securities are purchased and held principally for the purpose of reselling them within a short period of time with unrealized gains and losses included in earnings. Debt securities classified as held-to-maturity are accounted for at amortized cost and require the Company to have both the positive intent and ability to hold those securities to maturity. Securities not classified as either trading or held-to-maturity are considered to be available-for-sale. The premium or discount associated with these securities are amortized on a level yield to the full term of the securities. Unrealized gains and losses for available-for-sale securities are excluded from earnings and reported, net of income taxes, as other comprehensive income, a separate component of stockholders’ equity, until realized. If it is determined that any unrealized losses are other than temporary, a charge to earnings is made and a new cost basis is established. Realized gains or losses on the sale of investment and mortgage-backed securities are reported in earnings and determined using the amortized cost of the specific security sold.

Restricted Stock Investments – WSB, as a member of the Federal Home Loan Bank System, is required to maintain an investment in capital stock of the Federal Home Loan Bank of Atlanta (“FHLB”) in varying amounts based on balances of outstanding home loans and on amounts borrowed from the FHLB. Because no ready market exists for this stock and it has no quoted market value, WSB’s investment in this stock is carried at cost.

Loan Origination Fees, Discounts, and Premiums on Loans - Loan origination fees and direct loan origination costs are deferred and recognized as an adjustment to yield over the lives of the related loans utilizing the interest method. The amortization of such deferred fees and costs is adjusted for the prepayment experience on a loan-by-loan basis. Commitment fees to originate or purchase loans are deferred, and if the commitment is exercised, they are recognized over the life of the loan as an adjustment of yield. If the commitment expires unexercised, commitment fees are recognized in income upon expiration of the commitment.

Loans Receivable - WSB originates mortgage, commercial and consumer loans for portfolio investment and mortgage loans for sale in the secondary market. During the period of origination, mortgage loans are designated as either held-for-sale or held-for-investment purposes. Mortgage loans held-for-sale are carried at the lower of cost or fair value, determined on an individual loan basis. There was no valuation allowance required during the three years ended July 31, 2007 on loans held-for-sale. The basis of loans sold include any deferred loan fees and costs. Loans held-for-investment are stated at their principal balance outstanding net of related deferred fees and cost. Transfers of loans held for investment to the held-for-sale portfolio are recorded at the lower of cost or market value on the transfer date with any reduction in a loan’s value reflected as a write-down of the recorded investment resulting in a new cost basis with a corresponding charge to the allowance for loan losses.

Income Recognition on Loans Receivable - Interest on loans receivable is credited to income as earned on the principal amount outstanding. For those loans that are carried on non-accrual status, interest income is recognized on the cash basis or cost recovery method. Loans are generally placed on non-accrual status when the collection of principal or interest is four payments or more past due, or earlier, if collection is deemed uncertain. Previously accrued but uncollected interest on these loans is charged against interest income. Loans may be reinstated to accrual status when such loans have been brought current, as to both principal and interest, and the borrower demonstrates the ability to pay and remain current.

Allowance for Loan Losses – The allowance for loan losses represents an amount which, in management’s judgment, reflects probable losses on existing loans and other extensions of credit that may become uncollectible as of the balance sheet date. The allowance for loan losses consists of an allocated component and a non-specific component. The components of the allowance for loan losses represent an estimation done pursuant to either Statement of Financial Accounting Standards (“SFAS”) No. 5, “Accounting for Contingencies,” or SFAS No. 114, “Accounting by Creditors for Impairment of a Loan.” The adequacy of the allowance for loan losses is determined through review and evaluation of the loan portfolio along with ongoing monthly assessments of the probable losses inherent in that portfolio, and, to a lesser extent, in unused commitments to provide financing. Loans deemed uncollectible are charged against, while recoveries are credited to, the allowance. Management adjusts the level of the allowance through the provision for loan losses, which is recorded as a current period operating expense. WSB’s methodology for assessing the appropriateness of the allowance consists of several key elements, which include the formula allowance, specific allowances and the non-specific allowance. The amount of the allowance is reviewed monthly by the Loan Committee, and reviewed and approved by the Board of Directors.

The formula allowance is calculated by applying loss factors to corresponding categories of outstanding loans. Loss factors consider WSB’s historical loss experience in the various portfolio categories over the prior twelve quarters. The use of these loss factors is intended to reduce the differences between estimated losses inherent in the portfolio and observed losses.

Specific allowances are established in cases where management has identified significant conditions or circumstances related to a loan that management believes indicate the probability that a loss has been be incurred in an amount different from the amount determined by application of the formula allowance. For other problem-graded credits, allowances are established according to the application of loan risk factors. These factors are set by management to reflect its assessment of the relative level of risk inherent in each grade.

The non-specific allowance is based upon management’s evaluation of various conditions that are not directly measured in the determination of the formula and specific allowances. Such conditions include general economic and business conditions affecting key lending areas, loan quality trends (including trends in delinquencies and nonperforming loans expected to result from existing conditions), loan volumes and concentrations, specific industry conditions within portfolio categories, recent loss experience in particular loan categories, duration of the current business cycle, bank regulatory examinations results and management’s judgment with respect to various other conditions including credit administration and management and the quality of risk identification systems. Executive management reviews these conditions monthly.

Management believes that the allowance for loan losses reflects its best estimate of the probable losses in the held-for-investment loan portfolio as of the balance sheet date. However, the determination of the allowance requires significant judgment, and estimates of probable losses inherent in the loan portfolio can vary significantly from the amounts actually observed. While management uses available information to recognize probable losses, future additions to the allowance may be necessary based on changes in the credits comprising the loan portfolio and changes in the financial condition of borrowers, such as may result from changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review WSB’s loan portfolio and allowance for loan losses. Such review may result in recognition of additions to the allowance for loan losses based on the examiners’ judgments of information available to them at the time of their examination.

Impairment of Loans - WSB considers a loan impaired when it is probable that WSB will be unable to collect all interest and principal payments as scheduled in the loan agreement in accordance with SFAS No. 114. A loan is tested for impairment once it becomes four payments past due. A loan is not considered impaired during a period of “insignificant delay” in payment if the ultimate collectibility of all amounts due is expected. WSB defines an “insignificant delay” in payment as past due less than four payments. A valuation allowance is maintained to the extent that the measure of the impaired loan is less than the recorded investment. WSB’s residential mortgage and consumer loan portfolios are collectively evaluated for impairment. The impairment of a loan is measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate, or the fair value of the collateral if repayment is expected to be provided by the collateral. Generally, WSB’s impairment on such loans is measured by reference to the fair value of the collateral. Interest income on impaired loans is recognized on the cash basis.

Real Estate Acquired in Settlement of Loans - Real estate acquired in settlement of loans is carried at the lower of WSB’s recorded investment or fair value at the date of acquisition. Write-downs to fair value at the date of acquisition are charged to the allowance for loan losses. Subsequent write downs are included in non-interest expense. Costs relating to the development and improvement of a property are capitalized, whereas those relating to holding the property are charged to expense when incurred. The real estate is carried at the lower of acquisition or fair value net of estimated costs to sell subsequent to acquisition. Operating expenses of real estate owned are reflected in other non-interest expenses.

The amounts WSB could ultimately recover from real estate acquired in settlement of loans could differ materially from the amounts used in arriving at the net carrying value of the assets because of future market factors beyond WSB’s control or changes in WSB’s strategy for recovering its investment.

Premises and Equipment - Depreciation on buildings, furniture, and equipment is computed using the straight-line method over each asset’s estimated useful life. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful life or the lease term. Such estimated useful lives are as follows:

Buildings	39 years
Improvement to buildings	5-10 years
Leasehold improvements	5-10 years
Furniture, equipment	7 years
Computer equipment	4 years
Software	3 years
Automobiles	3 years

Mortgage Banking Activities – It is the current practice of WSB to sell mortgage loans without retaining loan servicing rights (commonly referred to as “servicing released”). WSB has not purchased mortgage loans with servicing rights subsequent to 1994. Prior to 1995, WSB originated and sold some mortgage loans with servicing retained. The accounting treatment in effect at that time prohibited the capitalization of mortgage rights on internally originated loans that were subsequently sold. Accordingly, there are no capitalized mortgage servicing assets at July 31, 2007 and 2006.

Advertising Costs – WSB expenses advertising costs as they are incurred.

Income Taxes – WSB files a consolidated federal income tax return with its subsidiaries. Deferred income tax assets and liabilities are recognized for the future income tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Any deferred tax asset is reduced by the amount of any tax benefit that more likely than not will not be realized.

Earnings Per Share - Basic earnings per share (EPS) excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if options to issue common stock were exercised. Options to purchase 10,000, 0 and 0 shares of common stock were outstanding at July 31, 2007, 2006, and 2005, respectively, but were not included in the computation of diluted EPS because the options’ exercise price was greater than the average market price of the common stock for the respective twelve month period. All other options were included in the computation of diluted EPS because the options’ exercise prices were lower than the average market price of the common stock for the respective twelve month period. Average common and common equivalent shares used in the determination of earnings per share were:

	2007	2006	2005

Weighted average common shares	7,509,790	7,412,405	7,369,218

Dilutive effect of stock options	613,561	693,819	826,368

Diluted common shares	8,123,351	8,106,224	8,195,586

Reclassifications - Certain reclassifications have been made to the prior years’ consolidated financial statements to conform to the 2007 presentation.

Stock-Based Compensation - WSB has incentive compensation plans that permit the granting of incentive and non-qualified awards in the form of stock options. Generally, the terms of these plans stipulate that the exercise price of options may not be less than the fair market value of WSB’s common stock on the date the options are granted. Options predominantly vest over a two year period from the date of grant, and expire not later than ten years from date of grant.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement No. 123R, which requires stock-based compensation to be measured based on the grant-date fair value of the awards and the cost to be recognized over the period during which an employee is required to provide service in exchange for the award. WSB adopted the provisions of SFAS No. 123R as of August 1, 2005.

Prior to August 1, 2005, WSB accounted for stock-based compensation in accordance with Accounting Principles Board Opinion (APB) No. 25 “Accounting for Stock Issued to Employees” and related Interpretations. Accordingly, no compensation expense had been recognized for stock options since all options granted had an exercise price equal to the market value of the underlying stock on the grant date. SFAS No. 123R was adopted using the modified prospective transition method. Under this method, the provisions of SFAS No. 123R apply to all awards granted or modified after the date of adoption. In addition, compensation expense must be recognized for any unvested stock option awards outstanding as of the date of adoption. Prior periods have not been restated. Total pre-tax stock-based compensation of $2,344 and $11,314 and tax related benefits of $905 and $4,400 were recognized in the Statements of Earnings for the year ended July 31, 2007 and 2006.

SFAS No. 123R requires disclosure of pro forma information for periods prior to the adoption. The pro-forma information for fiscal 2005 was determined as if WSB had accounted for its employee stock options under the fair value method of Statement 123. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options’ vesting period. WSB’s pro forma information is as follows:

2005

Net income, as reported	$8,001,462
Deduct: Total stock-based compensation expense determined under the fair value method for all awards, net of related tax effects	(64,604)

Pro forma net income	$7,936,858
Net income per common share:
Basic - as reported	$1.09
Basic - pro forma	$1.08
Diluted - as reported	$0.98
Diluted - pro forma	$0.97

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model. There were 5,000 options granted during fiscal year ended July 31, 2007, 5,000 options granted in fiscal 2006 and no options granted for fiscal 2005. The 5,000 options granted in fiscal 2007 will vest 50% on the first anniversary date of grant and the remaining 50% on the second anniversary date of grant. The unrealized compensation cost related to non-vested share based compensation arrangements for the options granted in fiscal 2007 is $11,721. The 5,000 options granted in fiscal 2006 were fully vested at the time of grant. There were no unrealized compensation cost related to non-vested share based compensation arrangements as of July 31, 2006. All other grants in prior years fully vested during fiscal 2005.

The weighted average fair value of the option grant during 2007 was $14,065 on the date of the grant. The fair value of options granted were calculated using the Black-Scholes option-pricing model with the following weighted average assumptions:

	2007	2006

Dividend yield	1.78%	3.07%
Expected volatility	35%	31%
Risk free rate	4.57%	4.20%
Expected lives (in years)	5	5

New Accounting Pronouncements – In July 2006, the FASB issued FASB Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement 109, which provides guidance on the measurement, recognition, and disclosure of tax positions taken or expected to be taken in a tax return. The interpretation also provides guidance on derecognition, classification, interest and penalties, and disclosure. FIN 48 prescribes that a tax position should only be recognized if it is more-likely-than-not that the position will be sustained upon examination by the appropriate taxing authority. A tax position that meets this threshold is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The cumulative effect of applying FIN 48 is to be reported as an adjustment to the beginning balance of retained earnings in the period of adoption. FIN 48 is effective for fiscal years beginning after December 15, 2006. WSB is adopting FIN 48 in the first quarter of fiscal year 2008 and will reflect a cumulative adjustment reducing retained earnings by approximately $470,000, which management does not believe is of a material impact on its financial statements.

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements.” This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. The statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. The adoption of this interpretation is not anticipated to have a material impact on our financial condition, results of operations or liquidity.

In September 2006, the FASB ratified the consensus reached by the Emerging Issues Task Force (“EITF”) on Issue No. 06-4, Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements. EITF 06-4 requires the recognition of a liability and related compensation costs for endorsement split-dollar life insurance policies that provide a benefit to an employee that extends to postretirement periods as defined in SFAS No. 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions. The EITF reached a consensus that Bank Owned Life Insurance policies purchased for this purpose do not effectively settle the entity’s obligation to the employee in this regard and, thus, the entity must record compensation costs and a related liability. Entities should recognize the effects of applying this issue through either, (a) a change in accounting principle through a cumulative-effective adjustment to retained earnings or to other components of equity or net assets in the balance sheet as of the beginning of the year of adoption, or (b) a change in accounting principle through retrospective application to all prior periods. This issue is effective for fiscal years beginning after December 15, 2007. Management is currently evaluating the impact of adopting this issue on WSB’s financial statements.

In September 2006, the SEC’s Office of Chief Accountant and Divisions of Corporation Finance and Investment Management released Staff Accounting Bulletin (“SAB”) No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB No. 108”), that provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The SEC staff believes that registrants should quantify errors using both a balance sheet and an income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. The pronouncement is effective for fiscal years ending after November 15, 2006. The adoption of SAB No. 108 did not have a material impact on WSB’s financial position, results of operations, or cash flows.

In February 2007, the FASB issued Statement of Financial Accounting Standards (‘SFAS”) No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159). SFAS 159 allows entities the option to measure eligible financial instruments at fair value as of specified dates. Such election, which may be applied on an instrument by instrument basis, is typically irrevocable once elected. Statement 159 is effective for fiscal years beginning after November 15, 2007, and early application is allowed under certain circumstances. WSB is evaluating the impact of this new standard, but currently believes that adoption will not have a material impact on its financial positions, results of operations, or cash flows.

2.                      LOANS RECEIVABLE

Loans receivable held-for-investment consist of the following:

	July 31,
	2007	2006

FIRST MORTGAGE LOANS:
Secured by single-family residences	$75,189,328	$100,005,743
Secured by 5 or more- residential	3,711,950	6,026,632
Secured by other properties	10,789,588	14,644,079
Construction loans	34,349,396	75,914,615
Land and land development loans	25,309,524	34,923,056
Land acquisition loans	7,617,783	8,558,597

	156,967,569	240,072,722

SECOND MORTGAGE LOANS	1,831,651	2,545,180

COMMERCIAL AND OTHER LOANS:
Commercial	49,154,588	5,216,431
Loans secured by savings accounts	338,729	429,165
Consumer installment loans	130,982	120,392

	208,423,519	248,383,890

LESS:
Allowance for loan losses	(4,044,781)	(5,346,525)
Deferred loan fees	(377,027)	(591,432)

TOTAL LOANS RECEIVABLE HELD-FOR-INVESTMENT	$204,001,711	$242,445,933

WSB originates adjustable and fixed interest rate loans. The adjustable rate loans have interest rate adjustment limitations and are generally indexed to the 1- or 3-year U.S. Treasury index. Future market factors may affect the correlation of the interest rate adjustment with the rates WSB pays on the short-term deposits that have been primarily utilized to fund these loans. Adjustable interest rate loans at July 31, 2007 and 2006 were $2,059,904, and $1,109,087, respectively.

Allowance for Loan Losses - Activity in the allowance for loan losses is summarized as follows:

	Years Ended July 31,
	2007	2006	2005

BALANCE, BEGINNING OF YEAR	$5,346,525	$7,325,682	$3,503,329

(Reversal) provision charged to operations	(300,000)	200,000	5,410,000
Charge-offs	(1,054,612)	(2,455,239)	(1,600,149)
Recoveries of previously charged-off amounts	52,868	276,082	12,502

BALANCE, END OF YEAR	$4,044,781	$5,346,525	$7,325,682

Loans on which the recognition of interest has been discontinued that were not included within the scope of SFAS No. 114 amounted to approximately $7.4 million, $9.7 million and $5.7 million at July 31, 2007, 2006 and 2005, respectively. If interest income had been recognized on those loans at their stated rates during the fiscal years 2007, 2006 and 2005, interest income would have been increased by approximately $448,000, $353,000 and  $238,000, respectively. The total allowance for loan losses on these impaired loans was approximately $2.3 million, $2.1 million and $1.4 million for fiscal years 2007, 2006 and 2005, respectively.

WSB originated nonresidential real estate loans that had an outstanding balance of $10.8 million, $14.6 million and $16.1 million at July 31, 2007, 2006 and 2005, respectively. These loans are considered by management to have somewhat greater risk of collectibility due to the dependence on income production. Additionally, all of WSB’s non-residential real estate loans were collateralized by real estate (primarily warehouse and office space) in the Washington, D.C. metropolitan area.

WSB originates and participates in land and land development loans, real estate construction loans and commercial real estate, the proceeds of which are used by the borrower for acquisition, development, and construction purposes. Often the loan arrangements require WSB to provide, from the loan proceeds, amounts sufficient for payment of loan fees and anticipated costs during acquisition, development, or construction, including interest. This type of lending is considered by management to have higher risks. At July 31, 2007, 2006 and 2005, the undisbursed portion of such loans totaled $35.8 million, $30.2 million and  $83.3 million, respectively.

Loans Serviced for Others - Loans serviced for others and not reflected in the consolidated statements of financial condition are $472,000, $558,000 and $756,000 at July 31, 2007, 2006 and 2005, respectively. Servicing loans for others generally consists of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors, and foreclosure processing. As of July 31, 2007 and 2006, WSB did not have any mortgage servicing rights. Loan servicing income is recorded on the accrual basis and includes servicing fees from investors and certain charges collected from borrowers, such as late payment fees. In connection with the loans serviced for others, WSB held borrowers’ escrow balances of $11,645, $16,253, and $15,253 at July 31, 2007, 2006 and 2005, respectively.

WSB has made loans to certain of its executive officers and directors. These loans were made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the time for comparable transactions with unrelated customers. The risk of loss on these loans is considered to be no greater than for loans made to unrelated customers.

The following schedule summarizes changes in amounts of loans outstanding to executive officers and directors for the years ended July 31:

	2007	2006	2005

Balance at beginning of year	$—	$—	$—
Additions	2,820,166	—	—
Repayments	—	—	—

Balance at end of year	$2,820,166	$—	$—

3.                      MORTGAGE-BACKED SECURITIES

Mortgage-backed securities consisted of the following:

	July 31, 2007
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

AVAILABLE FOR SALE:
FHLMC pass-through certificates	$3,731,461	$—	$10,981	$3,720,480
FNMA pass-through certificates	12,284,491	—	288,879	11,995,612
Other pass-through certificates	54,556,848	217,650	141,162	54,633,336
	$70,572,800	$217,650	$441,022	$70,349,428

Weighted average interest rate	5.70%

	July 31, 2006
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

AVAILABLE FOR SALE:
FHLMC pass-through certificates	$14,420,817	$—	$104,795	$14,316,022
FNMA pass-through certificates	14,577,701	—	244,125	14,333,576
Other pass-through certificates	17,931,048	—	91,275	17,839,773
	$46,929,566	$—	$440,195	$46,489,371

Weighted average interest rate	5.40%

Gross unrealized losses and fair value by length of time that the individual available-for-sale MBS have been in a continuous unrealized loss position at July 31, 2007 are as follows:

	July 31,
	2007		2006
		Continuous		Continuous
	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses

Less than 12 months	$22,341,748	$132,624	$46,929,566	$440,195
More than 12 months	15,274,321	308,398	—	—
Total	$37,616,069	$441,022	$46,929,566	$440,195

All of our temporarily impaired MBS are defined as impaired due to declines in fair values resulting from increases in interest rates compared to the time they were purchased. None of these MBS have exhibited a decline in value due to changes in credit risk. Furthermore, we have the ability to hold these MBS for a period of time sufficient to allow for any anticipated recovery of fair value and do not expect to realize losses on any of these holdings. As such, management does not consider the impairments to be other than temporary.

4.                      INVESTMENT SECURITIES

Investment securities consist of the following:

July 31, 2007
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

AVAILABLE FOR SALE:
FHLB Agencies	$121,402,568	$3,642	$815,295	$120,590,915

July 31, 2006
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

AVAILABLE FOR SALE:
FHLB Agencies	$111,777,731	$—	$942,436	$110,835,295

The portfolio classified as “Available for Sale” is consistent with management’s assessment and intention as to the portfolio.  While WSB has the ability to hold the securities until maturity, from time to time or with changing conditions, it may be advantageous to sell certain securities either to take advantage of favorable interest rate changes or to increase liquidity.  Securities classified as “Held to Maturity” are not subject to fair value adjustment due to temporary changes in value due to interest rate; while securities classified as “Available for Sale” are subject to adjustment in carrying value through the accumulated comprehensive income line item in Stockholder’s Equity section of the Statement of Financial Condition.

There were no investment sales in fiscal 2006. However, investment proceeds were as follows as of July 31, 2007 and July 31, 2005:

	July 31, 2007
			Gross Realized
	Carrying		Gain (losses)
	Value	Proceeds	on sales

FHLB Agencies- called	$14,999,500	$15,000,000	$500
FHLB Agencies -sales	51,481,202	51,297,935	(183,267)
	$66,480,702	$66,297,935	$(182,767)

	July 31, 2005
	Carrying		Gross Realized
	Value	Proceeds	Gain on sales

Merrill Lynch Zero Coupon Bond	$1,640,002	$1,677,969	$37,967
Preferred Trusts	4,045,800	4,335,000	289,200
	$5,685,802	$6,012,969	$327,167

During fiscal year 2007, FHLB Agencies were sold and reinvested in higher yielding assets in an effort to minimize reinvestment risk while improving portfolio yield.

During the fourth quarter of fiscal year 2005, the FHLB Zero Coupon Bond and Preferred Trust were sold as a part of a plan to increase liquidity while maintaining a reduced interest rate sensitivity position.

Gross unrealized losses and fair value by length of time that the individual available-for-sale FHLB agency securities have been in a continuous unrealized loss position at July 31, 2007 are as follows:

	July 31,
	2007		2006
		Continuous		Continuous
	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses

Less than 12 months	$96,835,458	$723,251	$100,500,755	$802,859
More than 12 months	21,482,446	92,044	10,334,540	139,577
Total	$118,317,904	$815,295	$110,835,295	$942,436

All of our temporarily impaired securities are defined as impaired due to declines in fair values resulting from increases in interest rates compared to the time they were purchased.  None of these securities have exhibited a decline in value due to changes in credit risk.  Furthermore, we have the ability to hold these securities for a period of time sufficient to allow for any anticipated recovery in fair value and do not expect to realize losses on any of these holdings.  As such, management does not consider the impairments to be other than temporary.

Maturities for the investment securities are as follows:

	2007
	Amortized	Estimated
	Cost	Fair Value
Due in one year or less	$14,483,942	$14,427,252
Due after one year through five years	35,024,299	34,871,777
Due after five years through ten years	60,895,975	60,465,983
Due after ten years	10,998,352	10,825,903
Total debt securities	$121,402,568	$120,590,915

5.                      LAND HELD FOR DEVELOPMENT

WSB’s wholly owned subsidiary, WSB, Inc., purchased land in Maryland to develop into single family building lots that were offered for sale to third parties. The subsidiary also builds homes on certain lots on a contract basis. No new development occurred during fiscal 2007. During fiscal 2006, WSB, Inc. constructed and sold a house on an undeveloped lot that was purchased in fiscal 2005 for a gross profit of $144,008. During fiscal 2005, WSB, Inc. constructed and sold a house on an undeveloped lot that was purchased in fiscal 2004, for a gross profit of $135,606. Adjustments to accruals for estimated completion costs from lots previously sold in prior fiscal years resulted in additional gains of $23,482, $9,906 and $2,804 recognized during fiscal 2007, 2006 and 2005, respectively.

Projects are carried at the lower of cost or net realizable value. The ability of the subsidiary to recover the carrying value of real estate held for development is based upon future sales. The ability to affect such sales is subject to market conditions.

Gross proceeds from the sale of lots were $0, $455,683 and $455,055, for fiscal years ended July 31, 2007, 2006 and 2005, respectively. Gains of $23,482 in fiscal 2007 were for unused reserves from sales in fiscal 2006, $153,914 and $138,410 were related gains for fiscal year 2006, and 2005, respectively.

6.                      REAL ESTATE ACQUIRED IN SETTLEMENT OF LOANS

Real estate acquired in settlement of loans consists of the following:

	July 31,
	2007	2006	2005
Single family properties	$911,357	$1,650,514	$1,296,230
Land	169,600	—	—
Less: valuation allowance	(52,274)	(66,974)	—
	$1,028,683	$1,583,540	$1,296,230

Noncash transfers from loans receivable to real estate acquired in settlement of loans were $1,418,600, $2,630,619 and $1,174,110 for the years ended July 31, 2007, 2006 and 2005, respectively.

7.                      PREMISES AND EQUIPMENT

Premises and equipment consist of the following:

	July 31,
	2007	2006
Buildings	$6,664,036	$6,522,121
Land	1,038,294	1,038,294
Furniture and fixtures	2,987,483	2,930,243
Leasehold improvements	350,972	220,344
Automobiles	209,716	219,352

	11,250,501	10,930,354

Less accumulated depreciation and amortization	(5,195,488)	(4,839,929)

	$6,055,013	$6,090,425

Depreciation expense totaled $731,000, $741,000 and $664,000 for years ending July 31, 2007, 2006 and 2005, respectively. Loss on disposal of assets totaled $15,914, $70,827 and $0 for the fiscal years ending July 31, 2007, 2006 and 2005.

8.                DEPOSITS

Deposits consist of the following:

	July 31,
	2007		2006
	Amount	Weighted Average Interest Rate	Amount	Weighted Average Interest Rate
Non-interest-bearing:
Checking accounts	$6,583,054	—%	$8,046,873	—%
Interest-bearing:
NOW accounts	13,188,989	1.10	14,898,479	0.19
Savings deposits	30,805,973	2.12	38,588,151	1.25
Time Deposits	232,320,703	4.16	262,200,413	3.86
	276,315,665		315,687,043
	$282,898,719	3.70%	$323,733,916	3.29%

Time deposits at July 31, 2007 mature as follows:

		Average
	Amount	Interest Rate

Under 6 months	$48,169,435	4.43%
6 to 12 months	39,669,283	3.85
12 to 24 months	68,092,984	3.96
24 to 36 months	70,103,621	4.31
36 to 48 months	3,153,850	4.15
48 to 60 months	3,131,530	4.69
	$232,320,703	4.16%

WSB has approximately 258 time deposits with a balance in excess of $100,000 for a total of $117,648,443, compared to approximately 260 for a total of $132,065,198 at fiscal years ending July 31, 2007 and 2006, respectively. These funds were primarily used to fund WSB loan originations. Deposit amounts exceeding $100,000 are not federally insured. Of this total, approximately 25 accounts are funds received through brokers. These brokered accounts consist of individual accounts issued under master certificates in the broker’s name. These types of accounts meet the FDIC requirements and are federally insured.

The following is a summary of interest expense on deposits:

	Year Ended July 31,
	2007	2006	2005

NOW accounts	$316,437	$152,004	$265,668
Savings deposits	237,086	378,724	489,879
Time deposits	10,248,063	11,830,039	11,525,275
	$10,801,586	$12,360,767	$12,280,822

9.                          OTHER BORROWINGS

Other Borrowings are as follows:

	Year Ended July 31, 2007
	Balance	Rate	Average balance	Weighted
	at year end	at year end	for the year	average rate

FHLB-advances-fixed	$89,000,000	5.08%	$72,423,000	5.32%

	Year Ended July 31, 2006
	Balance	Rate	Average balance	Weighted
	at year end	at year end	for the year	average rate

FHLB-advances-fixed	$53,000,000	5.38%	$55,591,000	5.38%
First Tennessee Federal Funds Purchased	5,000,000	5.56%	13,700	5.56%
Total	$58,000,000		$55,604,700

The fixed rate advances mature as follows:

Year ending July 31,	Total

2008	$15,000,000
2009	5,000,000
2010	33,000,000
2011	10,000,000
2012	—
and thereafter	26,000,000
Total	$89,000,000

During fiscal 2007, WSB purchased advances of $5.0 million with a fixed rate of 5.27%, $8.5 million with a fixed rate at 5.24%, $6.0 million with a fixed rate of 5.215%, $5.0 million with a fixed rate 5.207%, $4.0 million with a fixed rate of 5.410%, $20.0 million with a 10 year/1 year with a rate of 4.467% and $6.0 million with a 10 year/l year rate of 4.14%. WSB repaid $18.5 million of FHLB advances during the fiscal year as well as the $5.0 million at 5.56% from First Tennessee Bank in the form of federal funds purchased, leaving a balance of $89.0 million in FHLB advances. WSB is required to maintain collateral against FHLB advances. This collateral consisted of a blanket lien on WSB’s 1-to-4 family residential loan portfolio, which had a balance of $54,239,314, $63,370,997 and $99,684,775 at July 31, 2007, 2006 and 2005, respectively.

During the years ended July 31, 2007 and 2006, the maximum month end balance of other borrowings was $89,000,000 and $58,000,000, respectively. WSB currently has an unused unsecured line of credit of $10.0 million with First Tennessee Bank, a $5.0 million unused secured line of credit with M & T Bank as well as a $4.0 million unused unsecured line of credit with M & T Bank.

10.             BENEFIT PLANS

Profit Sharing/401(k) Retirement Plan - Effective July 31, 2006, WSB’s Board of Directors merged the Profit Sharing Plan (“PSP”) into the Washington Savings Bank, FSB 401(k) Retirement Plan (“401(k)”), amending the 401(k) Plan to have a corporate match program of 100% of the first 3% of employee directed contributions and a 50% match up to an additional 2% of employee directed contributions. The corporate match is effective for employee contributions after September 1, 2006. The Board of Directors also resolved to do a discretionary contribution of 2% of salary up to a salary limit of $100,000 for the 401(k) Plan year end December 31, 2006. During fiscal year ending July 31, 2007 and 2006, WSB recognized expenses of $184,000 and $67,000.

Prior to the merger of PSP into the Washington Savings Bank, FSB 401(k) Retirement Plan, WSB maintained a profit-sharing plan for the benefit of substantially all of its employees. The plan provided for the payment of benefits to eligible employees or their beneficiaries upon retirement or, in some cases, upon earlier termination of employment. Employer contributions to the plan are determined each year by the Board of Directors. Due to the merger of the profit-sharing plan with an employer matched 401(k) plan there were no contributions to the profit-sharing plan fiscal year 2006 and approximately $368,997 and $399,009 for the years ended July 31, 2005 and 2004, respectively.

Stock Option Plans - WSB has five stock option plans, which reserve shares of common stock for issuance to certain key employees and non-employee directors. The combination of these plans reserves 2,310,000 shares under option, of which 1,880,125 options have been granted and 429,875 options remain available for grant. Options granted expire ten years after grant date with the exception of options granted under the Non-Employee Directors’ Plan and the 5,000 options granted to Mr. Bowman in 2005 pursuant to the terms of his employment agreement, each of which expire 5 years after the grant date. Options are exercisable at 50% one year after the date of grant and the remaining 50% two years after the date of grant. The options issued under the Non-Employee Directors’ Plan are exercisable at 25% on the first and second anniversary dates and the remaining 50% three years after the date of grant. The options issued to Mr. Bowman fully vested at grant date of September 30, 2005 and expire five years after the grant date. The exercise price of the options granted pursuant to these plans are the fair market value of the shares on the date of grant.

	2007		2006		2005
		Weighted		Weighted		Weighted
		Average		Average		Average
		Exercise		Exercise		Exercise
	Shares	Price	Shares	Price	Shares	Price

Outstanding at beginning of year	1,032,425	$2.91	1,058,550	$2.91	1,143,725	$2.92
Exercised	(207,600)	2.84	(26,250)	3.75	(52,925)	3.11
Granted	5,000	8.65	5,000	9.11	—	—
Forfeited	(2,250)	4.04	(4,875)	4.42	(32,250)	2.97

Outstanding at end of year	827,575	$2.96	1,032,425	$2.91	1,058,550	$2.91

A summary of options outstanding and exercisable at July 31, 2007 is as follows:

Options Outstanding
		Weighted Average	Options
Exercise		Remaining	Currently
Price	Shares	Life (Years.months)	Exercisable
$2.2083	9,000	2.05	9,000
$2.2083	119,000	3.03	119,000
$2.2500	205,500	2.08	205,500
$2.2917	12,000	3.04	12,000
$2.5800	52,500	3.08	52,500
$2.6667	69,000	1.09	69,000
$3.0000	9,000	1.05	9,000
$3.1667	9,000	4.03	9,000
$3.2667	119,000	4.04	119,000
$3.4667	168,000	4.06	168,000
$5.2000	33,375	5.08	33,375
$5.2920	3,200	0.08	3,200
$5.4167	9,000	0.05	9,000
$8.6500	5,000	9.09	—
$9.1100	5,000	3.10	5,000
	827,575	3.04	822,575

The weighted-average grant-date fair value of options granted during the fiscal years ending 2007 and 2006, was $2.81 per share and $2.26 per share, respectively. There were no options granted during fiscal year 2005. The total intrinsic value of options exercised during the years ended July 31, 2007, 2006 and 2005, was $1,248,369, $128,176 and  $502,923, respectively. The aggregate intrinsic value of all options outstanding and exercisable was $3,842,902 at July 31, 2007.

11.               COMMITMENTS AND CONTINGENCIES

WSB has entered into long-term operating leases for certain premises. Some of these leases require payment of real estate taxes and other related expenses, and some contain escalation clauses that provide for increased rental payments under certain circumstances. Certain leases also contain renewal options. Rental expense under leases for the years ended July 31, 2007, 2006, and 2005, was $376,984, $376,666 and $414,563,  respectively.

At July 31, 2007, the minimum rental commitment for the noncancelable leases is as follows:

Year ending July 31,	Total
2008	$341,957
2009	298,956
2010	211,595
2011	61,348
2012	—
$913,856

As of July 31, 2007, commitments totaled $45.2 million which consisted of $1.3 million in standby letter of credits, $35.8 million in unfunded commitments to extend credit under existing construction equity line and commercial lines of credit, $4.4 million in forward contracts to sell mortgage loans and $3.7 million in commitments to grant mortgage and commercial loans with interest rates ranging from 6.63% to 9.25%.

As previously disclosed, on July 29, 2005, WSB was notified of suit in John Sullivan v. The Washington Savings Bank, F.S.B., Stephen J. Troese, Randall Robey and the Office of Thrift Supervision (U.S. District Court for the District of Maryland, Case No. L05-CV2083). The complaint arose out of the termination of Mr. Sullivan’s employment by WSB, alleges a range of federal and state statutory and common law claims, and purported to claim compensatory damages in the amount of $1 million and, in connection with certain tort claims, $5 million in punitive damages, plus all costs, interests, and attorney’s fees.

On January 24, 2007, The Washington Savings Bank, F.S.B (the “Company”), along with Randy Robey, an officer of the Company, and Stephen J. Troese, a director of the Company, entered into a Settlement Agreement with John Sullivan, in full and final settlement of pending litigation and arbitration between the parties. The parties also agreed to mutually release each other against all claims. Under the terms of the monetary settlement, a payment to the plaintiff was made, which after payment from insurance on the settlement and defense cost resulted in a one time increase in expenses of $81,000. On February 4, 2007, the parties filed a stipulation of dismissal with prejudice with the U.S. District Court for the District of Maryland and a notice of settlement and dismissal with prejudice with the Judicial Arbitration and Mediation Services (JAMS).  On February 6, 2007, the U.S. District Court for the District of Maryland entered an order dismissing the federal litigation with prejudice.

On April 6, 2006, the Internal Revenue Service issued a notice attributable to the disallowance of a conservation easement charitable donation. On May 8, 2006, WSB filed a timely Protest appealing an Internal Revenue Service proposed adjustment on the valuation of the conservation easement donated to the Maryland Environmental Trust. WSB maintains that it complied with the statutory requirements of 26 U.S.C. §170(h). Based the relevant statutory provisions, regulations and case law on point, WSB believes it will be successful in establishing that it complied with and satisfied the applicable rules and regulations and therefore, is entitled to a charitable conservation easement donation. The courts have traditionally resolved valuation disputes by reaching a middle ground between the competing values as proposed by the Internal Revenue Service and the taxpayer. Therefore, at this time, we are unable to determine whether or to what extent WSB’s valuation of the conservation easement will be sustained.

12.    STOCKHOLDERS’ EQUITY AND REGULATORY MATTERS

WSB is insured by the Federal Deposit Insurance Corporation (FDIC) through its Deposit  Insurance Fund (DIF) and is regulated by the Office of Thrift Supervision (OTS). As a condition of maintaining the insurance of accounts, WSB is required to maintain certain minimum regulatory capital in accordance with a formula provided in the regulations. WSB may not pay dividends on its stock unless all such capital requirements are met. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on WSB’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, WSB must meet specific capital guidelines that involve quantitative measures of WSB’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. WSB’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require WSB to maintain minimum amounts and ratios (set forth in the table below) of tangible and core capital (as defined in the regulations) to total adjusted assets (as defined), and of total capital (as defined) to risk-weighted assets (as defined). Management believes, as of July 31, 2007, that WSB meets all capital adequacy requirements to which it is subject.

As of July 31, 2007, WSB remains well capitalized under the regulatory framework for prompt corrective action. To be categorized as “well-capitalized,” WSB must maintain minimum core, tier 1 risk-based and total risk-based ratios as set forth in the table. There are no conditions or events since that notification that  management believes have changed WSB’s category. WSB’s actual capital amounts and ratios for 2007 and 2006 are presented in the following tables:

	Actual		Required for Capital Adequacy Purposes		To Be Considered Well Capitalized Under Prompt Corrective Action
	Amount	Ratio	Amount	Ratio	Amount	Ratio
At July 31, 2007:
Tangible (to Tangible Assets)	$62,918,658	14.36%	$6,570,914	1.50%	N/A	N/A
Core (leverage) (to Adjusted Tangible Assets)	62,918,658	14.36%	17,522,437	4.00%	$21,903,046	5.00%
Tier 1 capital (to Risk Weighted Assets)	62,918,658	24.67%	N/A	N/A	15,303,940	6.00%
Total capital (to Risk Weighted Assets)	65,581,439	25.71%	20,405,253	8.00%	25,506,566	10.00%
At July 31, 2006:
Tangible (to Tangible Assets)	$60,306,878	13.54%	$6,682,590	1.50%	N/A	N/A
Core (leverage) (to Adjusted Tangible Assets)	60,306,878	13.54%	17,820,241	4.00%	$22,275,326	5.00%
Tier 1 capital (to Risk Weighted Assets)	60,306,878	21.68%	N/A	N/A	16,689,388	6.00%
Total capital (to Risk Weighted Assets)	63,783,834	22.93%	22,252,517	8.00%	27,815,646	10.00%

The following table summarizes the reconciliation of stockholders’ equity to regulatory capital.

	July 31, 2007
	Tangible	Core	Total
	Capital	Capital	Capital
Total stockholders’ equity	$62,806,666	$62,806,666	$62,806,666

Nonallowable assets:	(527,186)	(527,186)	(527,186)
Investment in subsidiary
Unrealized depreciation on available for sale securities, net of taxes	639,178	639,178	639,178
Additional item:	—	—	2,662,781
Allowance for loan losses
Total regulatory capital	$62,918,658	$62,918,658	$65,581,439

	July 31, 2006
	Tangible	Core	Total
	Capital	Capital	Capital
Total stockholders’ equity	$59,946,780	$59,946,780	$59,946,780

Nonallowable assets:	(510,203)	(510,203)	(510,203)
Investment in subsidiary
Unrealized depreciation on available for sale securities, net of taxes	870,301	870,301	870,301
Additional item:
Allowance for loan losses	—	—	3,476,956
Total regulatory capital	$60,306,878	$60,306,878	$63,783,834

At July 31, 2007 and 2006, tangible assets used in computing regulatory capital were  $438,060,918 and $445,506,517, respectively, and total risk-weighted assets used in the computation were $255,065,664 and $278,156,459, respectively.

Management believes that, under the current regulations, WSB will continue to meet its minimum capital requirements in the coming year; however, events beyond the control of WSB, such as an increase in interest rates or a downturn in the economy in areas where WSB has many of its loans could adversely affect future earnings and, consequently, the ability of WSB to meet its future minimum capital requirements.

13.               INCOME TAXES

The provision for income taxes consists of the following:

	Years Ended July 31,
	2007	2006	2005
Current taxes:
Federal	$895,306	$1,505,625	$5,342,433
State	1,931	10,864	1,103,008
	897,237	1,516,489	6,445,441
Deferred taxes (credit):
Federal	349,820	1,130,043	(1,160,361)
State	77,443	250,168	(256,880)
	427,263	1,380,211	(1,417,241)
	$1,324,500	$2,896,700	$5,028,200

The provision for income taxes differs from that computed at the statutory corporate tax rate as follows:

	Years Ended July 31,
	2007		2006		2005
		Percent of Pretax		Percent of Pretax		Percent of Pretax
	Amount	Income	Amount	Income	Amount	Income
Tax at statutory rate	$1,420,376	34.0%	$2,706,109	34.0%	$4,560,382	35.0%

Increases (decreases):
Effect of Federal incremental tax rate	—	—	—	—	(83,390)	(0.7)
State income tax net of federal income tax benefit	1,274	—	180,934	2.3	555,398	4.3
Other	(97,150)	(2.3)	9,657	0.1	(4,190)	—
	$1,324,500	31.7%	$2,896,700	36.4%	$5,028,200	38.6%

Deferred income tax assets and liabilities reflect the net tax effects of temporary differences between the financial reporting and the tax bases of assets and liabilities pursuant to SFAS No. 109.

The components of net deferred tax assets as of July 31, 2007 and 2006 are as follows:

	July 31,
	2007	2006
Deferred tax assets:
Deferred loan fees	$893,874	$1,129,935
Allowance for loan losses	1,562,094	2,064,828
Non accrual interest adjustment	184,602	132,891
Allowance for losses on real estate acquired in settlement of loans	20,362	25,865
Deferred compensation	126,235	200,667
Unrealized loss on available for sale securities	399,727	533,972
Depreciation	437,572	139,275
	3,624,466	4,227,433
Deferred tax liabilities:
Other	8,851	39,031
Deferred rental income	15,708	26,987
\	24,559	66,018

Net deferred tax assets	$3,599,907	$4,161,415

WSB’s Federal income tax returns for fiscal years 2002 and 2003 were audited by the Internal Revenue Service. On April 6, 2006, the Internal Revenue Service issued a notice attributable to the disallowance of a conservation easement charitable donation. On May 8, 2006, WSB filed a timely Protest appealing an Internal Revenue Service proposed adjustment on the valuation of the conservation easement donated to the Maryland Environmental Trust. WSB maintains that it complied with the statutory requirements of 26 U.S.C. §170(h). Based the relevant statutory provisions, regulations and case law on point, WSB believes it will be successful in establishing that it complied with and satisfied the applicable rules and regulations and therefore, is entitled to a charitable conservation easement donation. The courts have traditionally resolved valuation disputes by reaching a middle ground between the competing values as proposed by the Internal Revenue Service and the taxpayer. Therefore, at this time, we are unable to determine whether or to what extent WSB’s valuation of the conservation easement will be sustained.

14.             FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

WSB is a party to financial instruments with off-balance-sheet risk in the normal course of its business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, standby letters of credit, and financial guarantees.

These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial position. The contract or notional amounts of those instruments reflect the extent of involvement WSB has in particular classes of financial instruments.

WSB’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, standby letters of credit, and financial guarantees written is represented by the contractual notional amount of those instruments. WSB uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Unless noted otherwise, WSB does not require collateral or other security to support financial instruments with credit risk.

	July 31, 2007	July 31, 2006
	Contract or	Contract or
	Notional Amount	Notional Amount
Financial instruments whose contract amounts represent credit risk:
Commitments to grant mortgage and commercial loans	$3,706,392	$1,574,662
Unfunded commitments to extend credit under existing construction equity line and commercial lines of credit	$35,841,521	$30,164,331
Standby letters of credit and financial guarantees written	$1,336,694	$1,828,361
Financial instruments whose notional or contract amounts exceed the amount of credit risk:
Forward contracts to sell mortgage loans	$4,377,945	$8,638,971

Commitments to grant mortgage and commercial loans, which include pending applications, are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon or pending applications will be denied, the total commitment amounts do not necessarily represent future cash requirements. Historically, approximately seventy-five percent of the agreements and pending applications are drawn upon. WSB evaluates each customer’s credit-worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by WSB upon extension of credit, is based on management’s credit evaluation of the counterparty. Most equity line commitments for the unfunded portion of equity lines are for a term of 12 months and commercial lines of credit are generally renewable on an annual basis.

Standby letters of credit and financial guarantees written are conditional commitments issued by WSB to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support construction borrowing. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. WSB holds cash as collateral supporting those commitments for which collateral is deemed necessary.

Forward contracts are for delayed delivery of loans in which the purchaser/seller agrees to accept/make delivery at a future date of a specified instrument, at a specified price or yield. Risks arise from the possible inability of counterparties to meet the terms of their contracts and from movements in interest rates.

15.             FAIR VALUE OF FINANCIAL INSTRUMENTS

The following disclosures of the estimated fair value of financial instruments are made in accordance with the requirements of SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”. The estimated fair value amounts have been determined by WSB using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts WSB could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

	July 31, 2007		July 31, 2006
		Estimated		Estimated
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
	(000’s)	(000’s)	(000’s)	(000’s)

Assets:
Cash and cash equivalents	$7,228	$7,228	$13,770	$13,770
Loans receivable, net	208,380	206,569	251,085	246,469
Mortgage-backed securities:
Available for sale	70,349	70,349	46,489	46,489
Investment securities:
Available for sale	120,591	120,591	110,835	110,835
Investment in Federal Home
Loan Bank stock	4,824	4,824	3,398	3,398
Bank Owned Life Insurance	10,286	10,286	—	—

Liabilities:
Deposits:
Non-interest-bearing	6,583	6,583	8,047	8,047
Interest bearing	276,316	275,247	315,687	317,051
Other borrowings	89,000	89,978	58,000	58,571

Cash and Cash Equivalents - For cash and cash equivalents, the carrying amount is a reasonable estimate of fair value.

Loans Receivable, Net - Loans not having quoted market prices are priced using the discounted cash flow method. The discount rate used is the rate currently offered on similar products. The estimated fair value of loans held-for-sale is based on the terms of the related sale commitments.

Mortgage-Backed Securities - Fair values are based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Investment Securities - Fair values are based on quoted market prices or dealer quotes. If a quoted market price is not available, fair values are estimated using quoted market prices for similar securities.

Investment in Federal Home Loan Bank Stock - The carrying amount of Federal Home Loan Bank (FHLB) Stock is a reasonable estimate of fair value as FHLB stock does not have a readily available market and can only be sold back to the FHLB at its par value of $100 per share.

Deposits - The fair value of non-interest bearing accounts is the amount payable on demand at the reporting date. The fair value of interest-bearing deposits is determined using the discounted cash flow method. The discount rate used is the rate currently offered on similar products.

Commitments to Grant Loans and Standby Letters of Credit and Financial Guarantees Written - The majority of WSB’s commitments to grant loans and standby letters of credit and financial guarantees written carry current market interest rates if converted to loans. Because commitments to extend credit and letters of credit are generally unassignable by either WSB or the borrower, they only have value to WSB and the borrower and therefore it is impractical to assign any value to these commitments.

The fair value estimates presented herein are based on pertinent information available to management as of July 31, 2007 and 2006. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively reevaluated for purposes of these financial statements since that date and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

16.                            QUARTERLY DATA (Unaudited)

Summarized quarterly financial information is as follows (amounts in thousands except per share information):

	First	Second	Third	Fourth
Year Ended July 31, 2007:	Quarter	Quarter	Quarter	Quarter

Interest income	$7,289	$7,031	$6,811	$7,051
Interest expense	3,533	3,727	3,564	3,796
Net interest income	3,756	3,304	3,247	3,255
(Reversal) Provision for loan losses	(300)	—	—	—
Net interest income after provision for loan losses	4,055	3,304	3,247	3,256
Earnings before income taxes	1,661	604	1,038	876
Provision for income taxes	586	162	332	246
Net earnings	1,075	442	706	630
Basic earnings per common share	0.14	0.06	0.09	0.08
Diluted earnings per common share	0.13	0.05	0.09	0.08

	First	Second	Third	Fourth
Year Ended July 31, 2006:	Quarter	Quarter	Quarter	Quarter

Interest income	$9,417	$8,675	$7,909	$7,659
Interest expense	4,111	3,960	3,693	3,600
Net interest income	5,306	4,715	4,216	4,059
Provision for loan losses	200	—	—	—
Net interest income after provision for loan losses	5,106	4,715	4,216	4,059
Earnings before income taxes	2,549	2,151	1,404	1,855
Provision for income taxes	968	786	491	652
Net earnings	1,581	1,365	913	1,203
Basic earnings per common share	0.21	0.18	0.12	0.16
Diluted earnings per common share	0.19	0.17	0.11	0.15

*     *     *     *

Item 9.                                                           Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 9A.  Controls and Procedures

(a)                                  WSB’s Chief Executive Officer and Principal Financial Officer have evaluated the effectiveness of the design and operation of WSB’s disclosure controls and procedures (as defined under Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended “Exchange

Act”) as of the end of the period covered by this report. Based upon that evaluation, WSB’s Chief Executive Officer and Principal Financial Officer have concluded that WSB’s disclosure controls and procedures are adequate and effective.

(b)                                 There were no changes in WSB’s internal control over financial reporting in connection with the evaluation required by paragraph (d) of Rules 13a-15 or 15d-15 under the Exchange Act that occurred during the fourth quarter that have materially affected, or are reasonably likely to materially affect, WSB’s internal control over financial reporting.

Item 9B.  Other Information

None.

PART III

Item 10.    Directors, Executive Officers and Corporate Governance

The text and tables under “Election of Directors”, “Executive Officers of Washington Savings Bank” and “Section 16(a) Beneficial Ownership Reporting Compliance” in WSB’s 2007 Proxy Statement are incorporated herein by reference.

WSB has adopted code(s) of ethics that covers the chief executive officer, the chief financial officer, the chief accounting officer, controller, and any person serving in an equivalent position regardless of whether or not they are designated as executive officer for Regulation O purposes as well as codes of ethics for its directors and associates. WSB maintains a copy of these codes on its internet web site. The address of WSB’s internet website is www.twsb.com. If WSB makes any substantive amendments to its codes of ethics or grants any waiver from a provision of these codes, WSB will disclose the nature of such amendment or waiver on WSB’s website or in a report on Form 8-K.

WSB has a separately designated audit committee. The members of WSB’s audit committee are Messrs. Sullivan (Chairman), Conover and Lodge.

WSB is required to disclose whether it has an “audit committee financial expert,” as defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, serving on its audit committee. WSB’s Board of Directors has not yet identified an appropriate director nominee who is willing to serve as the audit committee financial expert. Each of the members of the Audit Committee currently meets the independence and experience requirements of the NASDAQ listing standards and WSB’s Audit Committee charter. To the extent that the Audit Committee determines its needs additional financial expertise pending nomination of an audit committee financial expert, it intends to seek the assistance of a consultant with appropriate experience. During fiscal 2007, WSB has elected to utilize outside expertise of loan review contractors, compliance consultants and internal audit contractors to advise and report to the Committee.

Item 11.                                                    Executive Compensation

The text and tables under “Executive Compensation” and “Compensation of Directors” in WSB’s 2007 Proxy Statement are incorporated herein by reference.

Item 12.                                                    Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

(a)                                  The stock ownership information contained in the text and tables under “Securities Beneficially Owned” in WSB’s 2007 Proxy Statement is incorporated herein by reference.

(b)                                 WSB knows of no arrangements the operation of which may at a subsequent date result in a change of control of WSB.

(c)                                  See “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchase of Equity Securities -Equity Compensation Plan Information.” in Part II Item 5 of this report.

Item 13.                                                    Certain Relationships and Related Transactions, and Director Independence

The text under “Corporate Governance – Meetings of the Board of Directors; Independence of the Board of Directors” and “Executive Compensation — Certain Transactions with Related Parties” and “— Policies and Procedure Regarding Transactions with Related Persons” in WSB’s 2007 Proxy Statement is incorporated herein by reference.

Item 14.                                                    Principal Accounting Fees and Services

The text under “Independent Registered Public Accounting Firm” and the Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services of Independent Registered Public Accounting Firm in WSB’s 2007 Proxy Statement is incorporated herein by reference.

PART IV

Item 15.                                                    Exhibits and Financial Statement Schedules

(a)(1)                    The following consolidated financial statements of WSB and its subsidiaries are included in Item 8:

Report of Independent Registered Public Accounting Firm

Consolidated Statements of Financial Condition—as of July 31, 2007 and 2006

Consolidated Statements of Earnings—Years ended July 31, 2007, 2006 and 2005

Consolidated Statements of Changes in Stockholders’ Equity—Years ended July 31, 2007, 2006 and 2005

Consolidated Statements of Cash Flows—Years ended July 31, 2007, 2006 and 2005

Notes to Consolidated Financial Statements

(a)(2)                    Financial statements schedules—none applicable or required

(a)(3)                    The following is an index of the exhibits included in this report:

Exhibit No.	Item

2.1	-	Plan of Merger and Reorganization by and among The Washington Savings Bank, F.S.B., Washington Interim Savings Bank and WSB Holdings, Inc. (filed herewith).

3.1	-	Amended and Restated Federal Stock Charter of WSB. (Incorporated by reference from WSB’s Quarterly Report on Form 10-Q for the quarter ended January 31, 1997).

3.2	-	Amended and Restated By-Laws of WSB. (Incorporated by reference from WSB’s Form 8-K as filed on February 22, 2005).

3.3	-	Certificate of Amendment to Federal Stock Charter of WSB. (Incorporated by reference from WSB’s Definitive Proxy Statement filing for the year ended July 31, 2001, as filed on October 22, 2001).

10.1	-	Stock Option Plan for Non-Employee Directors of WSB. (Incorporated by reference from WSB’s Definitive Proxy Statement filing for the year ended July 31, 1995, as filed on October 24, 1995) †.

10.2	-	1997 Omnibus Stock Plan of WSB. (Incorporated by reference from WSB’s Definitive Proxy Statement filing for the year ended July 31, 1997, as filed on October 22, 1997) †.

10.3	-	1999 Stock Option and Incentive Plan. (Incorporated by reference from WSB’s Definitive Proxy Statement filing for the year ended July 31, 1999, as filed on October 20, 1999) †.

10.4	-	2001 Stock Option and Incentive Plan. (Incorporated by reference from WSB’s Definitive Proxy Statement filing for the year ended July 31, 2001, as filed on October 29, 2001).

10.5	-	Form of Stock Award Agreement for executive officers pursuant to 2001 Stock Option and Incentive Plan. (Incorporated by reference from WSB’s Current Report on Form 8-K, as filed on March 25, 2005) †.

10.6	-

Employment Agreement dated March 21, 2005 by and among The Washington Savings Bank, F.S.B. and Phillip C. Bowman. (Incorporated by reference from WSB’s Current Report on Form 8-K, as filed on March 25, 2005) †.

10.7	-

Letter Agreement dated March 25, 2005 by and between The Washington Savings Bank, F.S.B. and Mr. John F. Motzer. (Incorporated by reference from WSB’s Current Report on Form 8-K, as filed on March 25, 2005). †

21	-	Subsidiaries of WSB. (Incorporated by reference from Form OC of WSB, dated April 21, 1988 and FDIC letter dated December 17, 1999).

23	-	Consent of Independent Registered Public Accounting Firm (filed herewith).

31.1	-	Rule 13a-14(a)/15d – 14(a) Certifications of CEO (filed herewith).

31.2	-	Rule 13a-14(a)/15d –14(a) Certifications of Principal Financial Officer (filed herewith).

32.1	-	Section 1350 Certifications (furnished herewith).

*The registrant will furnish to each beneficial holder requesting the same a copy of each exhibit referred to above upon the payment of a reasonable fee limited to WSB’s reasonable expenses in furnishing such exhibits. Such request should be directed to the Assistant Secretary at WSB’s principal executive offices.

†Management compensatory arrangement required to be filed as an exhibit to this report.

(b)	See exhibits under (a)(2) above.

(c)	None applicable.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE WASHINGTON SAVINGS BANK, F.S.B.
(Registrant)

October 22, 2007	By:	/s/ Phillip C. Bowman
Phillip C. Bowman
Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacity and on the dates indicated.

Principal Executive Officer:

October 22, 2007	By:	/s/ Phillip C. Bowman
Phillip C. Bowman
Chief Executive Officer

Principal Financial and Accounting Officer:

October 22, 2007	By:	/s/Randall M. Robey
Randall M. Robey
Sr.Vice President/
Chief FinancialOfficer

October 22, 2007	/s/ Phillip C. Bowman
Phillip C. Bowman

October 22, 2007	/s/ George Q. Conover
George Q. Conover

October 22, 2007	/s/ William J. Harnett
William J. Harnett

October 22, 2007	/s/ Kevin P. Huffman
Kevin P. Huffman

October 22, 2007	/s/ Eric S. Lodge
Eric S. Lodge

October 22, 2007	/s/ Michael J. Sullivan
Michael J. Sullivan

October 22, 2007	/s/ Stephen J. Troese
Stephen J. Troese

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated October 13, 2007 regarding the consolidated statements of financial condition of The Washington Savings Bank, F.S.B. as of July 31, 2007 and 2006, and the related consolidated statements of earnings, changes in stockholders’ equity, and cash flows for the three years ended July 31, 2007 in the Annual Report on Form 10-K.

/s/Stegman & Company

Baltimore, Maryland

October 19, 2007

Suite 100, 405 East Joppa Road  Baltimore, Maryland 21286 • +10-823-8000 • 1-800-686-3883 • Fax: 410-296-1815 • www.stegman.com

Member

EXHIBIT 31.1

RULE 13a-14(a)/15d – 14(a)

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER

I, Phillip C. Bowman, the Chief Executive Officer of The Washington Savings Bank, F.S.B., certify that:

1.                                      I have reviewed this annual report on Form 10-K of The Washington Savings Bank, F.S.B.;

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.                                      Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.                                     The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.                                      The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) all significant deficiencies and material weaknesses in the design or operation of internal   control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: October 22, 2007	By:	/s/ Phillip C. Bowman
Phillip C. Bowman
Chief Executive Officer

EXHIBIT 31.2

RULE 13a-14(a)/15d – 14(a)

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Randall M. Robey, the Sr. Vice President and Chief Financial Officer of The Washington Savings Bank, F.S.B., certify that:

1.                            I have reviewed this annual report on Form 10-K of The Washington Savings Bank, F.S.B.;

2.                            Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.                            Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.                            The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.                            The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: October 22, 2007	By:	/s/ Randall M. Robey
Randall M. Robey
Sr. Vice President and Chief Financial Officer

EXHIBIT 32.1

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer and the Principal Financial Officer of The Washington Savings Bank, F.S.B. (the “Company”), each hereby certifies that, to his knowledge, on the date hereof:

(a)                                  the Annual Report on Form 10-K of the Company for the fiscal year ended July 31, 2007 filed on the date hereof with the Office of Thrift Supervision (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)                                 information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Phillip C. Bowman
Phillip C. Bowman
Chief Executive Officer
October 22, 2007

By:	/s/ Randall M. Robey
Randall M. Robey
Sr. Vice President/Chief Financial Officer
October 22, 2007

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Office of Thrift Supervision or its staff upon request.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Reference is made to the provisions of Article 6 of WSB Holdings, Inc.’s Bylaws.

WSB Holdings, Inc. is a Delaware corporation subject to the applicable indemnification provisions of the General Corporation Law of the State of Delaware (the “Delaware Corporation Law”). Section 145 of the Delaware Corporation Law provides for the indemnification, under certain circumstances, of persons who are or were directors, officers, employees or agents of WSB Holdings, Inc., or are or were serving at the request of WSB Holdings, Inc. in such a capacity with another business organization or entity, against expenses, judgments, fines and amounts paid in settlement in actions, suits or proceedings, whether civil, criminal, administrative, or investigative, brought or threatened against or involving such persons because of such person’s service in any such capacity. In the case of actions brought by or in the right of WSB Holdings, Inc. Section 145 provides for indemnification only of expenses, and only upon a determination by the Court of Chancery or the court in which such action or suit was brought that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.

The foregoing indemnity and insurance provisions have the effect of reducing directors’ and officers’ exposure to personal liability for actions taken in connection with their respective positions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of WSB Holdings, Inc. pursuant to the foregoing provisions, or otherwise, WSB Holdings, Inc. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 21.    Exhibits and Financial Statement Schedules.

(a)                                  Exhibits.

Exhibit No.	Item
2.1	Plan of Merger and Reorganization by and among The Washington Savings Bank, Washington Interim Savings Bank and WSB Holdings, Inc. dated September 25, 2007 *

3.1	Amended and Restated Certificate of Incorporation of WSB Holdings, Inc.

3.2	Amended and Restated Bylaws of WSB Holdings, Inc.

4.0	Specimen Stock Certificate of WSB Holdings, Inc. *

5.1	Opinion of Hogan & Hartson LLP as to the validity of the securities registered hereunder, including the consent of that firm *

8.0	Opinion of Hogan & Hartson, LLP, as to certain tax matters, including the consent of that firm *

10.1	Stock Option Plan for Non-Employee Directors of Washington Savings Bank *

10.2	1997 Omnibus Stock Option Plan of Washington Savings Bank *

10.3	1999 Stock Option and Incentive Plan *

10.4	2001 Stock Option and Incentive Plan *

10.5	Form of Stock Award Agreement for executive officers pursuant to 1997 Omnibus Stock Option Plan *

10.6	Employment Agreement dated March 21, 2005 by and among Washington Savings Bank and Phillip C. Bowman *

10.7	Form of Stock Award Agreement for executive officers pursuant to 1999 Stock Option and Incentive Plan *

10.8	Form of Stock Award Agreement for executive officers pursuant to 2001 Stock Option and Incentive Plan *

23.1	Consent of Hogan & Hartson LLP (included as part of Exhibit 5.1) *

23.2	Consent of Hogan & Hartson LLP (included as part of Exhibit 8.0) *

23.3	Consent of Stegman & Company *

24.0	Powers of Attorney (included on signature page) *

99.0	Form of Washington Savings Bank proxy card *

*                           Previously Filed.

(b)                    Not required.

(c)                    Not applicable.

Item 22.    Undertakings.

(a)                                  The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d)                                 The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)                                  The undertaking concerning indemnification is included as part of the response to Item 20.

(f)                                    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)                                 The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bowie, State of Maryland, on October 26, 2007.

WSB HOLDINGS, INC.

By:	/s/ Phillip C. Bowman
Phillip C. Bowman
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 26, 2007.

Name:	Title:

/s/ Phillip C. Bowman	Chief Executive Officer and Director
Phillip C. Bowman	(Principal Executive Officer)

/s/ Randall M. Robey	Senior Vice President and Chief Financial Officer
Randall M. Robey	(Principal Financial and Accounting Officer)

/s/ Kevin P. Huffman	President, Chief Operating Officer and Director
Kevin P. Huffman

*	Director
George Q. Conover

*	Director
William J. Harnett

*	Director
Eric S. Lodge

*	Director
Michael J. Sullivan

*	Director
Stephen J. Troese

*	/s/ Phillip C. Bowman
Phillip C. Bowman
Attorney-in-Fact

Exhibit Index

(a)                                  Exhibits.

Exhibit No.	Item
2.1	Plan of Merger and Reorganization by and among The Washington Savings Bank, Washington Interim Savings Bank and WSB Holdings, Inc. dated September 25, 2007 *

3.1	Amended and Restated Certificate of Incorporation of WSB Holdings, Inc.

3.2	Amended and Restated Bylaws of WSB Holdings, Inc.

4.0	Specimen Stock Certificate of WSB Holdings, Inc. *

5.1	Opinion of Hogan & Hartson LLP as to the validity of the securities registered hereunder, including the consent of that firm *

8.0	Opinion of Hogan & Hartson LLP, as to certain tax matters, including the consent of that firm *

10.1	Stock Option Plan for Non-Employee Directors of Washington Savings Bank *

10.2	1997 Omnibus Stock Option Plan of Washington Savings Bank *

10.3	1999 Stock Option and Incentive Plan *

10.4	2001 Stock Option and Incentive Plan *

10.5	Form of Stock Award Agreement for executive officers pursuant to 1997 Omnibus Stock Option Plan *

10.6	Employment Agreement dated March 21, 2005 by and among Washington Savings Bank and Phillip C. Bowman *

10.7	Form of Stock Award Agreement for executive officers pursuant to 1999 Stock Option and Incentive Plan *

10.8	Form of Stock Award Agreement for executive officers pursuant to 2001 Stock Option and Incentive Plan *

23.1	Consent of Hogan & Hartson LLP (included as part of Exhibit 5.1) *

23.2	Consent of Hogan & Hartson LLP (included as part of Exhibit 8.0) *

23.3	Consent of Stegman & Company *

24.0	Powers of Attorney (included on signature page) *

99.0	Form of Washington Savings Bank proxy card *

*                            Previously Filed.